                                                                     EXHIBIT 2.4
                                                                  EXECUTION COPY





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                              AMENDED AND RESTATED

                            STOCK PURCHASE AGREEMENT

                                  BY AND AMONG

                             NEWELL RUBBERMAID INC.,

                         NEWELL HOLDINGS DELAWARE, INC.
                       (F/K/A ANCHOR HOCKING CORPORATION),

                               ANCHOR HOCKING INC.
                         (F/K/A MENAGERIE CORPORATION),

                            NEWELL OPERATING COMPANY

                                       AND

                                   LIBBEY INC.



                          DATED AS OF JANUARY 21, 2002


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                                      E-1
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                                TABLE OF CONTENTS

                                                                                                                PAGE


Article I. PURCHASE AND SALE......................................................................................9

         Section 1.1       Purchase and Sale of Shares............................................................9
         Section 1.2       Closing Payment........................................................................9
         Section 1.3       Estimated Closing Balance Sheet........................................................9
         Section 1.4       Post-Closing Adjustments..............................................................10
         Section 1.5       Closing...............................................................................13
         Section 1.6       Closing Deliveries by Seller..........................................................14
         Section 1.7       Closing Deliveries by Purchaser.......................................................15

Article II. REPRESENTATIONS AND WARRANTIES OF SELLER AND PARENT..................................................15

         Section 2.1       Organization..........................................................................15
         Section 2.2       Authority; Enforceability.............................................................16
         Section 2.3       Non-Contravention.....................................................................16
         Section 2.4       Governmental Consents.................................................................17
         Section 2.5       Capital Stock of Newco and AHCGC......................................................17
         Section 2.6       Subsidiaries..........................................................................17
         Section 2.7       Financial Information.................................................................17
         Section 2.8       No Undisclosed Liabilities............................................................20
         Section 2.9       Absence of Certain Changes or Events..................................................20
         Section 2.10      Contracts.............................................................................20
         Section 2.11      Compliance with Law...................................................................22
         Section 2.12      Permits...............................................................................22
         Section 2.13      Litigation............................................................................23
         Section 2.14      Employee Benefits.....................................................................23
         Section 2.15      Properties............................................................................25
         Section 2.16      Intellectual Property.................................................................27
         Section 2.17      Environmental Matters.................................................................29
         Section 2.18      Intercompany Contracts, Transactions and Services; Outside Assets; Shared
                           Assets................................................................................31
         Section 2.19      Taxes.................................................................................32
         Section 2.20      Newco's Operations....................................................................33
         Section 2.21      Brokers...............................................................................33
         Section 2.22      Title to Assets.......................................................................33
         Section 2.23      Tangible Assets.......................................................................34
         Section 2.24      Solvency of Seller....................................................................34
         Section 2.25      Accounts Receivable...................................................................34
         Section 2.26      Insider Interests.....................................................................35
         Section 2.27      Investments...........................................................................35
         Section 2.28      Labor and Employees...................................................................35


                                      E-2
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
Article III. REPRESENTATIONS AND WARRANTIES OF PURCHASER.........................................................36

         Section 3.1       Organization..........................................................................36
         Section 3.2       Authority; Enforceability.............................................................36
         Section 3.3       Non-Contravention.....................................................................36
         Section 3.4       Governmental Consents.................................................................36
         Section 3.5       Purchase for Investment...............................................................37
         Section 3.6       Financial Capability..................................................................37
         Section 3.7       Brokers...............................................................................37

Article IV. ADDITIONAL AGREEMENTS................................................................................37

         Section 4.1       Conduct of Business Prior to the Closing..............................................37
         Section 4.2       Access to Information.................................................................40
         Section 4.3       Further Assurances; Monthly Meetings..................................................43
         Section 4.4       Hart-Scott-Rodino Act Filings, Cooperation, Control...................................43
         Section 4.5       Notice of Development.................................................................45
         Section 4.6       Insurance; Risk of Loss...............................................................46
         Section 4.7       Surveys...............................................................................47
         Section 4.8       Corporate Names.......................................................................47
         Section 4.9       Domain Names/Internet Sites...........................................................48
         Section 4.10      Intercompany Accounts, Agreements and Transactions....................................48
         Section 4.11      Resignations..........................................................................49
         Section 4.12      Books and Records.....................................................................49
         Section 4.13      Labor Negotiations....................................................................49
         Section 4.14      Covenant Not to Compete...............................................................50
         Section 4.15      No Solicitation.......................................................................53
         Section 4.16      Asset Transfer Transactions...........................................................53
         Section 4.17      Canadian Asset Acquisition............................................................57
         Section 4.18      Financial Statements..................................................................57
         Section 4.19      Auditors Consent and Cooperation......................................................60
         Section 4.20      Financing.............................................................................61
         Section 4.21      Consents, Notices and Approvals Generally.............................................61
         Section 4.22      Company Expenses......................................................................63
         Section 4.23      Release...............................................................................63
         Section 4.24      Confidentiality.......................................................................63
         Section 4.25      Release of Liens......................................................................64
         Section 4.26      1995 Restructuring....................................................................65
         Section 4.27      Capital Expenditures in 2002..........................................................65
         Section 4.28      Release of Guarantors.................................................................65
         Section 4.29      Pre-Closing Disclosures...............................................................65
         Section 4.30      Material Contracts Prior To Closing...................................................66
         Section 4.31      Kitchen Essentials Trademark License..................................................66
         Section 4.32      Purchase Orders.......................................................................66
         Section 4.33      Foodservice Business..................................................................67
         Section 4.34      Non-Solicitation of Foodservice Employees.............................................69
         Section 4.35      Repair of Monaca Furnace..............................................................69


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
         Section 4.36      Transfer of Salaried Employees........................................................70
         Section 4.37      Foodservice Business Transition.......................................................70

Article V. EMPLOYEE MATTERS......................................................................................72

         Section 5.1       Company Benefit Plans.................................................................72
         Section 5.2       Defined Benefit Plans.................................................................72
         Section 5.3       Defined Contribution Plans............................................................75
         Section 5.4       Retiree Health........................................................................75
         Section 5.5       Welfare Plans.........................................................................76
         Section 5.6       Compensation and Bonus Plans..........................................................76
         Section 5.7       Purchaser's Plans.....................................................................77
         Section 5.8       Severance.............................................................................77
         Section 5.9       Cooperation...........................................................................77
         Section 5.10      Salaried and Transition Employees.....................................................77
         Section 5.11      No Third Party Beneficiaries..........................................................79

Article VI. TAX MATTERS..........................................................................................79

         Section 6.1       Section 338(h)(10) Election...........................................................79
         Section 6.2       Preparation of Tax Returns and Filings................................................80
         Section 6.3       Filing of Amended Tax Returns.........................................................81
         Section 6.4       Tax Refunds...........................................................................81
         Section 6.5       Carrybacks............................................................................82
         Section 6.6       Cooperation in Tax Matters............................................................82
         Section 6.7       Transfer Taxes........................................................................82
         Section 6.8       Treatment of Indemnification Payments.................................................83

Article VII. CONDITIONS TO CLOSING...............................................................................83

         Section 7.1       Conditions to Obligations of Seller...................................................83
         Section 7.2       Conditions to Obligations of Purchaser................................................84

Article VIII. INDEMNIFICATION....................................................................................86

         Section 8.1       Survival..............................................................................86
         Section 8.2       Indemnification other than for Tax Matters............................................86
         Section 8.3       Limits on Indemnification.............................................................94
         Section 8.4       Tax Indemnification...................................................................95
         Section 8.5       Exclusivity of Indemnification Remedy.................................................98

Article IX. TERMINATION AND WAIVER...............................................................................98

         Section 9.1       Termination...........................................................................98
         Section 9.2       Effect of Termination................................................................100


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
Article X. DEFINITIONS..........................................................................................100

         Section 10.1      Certain Defined Terms................................................................100
         Section 10.2      Other Defined Terms..................................................................110
         Section 10.3      Other Interpretive Provisions........................................................114

Article XI. GENERAL PROVISIONS..................................................................................114

         Section 11.1      Expenses.............................................................................114
         Section 11.2      Notices..............................................................................115
         Section 11.3      Public Announcements.................................................................116
         Section 11.4      Headings; Table of Contents..........................................................116
         Section 11.5      Severability.........................................................................116
         Section 11.6      Entire Agreement.....................................................................116
         Section 11.7      Assignment...........................................................................117
         Section 11.8      No Third Party Beneficiaries.........................................................117
         Section 11.9      Amendment............................................................................117
         Section 11.10     Waiver...............................................................................117
         Section 11.11     Governing Law; Jurisdiction..........................................................117
         Section 11.12     Waiver of Jury Trial.................................................................118
         Section 11.13     Disclosure Schedule..................................................................118
         Section 11.14     Specific Performance.................................................................118
         Section 11.15     Counterparts.........................................................................119
         Section 11.16     Currency.............................................................................119
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                                    SCHEDULES
                                    ---------


Schedule                            Title
--------                            -----

SCHEDULE 1.3(b)                     Net Working Capital Schedule (Target Net
                                    Working Capital Amounts)

SCHEDULE 3.3                        Non-Contravention

SCHEDULE 3.4                        Governmental Consents

SCHEDULE 7.2(c)(ii)                 Required Consents


                                      E-6
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                                    EXHIBITS
                                    --------

EXHIBIT              TITLE
-------              -----

EXHIBIT 3.6          Commitment

EXHIBIT 4.14(b)      Post-Closing Exempt Employees List

EXHIBIT 4.14(d)(i)   Non-Competition Matters

EXHIBIT 4.14(e)      Map of the Western Hemisphere

EXHIBIT 4.15(b)      Pre-Closing Exempt Employees List

EXHIBIT 4.18(f)      Form of Special Procedures Report

EXHIBIT 4.32         Specified Purchaser Order Terms

EXHIBIT 4.33(a)(i)   Certain Specified Foodservice IP Assets

EXHIBIT 4.33(a)(ii)  Certain Specified Foodservice IP Assets

EXHIBIT 4.33(a)(iii) Foodservice Contracts

EXHIBIT 4.33(a)(iv)  Foodservice Molds

EXHIBIT 4.33(a)(v)   Foodservice Employees

EXHIBIT 4.37(a)      Minimum Inventory Amounts

EXHIBIT 7.1(f)       Form of Opinion of Latham & Watkins

EXHIBIT 7.2(h)       Form of Opinion of Schiff Hardin & Waite

EXHIBIT 10.1-FI-1    List and Procedures Regarding Certain Foodservice Inventory

EXHIBIT 10.1-FI-2    List and Procedures Regarding Certain Foodservice Inventory
                     Sourced from Third-Party Manufactures

EXHIBIT 10.1-K       Knowledge List

EXHIBIT 10.1-L       License Agreement

EXHIBIT 10.1-M       Mold Equipment

EXHIBIT 10.1-T       Transition Services Agreement


                                      E-7

                  AMENDED AND RESTATED STOCK PURCHASE AGREEMENT dated as of January 21, 2002 is by and among Newell Holdings Delaware (f/k/a Anchor Hocking Corporation), a Delaware corporation ("SELLER"), Newell Rubbermaid Inc., a Delaware corporation ("PARENT"), Newell Operating Company, a Delaware corporation ("OPERATING COMPANY"), Anchor Hocking Inc. (f/k/a Menagerie Corporation), a Delaware corporation ("NEWCO", together with Seller and AHCGC, collectively the "COMPANIES" and each individually a "COMPANY") and Libbey Inc., a Delaware corporation ("Purchaser").


                                   WITNESSETH:

                  WHEREAS, Seller owns all outstanding shares of capital stock of Newco (the "SHARES") and all of the outstanding shares of capital stock of AHCGC;

                  WHEREAS, on or prior to the Closing and in accordance with the terms and conditions of this Agreement, (i) Seller shall, and Parent shall cause Seller to convey to Newco and Newco shall accept all right, title and interest in and to the Seller Assets (including all of the issued and outstanding capital stock of AHCGC) and Newco shall assume the Assumed Seller Liabilities and (ii) Seller shall and Parent and Seller shall cause their Affiliates to convey to Newco or AHCGC, as designated by Purchaser, all right, title and interest in and to the Outside Assets (together with the transactions described in SECTION 4.16 of this Agreement, the "ASSET TRANSFER TRANSACTIONS");

                  WHEREAS, on or prior to the Closing and in accordance with the terms and conditions of this Agreement, Seller shall complete the transfer and conveyance of all rights, title and interest in the assets that were to be transferred to AHCGC in the 1995 Restructuring Transaction (together with the transactions described in SECTION 4.26 of this Agreement, the "ASSET DROP-DOWN TRANSFERS" and with the Asset Transfer Transactions (the "INITIAL TRANSFERS");

                  WHEREAS, the parties desire for Parent or its Affiliates to retain and not sell the Companies' Foodservice Business and to continue to conduct the Foodservice Business (the "RETENTION");

                  WHEREAS, it is the intent of the parties that Purchaser and its Affiliates will continue following the consummation of the transactions contemplated by this Agreement to Participate in the design, development, manufacture, distribution, sale and marketing of glass products in all channels, including the Foodservice Channel;

                  WHEREAS, on the Closing, Seller desires to sell and Purchaser desires to purchase, the Shares, upon the terms and subject to the conditions set forth in this Agreement (the "SHARE PURCHASE");

                  WHEREAS, concurrently with the execution and delivery of this Agreement, Newell Industries Canada Inc., an Ontario corporation ("CANADIAN SELLER"), Purchaser and Parent have entered into the Canadian Purchase Agreement with the Canadian Purchaser pursuant to which all right, title and interest in and to the Canadian Assets and the Canadian Liabilities will be transferred to the Canadian Purchaser (the "CANADIAN ASSET Acquisition"); and

                  WHEREAS, the parties desire to amend and restate their Stock Purchase Agreement dated as of June 17, 2001 (the "ORIGINAL PURCHASE AGREEMENT") as hereinafter set forth to give effect to the Retention and certain other agreements and understandings of the parties.

                  NOW, THEREFORE, in consideration of the respective representations, warranties, covenants, agreements and premises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto mutually agree to amend and restate in its entirety the Original Purchase Agreement as follows:

                                   ARTICLE I.
                                PURCHASE AND SALE

         SECTION 1.1 PURCHASE AND SALE OF SHARES.

         (a) Upon the terms and subject to the conditions of this Agreement, at the Closing, Parent shall cause Seller to and Seller shall sell, transfer, convey, assign and deliver to Purchaser, free and clear of any Encumbrance and Purchaser shall purchase, acquire and accept from Seller, all of Seller's right, title and interest in and to all of the Shares.

         (b) Upon the terms and subject to the conditions of this Agreement, in consideration for the transfer of all of the Shares, Purchaser shall, on the Closing Date, pay to Seller the Closing Payment pursuant to SECTION 1.2 hereof, as adjusted pursuant to SECTION 1.3 hereof.

         SECTION 1.2 CLOSING PAYMENT. On the Closing Date, Purchaser shall pay to Seller an aggregate amount of Two Hundred and Seventy Five Million and Five Hundred Thousand Dollars (USD 275,500,000.00) in cash LESS the Estimated Working Capital Adjustment Amount, if any (the "CLOSING PAYMENT") (together with the Canadian Purchase Price (as defined in the Canadian Purchase Agreement) and as finally adjusted pursuant to SECTION 1.4 and SECTION 5.2, the "PURCHASE PRICE"). Purchaser shall deliver the Closing Payment to Seller by wire transfer of immediately available funds to Seller Bank Account.

         SECTION 1.3 ESTIMATED CLOSING BALANCE SHEET. At least five (5) Business Days prior to the Closing Date Seller shall:

         (a) Prepare the Estimated Closing Date Balance Sheet and deliver it to Purchaser.

         (b) Prepare and deliver to Purchaser a written estimate, based on the Estimated Closing Date Balance Sheet, of the Net Working Capital of the New Group as of the Closing Date (the "ESTIMATED CLOSING NET WORKING CAPITAL"). If the Target Net Working Capital exceeds the Estimated Closing Net Working Capital, such difference shall be the "ESTIMATED WORKING CAPITAL ADJUSTMENT AMOUNT" (which shall otherwise be zero). "NET WORKING CAPITAL" shall have the meaning set forth and be determined pursuant to the methodologies set forth on
SCHEDULE 1.3(b) of this Agreement.

         (c) The Estimated Closing Date Balance Sheet and the calculations made pursuant to SECTION 1.3 (b) above shall be certified to Purchaser by the Chief Financial Officer of Parent as having been prepared in good faith.

         SECTION 1.4 POST-CLOSING ADJUSTMENTS.

         (a) CLOSING DATE BALANCE SHEET. Within sixty (60) days following the Closing Date, Purchaser shall, solely for the purpose of this Agreement, (i) prepare or cause to be prepared and delivered to Seller an unaudited consolidated balance sheet of the New Group as of the Closing Date in accordance with GAAP consistent with the accounting principles and practices applied in preparation of the 2000 Audited Financial Statements (the "CLOSING DATE BALANCE SHEET") and (ii) prepare or cause to be prepared from the Closing Date Balance Sheet a Schedule of Net Working Capital of the New Group as of the Closing Date (the "CLOSING NET WORKING CAPITAL") prepared in accordance with SCHEDULE 1.3(b) and (iii) shall cause a copy of the Schedule of Net Working Capital to be delivered to Seller together with a report thereon of Purchaser's accountants stating that the Closing Net Working Capital was determined in accordance with the methodologies set forth on SCHEDULE 1.3(b) hereof.

         (b) STATEMENT OF OBJECTIONS. Unless Seller provides written notice to Purchaser setting forth in reasonable detail its good faith objection to any portion of the Closing Date Balance Sheet relating to the calculation of the Closing Net Working Capital on the basis that such portion shall not have been prepared in accordance with GAAP consistent with the accounting principles and practices applied in preparation of the 2000 Audited Financial Statements and/or that the Closing Net Working Capital was not calculated in accordance with the methodologies set forth on SCHEDULE 1.3(b) of this Agreement (the "STATEMENT OF OBJECTIONS") prior to the close of business on the forty-fifth (45th) day following the receipt by Seller of the Closing Date Balance Sheet from Purchaser (the "OBJECTION PERIOD"), the Closing Date Balance Sheet (and the Closing Net Working Capital reflected in and calculated from such Closing Date Balance Sheet) shall thereafter be binding upon Seller and its Affiliates and Purchaser for purposes of the post-closing adjustments set forth in this SECTION 1.4. If Seller delivers to Purchaser a Statement of Objections before the expiration of the Objection Period, then those elements of the Closing Net Working Capital objected to in the Statement of Objections shall not thereafter be binding on Seller or its Affiliates until resolved in accordance with this SECTION 1.4.

         (c) RESOLUTION OF OBJECTIONS.

              (i) Seller and Purchaser shall discuss the objections set forth in the Statement of Objections in good faith and shall attempt to resolve such objections. If Seller and Purchaser reach agreement with respect to any objection, such agreement shall be reflected in a written amendment to the Closing Date Balance Sheet by Seller and Purchaser and shall be conclusive, final and binding on the parties hereto. The Closing Date Balance Sheet, as amended finally by the parties, and, if necessary, by the Accounting Expert, is referred to herein as the "FINAL CLOSING DATE BALANCE SHEET" (and the resultant Closing Net Working Capital as reflected in and calculated from such Final Closing Date Balance Sheet is referred to herein as the "FINAL CLOSING NET WORKING CAPITAL") and shall become binding upon Seller, its Affiliates and Purchaser for purposes of the post-closing adjustments set forth in this SECTION 1.4.

              (ii) If Seller and Purchaser do not reach such written agreement by the close of business on the fourteenth (14th) day following delivery to Purchaser of the Statement of Objections, Purchaser and Seller will jointly select the Chicago office of one of the three (3) largest United States independent certified public accountants (other than Ernst & Young LLP and Arthur Andersen LLP) (the "ACCOUNTING EXPERT"), which, acting as an expert and not as an arbitrator, shall resolve those matters in dispute with respect to the Closing Date Balance Sheet and the Closing Net Working Capital. If Purchaser and Seller fail to agree on an Accounting Expert within fifteen (15) days after the receipt by Purchaser of the Statement of Objections, either Purchaser or Seller may request the American Arbitration Association to appoint an Accounting Expert (or another accounting firm if all three (3) accounting firms decline to accept or are disqualified from accepting the dispute), and such appointment shall be conclusive and binding upon Seller and its Affiliates and Purchaser.

              (iii) Within ten (10) days after the engagement of the Accounting Expert, Seller and Purchaser shall provide the Accounting Expert with copies of
(A) this Agreement, (B) the schedule setting forth the Target Net Working Capital, (C) the Closing Date Balance Sheet and the Schedule of Closing Net Working Capital, (D) any amendments to the Closing Date Balance Sheet, (E) the Subsequent Audited Financial Statements, (F) the Final Stub Period Financial Statements (if then available), (G) the Statement of Objections and (H) a written submission from each of Seller and Purchaser setting forth their respective positions with respect to each item remaining in dispute that was also described in the Statement of Objections or, in the case of Purchaser, other matters arising directly out of such remaining items in the Statement of Objections.

              (iv) The Accounting Expert's engagement will be limited to (A) reviewing the items placed in dispute pursuant to clause (iii)(H) above, (B) reviewing the written submissions provided by Seller and Purchaser pursuant to clause (iii)(H) above, (C) determining the appropriate and correct amounts for any item in dispute in the Closing Net Working Capital in accordance with
SECTION 1.4(a) hereof; PROVIDED, that in resolving a disputed item, the Accounting Expert may not assign a value of any particular item greater than the greatest value of such item claimed by either party or less than the smallest value for such item claimed by either party, in each case as presented to the Accounting Expert and (D) preparing the Final Closing Date Balance Sheet and calculating the Final Closing Net Working Capital, which will include those amounts in the Closing Date Balance Sheet accepted by Seller pursuant to SECTION 1.4(b), those amounts agreed to by Seller and Purchaser in any written amendment to the Closing Date Balance Sheet and those amounts determined by the Accounting Expert pursuant to subclause (C) of this clause (iv).

              (v) The Accounting Expert shall complete its preparation of the Final Closing Date Balance Sheet as soon as practicable and in any event within forty-five (45) days after its engagement (or such other time as Purchaser and Seller shall agree in writing), and shall deliver a copy of the Final Closing Date Balance Sheet (and the associated calculation of the Final Closing Net Working Capital) to Seller and to Purchaser, together with a report setting forth each disputed adjustment, the Accounting Expert's determination with respect thereto and a statement of the Accounting Expert's reasons for such determination. The Final Closing Date Balance Sheet prepared by the Accounting Expert and the Final Closing Net Working Capital calculated by the Accounting Expert shall be conclusive and binding on Seller and its Affiliates and Purchaser and its Affiliates.

              (vi) Notwithstanding any other provision of this Agreement, including, but not limited to, any provision stating that remedies shall be cumulative and not exclusive, this SECTION 1.4 provides the sole and exclusive method for resolving any and all disputes of each and every nature whatever that may arise between or among the parties with respect to the Closing Net Working Capital and the Closing Date Balance Sheet. All parties hereto hereby irrevocably waive, relinquish and surrender all rights to, and agree that they will not attempt to resolve any such dispute or disputes in any manner other than as set forth in this SECTION 1.4(c), including, but not limited to, litigation. All parties hereto further agree that if one or more of them should initiate any attempt to resolve any such dispute or disputes in any manner other than the sole and exclusive manner set forth in THIS SECTION 1.4(c), such initiator or initiators shall pay and reimburse all fees, costs and expenses incurred by any other party hereto as a result of, in connection with or related to said attempt or attempts. The parties hereto intend their respective agreements in this SECTION 1.4(c) to be binding on all of their respective Affiliates and Representatives that seek to assert any claim or action in their name or on their behalf.

         (d) NET WORKING CAPITAL ADJUSTMENT.

              (i) If (A) the Target Net Working Capital exceeds the Final Closing Net Working Capital and (B) the Estimated Closing Net Working Capital exceeds the Final Closing Net Working Capital, Seller shall pay to Purchaser an amount equal to (x) the Target Net Working Capital MINUS the Estimated Working Capital Adjustment Amount (if any), MINUS (y) the Final Closing Net Working Capital.

              (ii) If (A) the Target Net Working Capital exceeds or equals the Final Closing Net Working Capital and (B) the Estimated Closing Net Working Capital is less than the Final Closing Net Working Capital, Purchaser shall pay to Seller an amount equal to (x) the Final Closing Net Working Capital MINUS (y) the Estimated Closing Net Working Capital.

              (iii) If (A) the Final Closing Net Working Capital exceeds the Target Net Working Capital by at least $2.5 million and (B) the Closing occurs during a Two-Way Adjustment Period as set forth on the table in Section D of
SCHEDULE 1.3(b) hereof, Purchaser shall pay to Seller an amount equal to (x) one-half (1/2) of the lesser of (1) (I) the Final Closing Net Working Capital minus the Target Net Working Capital, minus (II) $2.5 million, or (2) $2.5 million, plus (y) the Estimated Working Capital Adjustment Amount (if any).

              (iv) If (A) the Final Closing Net Working Capital exceeds the Target Net Working Capital, but the excess is less than $2.5 million, and (B) the Closing occurs during a Two-Way Adjustment Period as set forth on the table in SECTION D of SCHEDULE 1.3(b) hereof, Purchaser shall pay to Seller an amount equal to the Estimated Working Capital Adjustment Amount (if any).

              (v) If (A) the Final Closing Net Working Capital exceeds the Target Net Working Capital and (B) the Closing occurs during a One-Way Adjustment Period as set forth on the table in SECTION D of SCHEDULE 1.3(b) hereof, Purchaser shall pay to Seller an amount equal to the Estimated Working Capital Adjustment Amount (if any).

              (vi) Any payment required to be made pursuant to this SECTION 1.4(d) shall be paid by Seller to Purchaser, or by Purchaser to Seller, as the case may be, within five (5) Business Days of the final determination of the Final Closing Net Working Capital.

         (e) PAYMENT OF ADJUSTMENT AMOUNTS. All payments under this SECTION 1.4 shall be made in cash by wire transfer of immediately available funds to a bank account or bank accounts designated by Purchaser or Seller, as appropriate, in writing. Any amount payable under this SECTION 1.4 shall be paid within five (5) Business Days of the time such amounts are finally determined and become binding on the parties hereto pursuant to this Section 1.4, such final determination to be evidenced by a written acknowledgment of Purchaser and Seller to such effect or, in the absence thereof, a written determination pursuant to SECTION 1.4(c) of this Agreement by the Accounting Expert.

         (f) FEES OF ACCOUNTING EXPERT. In the event any dispute is submitted to the Accounting Expert for resolution as provided in SECTION 1.4(c) of this Agreement, Seller and Purchaser shall each be responsible for 50% of the fees, charges and expenses of the Accounting Expert and any arbitrator appointed pursuant to this SECTION 1.4, if applicable.

         (g) ACCESS TO INFORMATION. Purchaser and its accountants and Parent and its accountants will make the work papers and back-up materials used in preparing the Balance Sheet and the Closing Date Balance Sheet, and the books, records and financial staff of the Companies, available to the other party and their accountants and other Representatives, and to the Accounting Expert at reasonable times and upon reasonable notice at any time during (i) the preparation by Purchaser of the Closing Date Balance Sheet, (ii) the review by Seller of the Closing Date Balance Sheet, and (iii) the resolution by the parties hereto and the Accounting Expert of any objections thereto. If requested, Purchaser and its Affiliates' and Purchaser's accountants will sign a customary accountants' letter required by Parent's accountants prior to a review of work papers and Parent and its Affiliates and Parent's accountants will sign a customary accountants' letter required by Purchaser's accountants prior to a review of work papers.

         (h) ALLOCATION OF CANADIAN PURCHASE PRICE. The net book value (in USD) of the inventories and accounts receivable which are included in the Canadian Assets LESS the Canadian Liabilities (each, as reflected in the Final Closing Date Balance Sheet) plus $100,000 shall be deemed for all purposes of this Agreement and the Canadian Purchase Agreement to be the "CANADIAN PURCHASE PRICE" (as defined in the Canadian Purchase Agreement), and if such amount is greater or less than the Canadian Purchase Price initially established in the Canadian Purchase Agreement, the initial Purchase Price of $275,500,000 hereunder shall be deemed to have been decreased or increased by a corresponding amount.

         SECTION 1.5 CLOSING. Upon the terms and subject to the conditions of this Agreement, unless previously terminated in accordance with ARTICLE IX of this Agreement, the closing of the transactions contemplated hereby (the "CLOSING") shall be held at the offices of Latham & Watkins, 233 S. Wacker Drive, Sears Tower, Suite 5800, Chicago, Illinois (a) on the later of: (i) April 1, 2002 and (ii) the last day of the month of the date on which all conditions to the obligations of the parties set forth in ARTICLE VII of this Agreement (other than conditions which are not capable of being satisfied until the Closing Date) have been satisfied or waived (the "SATISFACTION DATE") (except if the Satisfaction Date is April 1, 2002, the Closing shall occur on April 1, 2002), PROVIDED, HOWEVER, that if such day is not a Business Day, the Closing shall be on the first Business Day of the following month, (b) or at such other place or at such other time as Seller and Purchaser may agree upon in writing (the day on which the Closing takes place being the "CLOSING DATE"). For purposes of this Agreement, the time of the Closing shall be deemed to be at 6:59 a.m., local time in Monaca, Pennsylvania, regardless of the actual time of Closing on the Closing Date.

         SECTION 1.6 CLOSING DELIVERIES BY SELLER. At the Closing, Seller shall deliver to Purchaser each of the following deliverables:

         (a) STOCK CERTIFICATES. Certificates evidencing (i) the Shares, duly endorsed in blank or accompanied by stock powers duly executed in blank, in form reasonably satisfactory to Purchaser and with any required stock transfer tax stamps affixed and (ii) all equity interests in AHCGC.

         (b) RECEIPT. A receipt for the Closing Payment.

         (c) OFFICER'S CERTIFICATE. A certificate signed by an appropriate officer of Parent to the effect that each of the conditions specified in SECTIONS 7.2(a) and (b) hereof has been satisfied.

         (d) SECRETARY'S CERTIFICATE. A certificate executed by the Secretary or an Assistant Secretary of each of Parent, Operating Company and each of the Companies certifying as of the Closing Date (a) a true and complete copy of the certificate of incorporation of each of the Companies; (b) a true and complete copy of the bylaws of each of the Companies; (c) a true and correct copy of the resolutions of the board of directors of Parent, Seller, Operating Company (including as a stockholder of Seller), Canadian Seller and Newco authorizing the execution, delivery and performance by Parent, Seller, Operating Company, Canadian Seller and Newco of this Agreement and the Ancillary Agreements to which each is a party and the consummation of the transactions contemplated by this Agreement; (d) true and complete written consents (in lieu of a meeting) of Operating Company, as shareholder of Seller, approving the transactions contemplated by this Agreement and (e) incumbency matters.

         (e) ANCILLARY AGREEMENTS. Executed Ancillary Agreements to which Parent, the Companies or any of their respective Affiliates is a party.

         (f) GOOD STANDING CERTIFICATES. Certificates of the appropriate Secretary of State or Governmental Authority certifying the good standing of Parent, Canadian Seller and each of the Companies in its respective state or jurisdiction of incorporation and each of the Companies' good standing, to the extent applicable, in the states of Ohio and Pennsylvania.

         (g) ASSET TRANSFER DOCUMENTS. Executed Asset Transfer Documents, in form and substance reasonably satisfactory to Purchaser.

         (h) FIRPTA CERTIFICATE. A statement (in form and substance reasonably satisfactory to Purchaser) that satisfies Purchaser's obligations under Regulation Section 1.1445-2(b)(2).

         (i) CUSTOMER BUYBACKS. A list of all Contracts with respect to which any of the Companies may be obligated to, during the twelve (12) months following the Closing, repurchase $50,000 or more of products from customers pursuant to "buyback" or similar repurchase commitments in such Contracts.

         (j) FOODSERVICE ASSET TRANSFER DOCUMENTS. Executed Foodservice Asset Transfer Documents, in form and substance reasonably satisfactory to Purchaser.

         SECTION 1.7 CLOSING DELIVERIES BY PURCHASER. At the Closing, Purchaser shall deliver to Seller each of the following deliverables:

         (a) CLOSING PAYMENT. The Closing Payment by wire transfer in immediately available funds to Seller Bank Account.

         (b) RECEIPT. A receipt for the Shares.

         (c) OFFICER'S CERTIFICATE. A certificate signed by an appropriate officer of Purchaser as to the effect that each of the conditions specified above in SECTIONS 7.1(a) and (b) hereof has been satisfied.

         (d) SECRETARY'S CERTIFICATE. A certificate executed by the Secretary or an Assistant Secretary of Purchaser and Canadian Purchaser certifying as of the Closing Date a true and correct copy of the resolutions of the board of directors of Purchaser and Canadian Purchaser authorizing the execution, delivery and performance by Purchaser and its Affiliates of this Agreement and the Ancillary Agreements to which each is a party and the consummation of the transactions contemplated by this Agreement.

         (e) ANCILLARY AGREEMENTS. Executed Ancillary Agreements to which Purchaser or any of its Affiliates is a party.

         (f) GOOD STANDING CERTIFICATE. A certificate of the Secretary of State or other Governmental Authority certifying the good standing of Purchaser and Canadian Purchaser in their respective states or jurisdictions of incorporation.

                                  ARTICLE II.
               REPRESENTATIONS AND WARRANTIES OF SELLER AND PARENT

         Seller and Parent, jointly and severally, represent and warrant to Purchaser as follows:

         SECTION 2.1 ORGANIZATION. Each of the Companies is a corporation, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, has all requisite power to own its properties and to carry on its business as it is now being conducted and is duly licensed or qualified to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such license or qualification necessary, except where the failure to be so licensed or qualified would not materially and adversely affect such Company's rights or privileges in Ohio or Pennsylvania or otherwise have a Material Adverse Effect. Complete and correct copies of the certificate of incorporation and bylaws of each of the Companies have been made available to Purchaser. The minute books (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate books and the stock record books of the Companies have been made available to Purchaser and such materials are correct and complete with respect to Newco and correct in all material respects with respect to AHCGC.

         SECTION 2.2 AUTHORITY; ENFORCEABILITY. Each of Parent, Operating Company, Seller and Newco have the requisite corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements to which each is or will be a party and to perform their respective obligations hereunder and thereunder and to consummate the transactions contemplated by this Agreement. The execution and delivery by Parent, Operating Company, Seller and Newco of this Agreement and the Ancillary Agreements to which each is or will be a party and the performance by Parent, Operating Company, Seller and Newco of their respective obligations hereunder and thereunder have been duly authorized by all necessary corporate action on the part of Parent, Operating Company, Seller and Newco. The Agreement and the Canadian Purchase Agreement have been and each of the other Ancillary Agreements will be executed and delivered, by Parent, Operating Company, Seller and Newco, each to the extent party thereto, and, assuming due authorization, execution and delivery by Purchaser or its Affiliate party thereto, constitute, or upon execution will constitute, a legal, valid and binding agreement of Parent, Seller, Newco and Operating Company, each to the extent party thereto, enforceable against such party in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

         SECTION 2.3 NON-CONTRAVENTION. Except as set forth in SECTION 2.3 of the Disclosure Schedule attached hereto (the "DISCLOSURE SCHEDULE"), the execution, delivery and performance by Parent, Operating Company, Canadian Seller and each of the Companies of this Agreement and the Ancillary Agreements to which each of the foregoing are or will be a party and the consummation of the transactions contemplated by this Agreement do not and will not (a) violate, conflict with or result in the breach of any provision of the certificate of incorporation or by-laws of Parent, Operating Company, Canadian Seller or the Companies, (b) violate any Law or Governmental Order applicable to Parent, Operating Company, Canadian Seller, the Companies or any of their respective assets or properties, which violation would be reasonably likely (i) to affect or limit materially and adversely the ownership, use or operation of (I) any Key Facility or material portion thereof, (II) any Asset material to the operation of the Business as presently conducted or (III) any material aspect of the Business or (ii) to result in a penalty or fine in excess of $10,000 or (iii) to result in any criminal liability or (iv) to have a Material Adverse Effect, (c) result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any Consent under (other than Consents from Governmental Authorities, which are subject to SECTION 2.4), or give to others any rights of termination, amendment or acceleration of any Material Contract, or

(d) result in the creation of any material Encumbrance on any of the Shares or on any Asset material to the operation of the Business as presently conducted.

         SECTION 2.4 GOVERNMENTAL CONSENTS. Except for (a) the Consents set forth in SECTION 2.4 of the Disclosure Schedule, (b) filings required under the HSR Act or similar competition or antitrust Laws of any foreign jurisdiction and
(c) filings that may be required under the Exchange Act, no Consent is required to be obtained by Parent, Operating Company or the Companies or any Affiliate thereof, and no notice or filing is required to be given by or made by Parent or the Companies or any of their respective Affiliates with, any Governmental Authority in connection with the execution, delivery and performance by Parent, Operating Company or the Companies of this Agreement or any Ancillary Agreements to which any of them is or will be a party or the consummation of the transactions contemplated by this Agreement or any Ancillary Agreement, which if not obtained would be reasonably likely (i) to affect or limit materially and adversely the ownership, use or operation of (I) any Key Facility or material portion thereof, (II) any Asset material to the operation of the Business as presently conducted or (III) any material aspect of the Business or (ii) to result in a penalty or fine in excess of $10,000 or (iii) to result in any criminal liability or (iv) to have a Material Adverse Effect.

         SECTION 2.5 CAPITAL STOCK OF NEWCO AND AHCGC. Set forth on SECTION 2.5 of the Disclosure Schedule is the number of authorized, issued and outstanding shares of capital stock of each of Newco and AHCGC. All of the Shares have been validly issued, are fully paid and nonassessable and have not been issued in violation of any preemptive or similar rights or any Law. There are no outstanding options, warrants, calls, rights or any other agreements relating to the sale, issuance or voting of any shares of the capital stock of Newco or AHCGC, or any securities or other instruments convertible into, exchangeable for or evidencing the right to purchase any shares of capital stock of Newco or AHCGC. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to AHCGC or Newco. The transfer and delivery of the Shares by Seller to Purchaser as contemplated by this Agreement will transfer good and valid title to the Shares to Purchaser, free and clear of all Encumbrances.

         SECTION 2.6 SUBSIDIARIES. Except as set forth on SECTION 2.6 of the Disclosure Schedule, there is no Person in which any of the Companies directly or indirectly owns any equity or other ownership interest other than Newco and AHCGC. All of the shares of capital stock of Newco and AHCGC are owned beneficially and of record by Seller, free and clear of any Encumbrances and upon the consummation of the Asset Transfer Transaction, all of the shares of capital stock of AHCGC will be owned, free and clear of any Encumbrances by Newco.

         SECTION 2.7 FINANCIAL INFORMATION.

         (a) INITIAL FINANCIAL STATEMENTS. Section 2.7(i) of the Disclosure Schedule contains true, correct and complete copies of the (i) the unaudited consolidated balance sheet of the Division at December 31, 2000 (the "BALANCE SHEET," and the date of such Balance Sheet, the "BALANCE SHEET DATE") and the unaudited consolidated statements of income, cash flows and stockholders equity of the Division for the year ended December 31, 2000 (the "2000 UNAUDITED

FINANCIAL STATEMENTS") and (ii) unaudited consolidated balance sheet of the Division at March 31, 2001 and the unaudited consolidated statements of income, cash flows and stockholders equity of the Division for the three month period ended March 31, 2001 (all of the financial statements referred to in clauses (i) and (ii) are collectively referred to herein as the "INITIAL FINANCIAL STATEMENTS"). The Initial Financial Statements (A) except as set forth in
SECTION 2.7(ii) of the Disclosure Schedule, each fairly present in all material respects the consolidated financial condition, results of operations, cash flows and stockholders equity of the Division as of the dates thereof or for the periods covered thereby and are consistent in all material respects with the Books and Records of Parent and its Affiliates (as so consolidated) and (B) have been prepared in accordance with GAAP consistent with the accounting principles and practices applied in preparation of the 2000 Unaudited Financial Statements, applied on a consistent basis throughout the periods indicated (except as may be clearly and specifically indicated in the notes to the 2000 Unaudited Financial Statements), subject, in the case of the unaudited consolidated financial statements for the three month period ended March 31, 2001, to normal and recurring year-end adjustments that are not expected to be material in amount. The foregoing representation as to the Initial Financial Statements shall terminate upon waiver or expiration of the termination right of Purchaser set forth in SECTION 9.1(c) or, if no such termination right shall ever arise upon the delivery of the Audited Financial Statements to Purchaser pursuant to
SECTION 4.18.

         (b) AUDITED FINANCIAL STATEMENTS. The (i) audited consolidated balance sheet of the Division at December 31, 2000, and the audited consolidated statement of income, cash flows and stockholders equity of the Division for the year ended December 31, 2000 (the "2000 AUDITED FINANCIAL STATEMENTS") and (ii) the audited consolidated balance sheets of the Division at December 31, 1999 and December 31, 1998 and the audited consolidated statements of income, cash flows and stockholders equity of the Division for the years ended December 31, 1999 and 1998 (all of the financial statements referred in clauses (i) and (ii) are collectively referred to herein as the "AUDITED FINANCIAL STATEMENTS") and (iii) unaudited consolidated balance sheet and statement of income, cash flows and stockholders equity at and for the three month period ended March 31, 2001 (the "INTERIM FINANCIAL STATEMENTS," which together with the Audited Financial Statements, are collectively referred to herein as the "SUBSEQUENT FINANCIAL STATEMENTS") shall (A) except as set forth in SECTION 2.7(ii) of the Disclosure Schedule as of the Execution Date, each fairly present in all material respects the consolidated financial condition, results of operations, cash flows and stockholders equity of the Division as of the dates thereof or for the periods covered thereby and shall be consistent in all material respects with the Books and Records of Parent and its Affiliates (as so consolidated) and (B) have been prepared in accordance with (x) GAAP consistent with the accounting principles and practices applied in preparation of the 2000 Unaudited Financial Statements, applied on a consistent basis throughout the periods indicated (except as may be clearly and specifically indicated in the notes to the Audited Financial Statements), subject, in the case of the Interim Financial Statements, to normal and recurring year-end adjustments that are not expected to be material in amount and (y) Regulation S-X.

         (c) FINAL STUB PERIOD FINANCIAL STATEMENTS. The unaudited consolidated balance sheets and year to date statements of income, cash flows and stockholders equity of the Division at and for the most recently ended year to date quarterly period between December 31,

2001 and the Closing Date (the "FINAL STUB PERIOD FINANCIAL STATEMENTS") when provided pursuant to SECTION 4.18(b) will (A) except as set forth in SECTION 2.7(ii) of the Disclosure Schedule as of the Execution Date, fairly present in all material respects the consolidated financial condition, results of operations, cash flows and stockholders equity of the Division as of the date thereof or for the period covered thereby and shall be consistent in all material respects with the Books and Records of Parent and its Affiliates (as so consolidated) and (B) have been prepared in accordance with (x) GAAP consistent with the accounting principles and practices applied in preparation of the 2000 Audited Financial Statements, applied on a consistent basis throughout the periods indicated, subject to normal and recurring year-end adjustments that are not expected to be material in amount and (y) Regulation S-X.

         (d) 2001 AUDITED FINANCIAL STATEMENTS. The audited consolidated balance sheet of the Division at December 31, 2001 and the audited consolidated statements of income, cash flows and stockholders equity of the Division for the year ended December 31, 2001 (the "2001 AUDITED FINANCIAL STATEMENTS") when provided will (A) except as set forth in SECTION 2.7(ii) of the Disclosure Schedule as of the Execution Date, fairly present in all material respects the consolidated financial condition, results of operations, cash flows and stockholders equity of the Division as of the date thereof or for the period covered thereby and shall be consistent in all material respects with the Books and Records of Parent and its Affiliates (as so consolidated) and (B) have been prepared in accordance with (x) GAAP consistent with the accounting principles and practices applied in preparation of the 2000 Audited Financial Statements, applied on a consistent basis throughout the periods indicated (except as may be clearly and specifically indicated in the notes to the 2001 Audited Financial Statements) and (y) Regulation S-X.

         (e) FOODSERVICE STATEMENTS. The allocations and estimates, including without limitation, the allocation of revenues and expenses and assets and liabilities, which are to be reflected in each of (i) the Foodservice Annual Pro Forma Statements and (ii) the Foodservice Stub Period Pro Forma Statements, will be reasonable and will be made in good faith and in accordance with the methodologies set forth in the footnotes of each such statement and will be accompanied by an Independent Public Accountants' Report on Applying Agreed-Upon Procedures. Such methodologies (A) with respect to the Foodservice Annual Pro Forma Statements, shall be consistently, in all material respects, applied across all of the periods which are the subject of the Foodservice Annual Pro Forma Statements, and (B) with respect to the Foodservice Final Stub Period Pro Forma Statements, will in all material respects utilize and consistently apply the procedures and methodologies utilized in preparation of the Foodservice Annual Pro Forma Statements, except for such changes that may be made to appropriately reflect the actual Retention and the transactions contemplated by SECTIONS 4.33 and 4.37 herein. Such Independent Public Accountants' Reports on Applying Agreed-Upon Procedures, will apply such methodologies consistently across all such periods, in all material respects, except as otherwise expressly provided therein and except for such changes that may be made to appropriately reflect the actual Retention and the transactions contemplated by SECTIONS 4.33 and 4.37 herein. The allocations and estimates which are to be reflected in the Foodservice 2001 Quarterly Period Pro Forma Statements, will be reasonable and will be made in good faith and in accordance with the procedures and methodologies set forth in the footnotes of each such referenced statements, which will be applied, in all material respects, in a manner consistent with those utilized in the preparation of the Foodservice Annual Pro Forma Statements.

         (f) ADJUSTED DIVISION STATEMENTS. The allocations and estimates which are to be reflected in each of (i) the Adjusted Division 2000 and 1999 Pro Forma Statements, (ii) the Adjusted Division 2001 Pro Forma Statements, (iii) the Adjusted Division Final Stub Period Pro Forma Statements, and (iv) the Adjusted Division 2001 Quarterly Period Pro Forma Statements, will be reasonable and will be made in good faith and in accordance with the procedures and methodologies set forth in the footnotes of the respective statements and such procedures and methodologies will be applied consistently, in all material respects, across all such periods.

         SECTION 2.8 NO UNDISCLOSED LIABILITIES. Except as set forth in SECTION
2.8 of the Disclosure Schedule, the Business has no Liabilities of the type required by GAAP to be set forth on a balance sheet, other than Liabilities (a) reflected or reserved against on the Balance Sheet or (b) incurred since the Balance Sheet Date in the Ordinary Course of Business.

         SECTION 2.9 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 2000 through the Execution Date, except as set forth in SECTION 2.9 of the Disclosure Schedule, the Companies and the Canadian Seller have conducted the Business in the Ordinary Course of Business and, since December 31, 2000, there has not been (a) any event, occurrence, change, circumstance or development that has had or would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or (b) any action taken by the Companies or with respect to the Business during the period from December 31, 2000 through the Execution Date that, if taken during the period from the Execution Date through the Closing Date, would constitute a breach of SECTION 4.1 hereof (excluding subparts (ii), (v), (xvii) and (xxv) of SECTION 4.1), other than as expressly provided hereunder or described in SECTION 2.9 the Disclosure Schedule.

         SECTION 2.10 CONTRACTS.

         (a) SECTION 2.10 of the Disclosure Schedule sets forth a true, complete and correct list of the following Contracts relating to the Business or to which AHCGC is a party (excluding in every case any Foodservice Contracts) which are in effect as of the Execution Date (the "MATERIAL CONTRACTS" which term shall include the Contracts required to be disclosed pursuant to SECTION 2.16(c),
SECTION 2.16(d) and SECTION 2.15(b)), other than (1) the Ancillary Agreements,
(2) the Contracts included in the Excluded Seller Assets and (3) those Contracts required to be listed or described in SECTIONS 2.14(a), 2.15(b), 2.16(c)(i), 2.16(c)(ii), 2.16(d), 2.16(e), 2.18(a) or 2.28(c) of the Disclosure Schedule:

              (i) any Contract containing covenants limiting the freedom of any of the Companies after the Execution Date to engage in any line of business in any geographic area or to compete with any Person;

              (ii) any Contract establishing a partnership, limited liability company or joint venture;

              (iii) any Contract relating to the obligation of any of the Companies to officers or directors (other than in their capacity as an Employee) of any of the Companies or any Affiliate thereof;

              (iv) any Contract with any Company relating to the creation, incurrence, assumption or guarantee of indebtedness for borrowed money (including capitalized lease obligations);

              (v) any Contract for the lease of personal property to or from any Person providing for lease payments (individually or in the aggregate under any master or universal lease agreement) in excess of $100,000 per annum with respect to the Business;

              (vi) any Encumbrance on the Assets (other than Permitted Encumbrances);

              (vii) any guaranty of performance or any guaranty of Liabilities of any Person other than a Company;

              (viii) any Contract (other than one subject to clause (ix) below) relating to the purchase or disposition of any assets, properties or business involving consideration or assets having a fair market value in excess of $500,000 with respect to the Business;

              (ix) any Contract (or series of related Contracts) (other than customer Contracts which are subject to clause (xvii) below) for the purchase of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which is reasonably anticipated to extend over a period of more than twelve (12) months or involve consideration in excess of $500,000 with respect to the Business from one supplier, excluding those which are cancelable by the applicable Company within ninety (90) days after notice without premium, penalty or a termination payment;

              (x) any Contracts for capital expenditures in excess of $500,000 individually with respect to the Business;

              (xi) any hedging arrangements with respect to the Business;

              (xii) any written Contract (other than a Company Benefit Plan and other than Contracts that are Excluded Seller Assets and Excluded Seller Liabilities) concerning the employment of any Person on a full-time, part-time, consulting, or other basis whose compensation, including bonuses paid in the past twelve (12) months and excluding benefits under Company Benefit Plans, is in excess of $75,000 per annum;

              (xiii) any Contract for the advance or loan of any amount to any director, officer or employee of the Companies other than for reimbursement of expenses in the Ordinary Course of Business;

              (xiv) any Contract with a distributor or sales representative for the distribution or sale of products, materials or supplies for which payments in excess of $500,000 per annum have been made or received, which Contract is not cancelable by the Company within ninety (90) days after notice without premium, penalty or a termination payment;

              (xv) any Contract (other than any Contract listed or described in SECTION 2.10 of the Disclosure Schedule or the Contracts required to be listed or described in SECTIONS

2.14(a), 2.15(b), 2.16(c)(i), 2.16(c)(ii), 2.16(d), 2.16(e), 2.18(a) or 2.28(c)
of the Disclosure Schedule), with respect to which the consequences of an Adverse Event would be reasonably expected to have a Material Adverse Effect;

              (xvi) any Contract (other than an Excluded Seller Asset) with any Governmental Authority;

              (xvii) any Contract (or series of related Contracts) for the sale to customers of products of the Business, the performance of which is reasonably anticipated to extend over a period of more than twelve (12) months; or

              (xviii) any other Contracts involving payments of $250,000 with respect to the Business in any twelve (12) month period, entered into outside the Ordinary Course of Business.

         (b) Seller has delivered or made available to Purchaser a correct and complete copy of each Material Contract. Except as set forth on SECTION 2.10(B) of the Disclosure Schedule, with respect to each of the Material Contracts, (i) such Material Contract is legal, valid and binding on the Company that is party to such Contract and, to Seller's Knowledge, each other party thereto, and is in full force and effect as to each Company party thereto and, to Seller's Knowledge, each other party thereto, (ii) such Material Contract is enforceable against each Company party thereto and, to Seller's Knowledge, each other party thereto; (iii) none of Seller, Parent, the Companies or any of their Affiliates is in breach or default thereunder and, to Seller's Knowledge (A) no other party is in material breach or default thereunder, and (B) no event has occurred which with notice or lapse of time would constitute a material breach or default, or permit termination, material modification, or acceleration thereunder and (iv) to Seller's Knowledge, there are no pending renegotiations of any material provisions thereof outside the Ordinary Course of Business.

         SECTION 2.11 COMPLIANCE WITH LAW. Except as disclosed on SECTION 2.11 of the Disclosure Schedule, each of the Companies is in compliance in all material respects with all Laws and Governmental Orders applicable to it or the Business. This SECTION 2.11 shall not apply to compliance matters which are the subject of SECTION 2.14(d) or SECTION 2.17.

         SECTION 2.12 PERMITS. Except as disclosed in SECTION 2.12 of the Disclosure Schedule, (i) Seller and AHCGC possess, and upon consummation of the transactions contemplated by this Agreement Newco, AHCGC and Canadian Purchaser will possess, all of the Material Permits; (ii) each of the Material Permits is in full force and effect in all material respects in accordance with its terms;
(iii) none of the Companies or Canadian Seller has received any written notice of any violation of any Material Permit and no proceeding is pending or, to Seller's Knowledge, threatened, which could result in the revocation, termination or material limitation of any Material Permit; (iv) the Companies and Canadian Seller are in compliance in all material respects with the requirements of each Material Permit and (v) neither the execution of this Agreement or the Ancillary Agreements, nor the consummation of the transactions contemplated by this Agreement will cause or result in an Adverse Event as to a Material Permit.

         SECTION 2.13 LITIGATION. Except as disclosed in SECTION 2.13(i) of the Disclosure Schedule, there is no action, suit, arbitration, hearing or proceeding by or before any Governmental Authority or arbitral body pending or, to Seller's Knowledge, threatened against the Companies or any of their respective officers or directors in their capacities as officers or directors of a Company. None of the Companies is a party to, nor is any Company or the Business subject to or in default under, any Governmental Order. To Seller's Knowledge, no pending investigations exist that could give rise to any Action against any of the Companies or any of their respective officers or directors or the Business which would be reasonably likely to have a Material Adverse Effect. To Seller's Knowledge, SECTION 2.13(ii) of the Disclosure Schedule lists all legal proceedings (other than legal proceedings relating to workers' compensation or collective bargaining) initiated, pending, settled or otherwise concluded (whether or not subject to appeal) within the period between October 1, 1998 and the Execution Date involving or relating to the Companies or the Business (including all legal proceeding initiated by current or former employees of the Companies or initiated by a Governmental Authority) that (a) have sought equitable relief being granted with respect to the Companies or the Business, (b) have sought any damages of $100,000 or more in any claim or an aggregate of $100,000 or more in any series of related claims or (c) were class actions or sought certification or other recognition as such.

         SECTION 2.14 EMPLOYEE BENEFITS.

         (a) SECTION 2.14(a) of the Disclosure Schedule identifies each of the Company Benefit Plans in effect on the Execution Date. As used herein, "COMPANY BENEFIT PLANS" shall mean each "employee benefit plan", as defined in Section 3(3) of ERISA (other than any plan described in SECTION 4(b)(4) of ERISA), each severance or termination, supplemental unemployment or deferred compensation plan or arrangement and each other material employee fringe benefit plan or arrangement that is currently maintained by, or otherwise contributed to for the benefit of the Employees or terminated or retired Employees of the Companies (or any of their eligible beneficiaries and dependents).

         (b) Seller has delivered or otherwise made available to Purchaser true, correct and complete copies of (i) each Company Benefit Plan listed on SECTION 2.14(a) of the Disclosure Schedule (or, if not written, a written summary of its material terms), including all plan documents and all amendments thereto, (ii) all summaries and summary plan descriptions, including any summary of material modifications, (iii) the most recent actuarial report and other financial statements relating to each Company Benefit Plan listed on SECTION 2.14(a) of the Disclosure Schedule and (iv) the most recent determination or opinion letter, if any, issued by the IRS with respect to any Company Benefit Plan listed on SECTION 2.14(a) of the Disclosure Schedule and any pending request for such a determination letter.

         (c) (i) none of the Employees of any of the Companies is covered by a "multiemployer plan" (as defined in Section 3(37) of ERISA) ("MULTIEMPLOYER PLAN") and (ii) except as set forth on SECTION 2.14(c) of the Disclosure Schedule, none of the Company Benefit Plans provides or promises post-retirement health or life benefits to current or former Employees of the, except to the extent required under any applicable state law or under Section 601 of ERISA.

         (d) Other than with respect to the Company Benefit Plans listed on
SECTION 2.14(a) of the Disclosure Schedule, none of Parent, Operating Company or the Companies has incurred any cost, fee, expense, Liability, claim, suit, obligation or other damage under Title IV of ERISA that could give rise to the imposition of any liability, cost, fee, expense or obligation which would be reasonably expected to become a liability of Purchaser or any of its Affiliates and, to Seller's Knowledge, no facts or circumstances exist that could give rise to any such cost, fee, expense, Liability, claim, suit, obligation or other damage, which would be reasonably expected to become a liability of Purchaser or any of its Affiliates. Each Company Benefit Plan which is an "employee pension benefit plan" as defined in Section 3(2) of ERISA ("COMPANY PENSION PLAN") has been administered in all material respects in accordance with its terms and all applicable Laws, including ERISA and the Code, and contributions required to be made on behalf of Employees under the terms of any of Company Benefit Plans as of the Execution Date have been timely made or, if not yet due, have been properly reflected on the Initial Financial Statements of the Division at March 31, 2001.

         (e) Except as disclosed on SECTION 2.14(e) of the Disclosure Schedule:
(i) each Company Pension Plan that is intended to qualify under Section 401(a) of the Code has either received a favorable determination letter from the IRS as to its qualified status or the remedial amendment period for such Company Pension Plan has not yet expired, and each trust established in connection with any Company Pension Plan which is intended to be exempt from federal income taxation under Section 501(a) of the Code is so exempt, and to Seller's Knowledge, no fact or event has occurred that could adversely affect the qualified status of any such Company Pension Plan or the exempt status of any such trust; (ii) to Seller's Knowledge, there has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code and other than a transaction that is exempt under a statutory or administrative exemption) with respect to any Company Pension Plan that could result in a material Liability to the Companies, (iii) no material Liability under Title IV of ERISA has been incurred by the Companies, Parent, the Operating Company or any of their respective Affiliates or any entity required to be combined with any of the foregoing entities under Section 414(b), Section 414(c), Section 414(m), or Section 414(o) of the Code (an "ERISA AFFILIATE") that has not been satisfied in full, and no condition exists that presents a material risk to the Companies or any ERISA Affiliate of incurring or being subject (whether primarily, jointly or secondarily) to a material Liability thereunder and (vii) none of the Companies has any Liability under ERISA Section 502.

         (f) With respect to each Company Pension Plan that is subject to Title IV or Part 3 of Title I of ERISA or Section 412 of the Code (other than a Multiemployer Plan), (i) no filing has been made or is required by law to have been made with the Pension Benefit Guaranty Corporation ("PBGC") and no proceeding has been commenced by the PBGC to terminate any Company Pension Plan and no condition exists which could constitute grounds for the termination of any such Company Pension Plan by the PBGC and (ii) all premiums (and interest charges and penalties for late payment, if applicable) have been paid to the PBGC.

         (g) (i) Each Company Benefit Plan can be amended, terminated or otherwise discontinued at any time in accordance with its terms, without a material Liability (other than Liability for ordinary administrative expenses typically incurred in a termination event to the Companies and (ii) no suit, administrative proceeding, action or other litigation involving benefits attributable to any Employee has been brought, or to Seller's Knowledge, is threatened, against or with respect to any such Company Benefit Plan, including any audit or inquiry by the IRS or United States Department of Labor (other than routine benefits claims).

         (h) Except as set forth on SECTION 2.14(h) of the Disclosure Schedule, no amount that could be received (whether in cash or property or the vesting of property) as a result of the consummation of the transactions contemplated by this Agreement by any Employee, officer or director of the Companies who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any Company Benefit Plan could be characterized as an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code).

         (i) The Companies are in material compliance with (i) the requirements of the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended and the regulations (including proposed regulations) thereunder and any similar state law and (ii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996, as amended, and the regulations (including the proposed regulations) thereunder

         (j) The only employees of AHCGC are Employees.

         SECTION 2.15 PROPERTIES.

         (a) SECTION 2.15 of the Disclosure Schedule lists and describes by reference to the owner and common street address all real property owned legally or beneficially by Seller and used in the Business or owned legally or beneficially by AHCGC or which is an Outside Asset ("OWNED PROPERTIES"). Except as described in SECTION 2.15(a) of the Disclosure Schedule, with respect to each of the parcels constituting the Owned Properties:

              (i) the identified owner is the sole beneficial and (where its interests are registerable) the sole registered owner of its respective parcel of such Owned Properties, and has good and marketable title to its respective parcel of such Owned Properties in fee simple, free and clear of any Encumbrance, except for Permitted Encumbrances;

              (ii) there are no pending or, to Seller's Knowledge, threatened expropriation or condemnation proceedings relating to any of the Owned Properties which in the aggregate would materially and adversely affect the current use, occupancy, value or marketability of any of the Owned Properties;

              (iii) there are no material structural defects in any of the buildings or material improvements situated on any of the Owned Properties;

              (iv) the building systems (including HVAC systems, plumbing, electrical, security, utility and fire systems), structures, fixtures or improvements, owned, leased or used on the Owned Properties are in all material respects in satisfactory condition and working order (reasonable wear and tear excepted) and, assuming customary maintenance, repair and rebuilding, adequate for the operation of the Business as presently conducted;

              (v) other than tenants under any leases, concession agreements, licenses and the like disclosed in SECTION 2.15(b) of the Disclosure Schedule who are in possession of space to which they are entitled, there are no leases, subleases, licenses, concessions, or other agreements (including, with respect to food services, parking and other concessions), written or oral, granting to any party or parties the right of use or occupancy of any portion of the parcels of the Owned Properties;

              (vi) there are no outstanding options to purchase, lease or use, or rights of first refusal to purchase any of the Owned Properties or any portions thereof or interests therein or contracts relating to the right to receive any portion of the income or profits from the sale, operation or development thereof;

              (vii) no default or breach exists under any recorded easement, agreement, covenant or restriction affecting any of the Owned Properties which would materially detract from the occupancy, marketability or value of the Owned Property, or materially impair the use of the Owned Properties by the Company in the operation of the Business as presently conducted;

              (viii) there are no parties other than the Companies (or Seller, Parent and their Affiliates, to the extent any of the Owned Properties is part of the Outside Assets) in possession of or having a right to occupy any of the Owned Properties, other than tenants under any leases, concession agreements, licenses and the like disclosed in SECTION 2.15(b) of the Disclosure Schedule who are in possession of space to which they are entitled; and

              (ix) all Facilities located on the Owned Properties are serviced and supplied with utilities and other services necessary for the operation of such facilities, as currently operated.

         (b) SECTION 2.15(b) of the Disclosure Schedule lists, as of the Execution Date, all Leased Properties and indicates the entity which is the lessee, sublessee or licensee thereof. As used herein, "LEASED PROPERTIES" shall mean all real property leased, subleased or licensed in connection with the Business or by AHCGC (the Owned Properties and the Leased Properties are together the "COMPANY PROPERTIES"). Seller has delivered or made available to Purchaser correct and complete copies of the leases and subleases listed in
SECTION 2.15(b) of the Disclosure Schedule (as amended to the Execution Date). With respect to each lease and sublease for a Leased Property:

              (i) to the extent the Companies are a subtenant under a sublease, to Seller's Knowledge, neither the sublessor nor the master landlord is in breach or default of the master lease and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination by either party under the master lease;

              (ii) to Seller's Knowledge, there are no disputes, oral agreements, or forbearance programs in effect as to any lease or sublease;

              (iii) to Seller's Knowledge, with respect to each sublease, the representations and warranties set forth in subsections (i) and (ii) above are true and correct with respect to the master lease;

              (iv) no tenant or subtenant, as the case may be, has repudiated in writing any material provision thereof;

              (v) there are no material rent deposits not reflected on the Balance Sheet;

              (vi) none of the Companies (and none of Seller, Parent and their Affiliates, to the extent it relates to the Outside Assets or the Canadian Assets) has assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold (except as otherwise contemplated by the terms of this Agreement);

              (vii) to Seller's Knowledge, there are no material structural defects in any of the buildings or material improvements situated on the Leased Properties;

              (viii) to Seller's Knowledge, the building systems (including HVAC systems, plumbing, electrical, utility and fire), structures, fixtures or improvements used by the Companies or Canadian Seller on the Leased Properties are in all material respects in satisfactory condition and working order (reasonable wear and tear excepted) and, assuming customary maintenance, repair and rebuilding, are adequate for the operation of the Business as presently conducted;

              (ix) all Facilities leased or subleased thereunder are supplied and serviced with utilities and other services necessary for the operation of said Facilities as currently operated; and

              (x) peaceful and undisturbed possession of all of the Leased Properties are enjoyed by the Company, Parent or Affiliates, indicated as the lessee, sublessee or licensee on SECTION 2.15(b) of the Disclosure Schedule.

         SECTION 2.16 INTELLECTUAL PROPERTY.

         (a) Except as set forth in SECTION 2.16(a) of the Disclosure Schedule, all Intellectual Property necessary for or used in connection with the conduct of the Business (other than the Excluded Seller Assets and the Foodservice IP Assets) as presently conducted is owned or licensed for use by the Companies.

         (b) SECTION 2.16(b) of the Disclosure Schedule sets forth, as of the Execution Date, a complete and correct list of all patents, registered copyrights, registered trademarks and service marks, tradenames, Internet domain names and all applications for any of the foregoing, owned by the Companies or any of their Affiliates and necessary for or used in connection with the conduct of the Business (other than the Excluded Seller Assets and the Foodservice IP Assets) as presently conducted, and all such Intellectual Property is owned by the Companies or their Affiliates free and clear of all Encumbrances, and except for fees and costs required to prosecute and maintain such Intellectual Property in effect, none of the Companies are obligated to make any payments of any kind in respect thereof. The Companies or their Affiliates have properly maintained and renewed all registrations and related filings with respect to any registered Intellectual Property owned by the Companies or any of their Affiliates and necessary for or used in connection with the conduct of the Business as presently conducted (other than the Excluded Seller Assets and the Foodservice IP Assets), and have used commercially reasonable efforts to enforce their rights therein against infringement or dilution by third parties.

         (c) SECTION 2.16(c)(i) of the Disclosure Schedule sets forth a complete list of all licenses granted by any of the Companies with respect to any Intellectual Property. SECTION 2.16(c)(ii) of the Disclosure Schedule sets forth, as of the Execution Date, a complete list of all licenses granted to any of the Companies with respect to any Intellectual Property (other than computer software and the Excluded Seller Assets and the Foodservice IP Assets) necessary for or used in connection with the conduct of the Business as presently conducted. All Intellectual Property (other than the Excluded Seller Assets and the Foodservice IP Assets) licensed to any of the Companies and necessary for or used in connection with the conduct of the Business as presently conducted is licensed, leased or otherwise used, but not owned by, the Companies pursuant to terms of a binding Contract (with a Person other than Parent or its Affiliates) under which the Companies have the right to use such Intellectual Property as currently used or intended to be used in the Business and there are no royalty or other fees associated with any such Intellectual Property, at the Execution Date, except as set forth in written Contracts listed on SECTION 2.16(c)(ii) of the Disclosure Schedule.

         (d) "DESKTOP SOFTWARE" means any third party computer software that is licensed for use on desktop or laptop "PC-class" computers or related local area network servers other than by a written agreement executed by the licensee. Desktop Software includes, but is not limited to, software licensed by shrink wrap or click wrap licenses, the Microsoft Windows class of operating system software, and Microsoft Office or similar office productivity software (including individual programs contained therein). SECTION 2.16(d) of the Disclosure Schedule contains a complete and accurate list, as of the Execution Date, of all Licensed Software. As used herein, "LICENSED SOFTWARE" shall mean all computer software necessary for the operation of the Business as presently conducted, that is used by and is licensed or leased to the Companies (or as to which the Companies have otherwise obtained the right to use) excluding Desktop Software, computer software and firmware in or used to control or operate any of the machinery or equipment of the Business, and any software constituting part of the Excluded Seller Assets. Prior to the Execution Date, except as otherwise disclosed in SECTION 2.16(d) of the Disclosure Schedule, Parent and Seller have delivered or made available to Purchaser true and complete copies of all agreements under which the Companies have the right to use the Licensed Software. The Companies are in compliance in all material respects with all provisions of any license, lease or other similar agreement pursuant to which the Companies have rights to use the Licensed Software. To Seller's knowledge, the Companies are in compliance in all material respects with all provisions of any license, lease or other similar agreement pursuant to which the Companies have rights to use the Desktop Software.

         (e) SECTION 2.16(e) of the Disclosure Schedule contains a list, as of the Execution Date, of all Owned Software. As used herein, "OWNED SOFTWARE" shall mean all computer software that is owned by the Companies and is necessary for or material to the conduct of the Business as presently conducted. The Owned Software together with the Licensed Software is referred to as the "COMPANIES' SOFTWARE." To Seller's Knowledge, (i) none of Seller, Parent or the Companies are infringing or diluting any Intellectual Property rights of any other Person with respect to the Companies' Software, and (ii) no other Person is infringing any Intellectual Property rights of the Companies with respect to the Companies' Software.

         (f) To the extent that any material Intellectual Property (excluding Excluded Seller Assets and the Foodservice IP Assets) necessary for the conduct of the Business as presently conducted was created for the Companies or Parent or any of its Affiliates by or with the aid or assistance of a non-employee, consultant or independent contractor, the Companies have received all necessary written assignments to the rights, title and interest in such Intellectual Property to obtain for the Companies all rights, title and interest in such Intellectual Property.

         (g) None of Seller, Parent or the Companies or any of their Affiliates are currently in receipt of any written or, to Seller's Knowledge, oral notice that the conduct of the Business violates the Intellectual Property rights of any other Person. To Seller's Knowledge, (i) none of the Companies are violating any Person's Intellectual Property rights, (ii) the use by the Companies, Parent or any of their Affiliates of any Intellectual Property used in connection with the Business is not violating any other Person's Intellectual Property rights and (iii) no Person has threatened or claimed that the use by the Companies, Parent or its Affiliates of any Intellectual Property in connection with the Business is violating such Person's Intellectual Property rights. To Seller's Knowledge, no Person has claimed or is threatening to claim the right to use or license any of the Intellectual Property of the Companies except in accordance with the licenses granted by the Companies as provided in SECTION 2.16(c).

         SECTION 2.17 ENVIRONMENTAL MATTERS.

         (a) Except as disclosed on SECTION 2.17(a) of the Disclosure Schedule, the Companies are in compliance with all Environmental Laws in all material respects. Except as disclosed on SECTION 2.17(a) of the Disclosure Schedule, none of Parent, Operating Company or the Companies have received any notice to the effect that, nor does Seller have Knowledge that, (i) any of the Companies is not in compliance in all material respects with, or is in violation in any material respect of, any Environmental Laws or (ii) any currently existing circumstances are reasonably likely to result in a failure of any of the Companies to comply with, or a violation by any of the Companies of, any Environmental Laws. Except as disclosed on SECTION 2.17(a) of the Disclosure Schedule, the Companies have not received any written notice during the previous five (5) years of any alleged failure to comply with any Environmental Laws.

         (b) Except as disclosed in SECTION 2.17(b) of the Disclosure Schedule, there are no existing or, to Seller's Knowledge, threatened, Environmental Claims against any of the Companies. Except as disclosed in SECTION 2.17(b) of the Disclosure Schedule, none of Parent or the Companies has received any written notification, nor does Seller have Knowledge, of any allegation of any actual, or potential responsibility for, or any inquiry or investigation regarding, any disposal, release or threatened release of any Hazardous Substance either generated at or transported from any Facility or Former Property. Except as disclosed in SECTION 2.17(b) of the Disclosure Schedule, none of Parent or the Companies has, in the past ten (10) years, received, and to Seller's Knowledge there has not in such period been, any claim, demand, suit or cause of action alleging any form of bodily injury, sickness or disease, including but not limited to asbestosis, silicosis or any form of cancer, arising from any exposure to or contact with any materials or substances at any time either present at any Facility or Former Property or contained within any products or materials transported from any Facility or Former Property.

         (c) Except as disclosed in SECTION 2.17(c) of the Disclosure Schedule,
(i) no underground tank or other underground storage receptacle for Hazardous Substances is currently or, to Seller's Knowledge, has in the past been located at any of the Facilities, or to Seller's Knowledge, the Former Properties, and there have been no releases of any Hazardous Substances from any such current, or to Seller's Knowledge, former underground tank or related piping; (ii) there have been no current or, to Seller's Knowledge, past releases (i.e., any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing, or dumping) of Hazardous Substances in quantities exceeding those authorized by Environmental Laws required thereunder, upon or into the Facilities, or to Seller's Knowledge, the Former Properties; (iii) there are no polychlorinated biphenyls (PCBs) or asbestos located at or on the Facilities or to Seller's Knowledge, at or on the Former Properties, except in compliance with Environmental Laws, (iv) to Seller's Knowledge, no PCBs or asbestos have been used in the manufacturing processes of, or contained in products manufactured at, the Facilities, or, to Seller's Knowledge, the Former Properties, (v) to Seller's Knowledge, no part of the Facilities or to Seller's Knowledge, the Former Properties has been used as a landfill or for the disposal of Hazardous Substances.

         (d) Except as disclosed in SECTION 2.17(d) of the Disclosure Schedule, none of the Companies is a party, whether as a direct signatory or as successor, assign or third-party beneficiary, or otherwise bound, to any lease or other Contract (excluding insurance policies disclosed on the Schedules) under which any of the Companies is obligated by or entitled to the benefits of, directly or indirectly, any representation, warranty, indemnification, covenant, restriction or other undertaking concerning Environmental Conditions.

         (e) None of the Companies has released any other Person from any claim under any Environmental Law or waived any rights concerning any Environmental Condition except in connection with a complete release of liability of the Company in all associated matters.

         (f) Complete and accurate copies of the Environmental Reports, as well as all other written environmental reports, audits or assessments which have been conducted, by any of Parent, Seller or the Companies or any of their respective Affiliates, or any Person engaged by Parent, Seller or the Companies or any of their respective Affiliates for such purpose, with respect to any Facility or Former Property have been made available to Purchaser and its Representatives and a list, as of the Execution Date, of all such reports, audits and assessments prepared by any third party, including any Governmental Authority, contractor, consultant or laboratory or prepared or received by the department of Environmental Affairs of Parent is set forth on SECTION 2.17(f) of the Disclosure Schedule.

         SECTION 2.18 INTERCOMPANY CONTRACTS, TRANSACTIONS AND SERVICES; OUTSIDE ASSETS; SHARED ASSETS.

         (a) SECTION 2.18(a) of the Disclosure Schedule sets forth each material written Contract in effect as of the Execution Date between any of the Companies, on the one hand, and Parent or its Affiliates (other than Newco or AHCGC) on the other hand, which affects or relates to the Companies or the Business.

         (b) SECTION 2.18(b) of the Disclosure Schedule lists (x) the categories of material services that Parent or its Affiliates (other than Newco or AHCGC) provide to the Companies in connection with the operation of the Business as presently conducted and (y) the categories of goods bought or sold between Parent or its Affiliates (other than Newco or AHCGC) on the one hand, and the Companies on the other hand, other than in the case of (x) and (y), (i) the services described in Exhibit A to the form of Transition Services Agreement and
(ii) the services provided under the Contracts listed or described in SECTION 4.16(b) of the Disclosure Schedule.

         (c) SECTION 2.18(c) of the Disclosure Schedule provides (i) a reasonably detailed listing of the assets that are used primarily or held primarily for use in the operation of the Business as presently conducted which are not owned by the Companies, other than (A) those used or held for use by the Companies pursuant to Contracts (with a Person other than Parent or its Affiliates) included in the Assets, (B) the Canadian Assets and (C) the Excluded Seller Assets and (ii) identifies the owner or holder of such assets. The assets listed in SECTION 2.18(c) of the Disclosure Schedule are referred to herein as the "OUTSIDE ASSETS."

         (d) SECTION 2.18(d) of the Disclosure Schedule identifies any asset, right, privilege, Contract, Permit or arrangement which materially benefits the Companies or the Business and as to which none of the Companies would have a direct ownership or Contract right (with a Person other than Parent or its Affiliates) to continue use or ownership thereof, upon the terms in effect on the Execution Date (as modified in the Ordinary Course of Business after the Execution Date), following consummation of the transactions contemplated by this Agreement, other than (i) the assets, rights, privileges, Permits and Contracts listed on SECTION 4.16(b) of the Disclosure Schedule, (ii) the assets (x) owned, leased or licensed and used by Parent or its Affiliates (other than Seller or AHCGC) in providing services that are listed in SECTION 2.18(b) of the Disclosure Schedule and (y) not located at any Facility, (iii) the working capital assets and other financial assets provided by Parent and its Affiliates (other than Newco or AHCGC) which are not included in the definition of Net Working Capital, (iv) the assets (x) owned, leased or licensed that will be used by Parent or its Affiliates (other than Seller or AHCGC) to provide services to Purchaser and the New Group under the Transition Services Agreement and (y) not located at any Facility, (v) the capital stock and other equity interests of any Person other than AHCGC and Newco held by Seller, (vi) the Former Properties and
(vii) the Foodservice Assets. The assets, rights, privileges, Contracts and Permits listed in SECTION 2.18(d) of the Disclosure Schedule are collectively referred to herein as the "SHARED ASSETS".

         (e) Notwithstanding anything to the contrary contained in the foregoing, none of Parent, Seller, Operating Company or Newco shall have any liability under SECTION 2.18(a), 2.18(b) or 2.18(d) for failing to disclose any service or Contract that is required thereby to be listed on SECTION 2.18(a), 2.18(b) or 2.18(d), as applicable, of the Disclosure
Schedule if either (i) Purchaser currently provides such service in the operation of its business to its existing business units, or has a Contract with a third-party vendor with respect to the services provided to the Business under such Contract and such service of Purchaser or provided by the third-party vendor can be adapted without material burden to perform such service for the Business or (ii) the New Group is able to obtain (after using commercially reasonable efforts) such products or services on substantially equivalent terms and conditions (as to the Business) from a no less qualified third-party vendor.

         SECTION 2.19 TAXES. Except as set forth on SECTION 2.19 of the Disclosure Schedule:

         (a) All material Tax Returns required to be filed by or with respect to each of the Companies, either separately or as a member of a group of corporations, have been filed with the appropriate Taxing Authorities. All such Tax Returns are accurate, true and complete in all material respects. Parent has made available to Purchaser complete and accurate copies of all such Tax Returns (or, in the case of consolidated, combined or unitary Tax Returns, the portions thereof relating to the Companies) relating to any open Tax Periods of any of the Companies.

         (b) Each of the Companies has timely paid or made provision for the payment of all Taxes that are shown as due on the Tax Returns filed with the appropriate Tax Authorities or that may become due with respect to Tax Periods (or portions thereof) ending on or before the Execution Date. The accruals and reserves with respect to such Taxes (other than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) provided in the Balance Sheet are adequate (determined in accordance with GAAP) to cover all Taxes accruing or payable with respect to Tax Periods (or portions thereof) ending on or before the Execution Date. All material Taxes (including sales and use and employment Taxes) that any of the Companies is or was required by Law to withhold or collect have been duly withheld or collected and, to the extent required, have been timely paid to the proper Taxing Authority.

         (c) There are no liens for Taxes (other than for current Taxes not yet due and payable) upon any of the Assets.

         (d) There are currently no deficiencies for Taxes that have been claimed, proposed or assessed by any Taxing Authority against any of the Companies that have been received in writing by Parent, Operating Company, Seller or the other Companies or any of their respective Affiliates, or to Seller's Knowledge have otherwise been claimed, proposed or assessed. There are no pending or, to Seller's Knowledge, threatened audits, investigations or claims for or relating to any liability of the Companies in respect of Taxes, and as of the Execution Date, there are no matters under discussion with any Taxing Authority with respect to Taxes of the Companies. SECTION 2.19(d) of the Disclosure Schedule sets forth for each of the Companies the Tax Returns which have been audited within the three (3) years prior to the Execution Date by the relevant Taxing Authority for each period set forth on SECTION 2.19(d) of the Disclosure Schedule. No power of attorney has been executed by or on behalf of any of the Companies with respect to any matters relating to Taxes that is currently in force. No extension or waiver of a statute of limitations relating to Taxes is in effect with respect to any of the Companies. Set forth in SECTION 2.19(d) of the Disclosure Schedule for each Company are the jurisdictions in which such Company has filed Tax Returns within the three (3) tax years prior to the Execution Date. No claim has been made within the three
(3) years prior to the Execution Date by a Taxing Authority in a jurisdiction where a Company does not file Tax Returns that such Company may be subject to taxation in that jurisdiction.

         (e) None of the Companies is a party to any Tax sharing, indemnity, allocation or similar agreement. The Companies have no contractual obligations to indemnify any other Person with respect to Taxes.

         (f) None of the Companies is subject to any joint venture, partnership or other agreement, arrangement, or contract that is treated as a partnership for Tax purposes.

         (g) To Seller's Knowledge, none of Parent, Operating Company, Seller or the other Companies or any of their respective Affiliates has requested or received any ruling from any Taxing Authority, or signed any binding agreement with any Taxing Authority (including any advance pricing agreement) that would materially impact the amount of Tax Liability of any of the Companies after the Closing Date.

         (h) Parent is the common parent of an affiliated group of corporations that includes each of the Companies, and such affiliated group files a consolidated Tax Return for Federal income tax purposes that includes each of the Companies as members.

         SECTION 2.20 NEWCO'S OPERATIONS. Newco was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has not engaged in any business activities or conducted any operations, and has not incurred, directly or indirectly, any obligations or liabilities or entered into any agreement or arrangements with any Person other than (a) as contemplated by
SECTION 4.16, (b) the operation of the Business after the consummation of the transactions contemplated by SECTION 4.16 and (c) as expressly provided by this Agreement.

         SECTION 2.21 BROKERS. Except for Robert W. Baird & Co. Incorporated, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Seller. Parent is solely responsible for the fees and expenses of Robert W. Baird & Co. Incorporated.

         SECTION 2.22 TITLE TO ASSETS.

         (a) TITLE TO ASSETS PRIOR TO ASSET TRANSFERS.

              (i) The Companies and Canadian Seller own or have a leasehold or license interest in, or rights to all of the rights, properties and other assets necessary to operate the Business as presently conducted, except for (A) the Outside Assets and (B) the Excluded Seller Assets.

              (ii) The Assets are free and clear of Encumbrances, except for (A) Encumbrances identified in SECTION 2.22(a) of the Disclosure Schedule and (B) Permitted Encumbrances.

              (iii) Parent and its Affiliates have good and valid title to all of the Assets not leased or licensed.

         (b) TITLE TO ASSETS UPON CLOSING.

              (i) At the Closing, Newco, AHCGC or Canadian Purchaser will own or have a valid and enforceable (other than due to failure to obtain a Consent in connection with transactions contemplated by this Agreement) leasehold or license interest in, or other valid and enforceable (other than due to failure to obtain a Consent in connection with transactions contemplated by this Agreement) rights to all of the Assets, which constitute all of the assets, rights and privileges (1) reflected on the Final Closing Date Balance Sheet or
(2) necessary to run or operate the Business as presently conducted, except in the case of clause (2) for the Excluded Seller Assets and the Foodservice Assets.

              (ii) The Assets will be free and clear of Encumbrances, except for
(x) Encumbrances identified in SECTION 2.22(a) of the Disclosure Schedule and
(y) Permitted Encumbrances.

              (iii) At the Closing, Newco, AHCGC or Canadian Purchaser will have good and valid title to all Assets not leased or licensed.

         (c) All of the AHCGC Assets relate to or are used in connection with the design, development, manufacture, distributions, servicing, sale or marketing of consumer or specialty glass products, except for the Excluded Seller Assets.

         SECTION 2.23 TANGIBLE ASSETS. Except as set forth in SECTION 2.23 of the Disclosure Schedule, excluding Inventory and all Company Properties, each tangible Asset (other than the Excluded Seller Assets) material to the Business as presently conducted or material to the operation or use, as presently conducted, of any Key Facility or any material portion thereof is free of material defects, has been maintained in accordance with normal industry practice, is in satisfactory operating condition and repair (subject to normal wear and tear), and is adequate for the purposes for which it presently is used and presently proposed to be used. SECTION 2.23 of the Disclosure Schedule sets forth a true and correct copy of the Companies' capital budget plan for the year 2001 (the "2001 CAPITAL BUDGET PLAN").

         SECTION 2.24 SOLVENCY OF SELLER. After giving effect to the consummation of the transactions contemplated by this Agreement, (i) Seller will be able to satisfy all Liabilities of Seller existing or likely to arise at or in the period following the Closing and (ii) Seller will not be insolvent.

         SECTION 2.25 ACCOUNTS RECEIVABLE. All accounts receivable of the Companies reflected in the Final Closing Date Balance Sheet will represent bona fide claims against debtors for sales made, services performed or other charges arising on or before the Closing Date, and all of the goods delivered and services performed that give rise to such accounts were delivered or performed in accordance with applicable orders, Contracts or customer requirements.

         SECTION 2.26 INSIDER INTERESTS. To Seller's Knowledge and except as set forth in SECTION 2.26 of the Disclosure Schedule, no officer or director of any of the Companies, Operating Company or Parent owns, directly or indirectly, any material interest in any Person that is engaged in business, other than on an arm's-length basis, as a competitor, lessor, lessee, customer or supplier of the Companies.

         SECTION 2.27 INVESTMENTS. Except as set forth in SECTIONS 2.6 OR 2.27 of the Disclosure Schedule, the Companies do not own or have the right to acquire, directly or indirectly, (i) any interest or investment (whether equity or debt) in any Person or (ii) any assets of any Person, other than trade payables in the Ordinary Course of Business.

         SECTION 2.28 LABOR AND EMPLOYEES.

         (a) Except as set forth in SECTION 2.28(a) of the Disclosure Schedule,
(i) as of the Execution Date, none of the employment terms of the Employees are subject to the terms of a collective bargaining agreement or a collective bargaining agreement under negotiation, (ii) none of Parent or the Companies has received written notice of any complaint against or arbitration proceeding involving any of the Companies which is pending before the National Labor Relations Board or the Equal Employment Opportunity Commission or before any analogous entity in any country with respect to any Employee or former Employee or, to Seller's Knowledge, threatened against any of the Companies or affecting the Facilities and (iii) there are no labor strikes, disputes, material grievances pending under any collective bargaining agreements, slowdowns, work stoppages or other labor disturbances or difficulties pending or to Seller's Knowledge, threatened against the Companies and in the past five (5) years the Companies have not experienced a labor strike or dispute, slowdown, work stoppage or other labor disturbance or difficulty.

         (b) None of the Companies is delinquent in any material payments to any of the Employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed for it or amounts required to be reimbursed to such Employees. The Companies are not liable for any arrears of wages in excess of $50,000. The Companies have made all required payments to any trust or other fund or to any Governmental Authority with respect to unemployment compensation benefits, social security or other benefits or obligations for employees, other than payments which do not exceed $100,000 individually or in the aggregate. To Seller's Knowledge, no Employees are in any material respect in violation of any term of any employment contract, non-disclosure agreement, non-competition agreement or any restrictive covenant to a former employer relating to the right of any such Employee to be employed by the Companies because of the nature of the business conducted or presently proposed to be conducted by the Companies or to the use of trade secrets or proprietary information of others.

         (c) Parent has identified on SECTION 2.28(c) of the Disclosure Schedule and has made available to Purchaser true and complete copies of (i) all severance agreements with directors, officers and Employees of the Companies in effect as of the Execution Date or which, as of the Execution Date, the Companies intend to enter into prior to the Closing; (ii) all severance programs and policies applicable to the Employees in effect as of the Execution Date; (iii) all plans, programs, agreements and other arrangements with or relating to directors, officers, Employees or consultants of the Companies which contain change in control provisions as of the Execution Date; and (iv) any written material relating to the material personnel policies of the Companies in effect as of the Execution Date.

                                  ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

                  Purchaser hereby represents and warrants to Seller and Parent as follows:

         SECTION 3.1 ORGANIZATION. Purchaser is duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

         SECTION 3.2 AUTHORITY; ENFORCEABILITY. Purchaser has the requisite corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is or will be party and to perform its obligations hereunder and thereunder. The execution and delivery by Purchaser of this Agreement and the Ancillary Agreements to which it is or will be party and the performance by Purchaser of its obligations hereunder and thereunder have been duly authorized by all necessary corporate action on the part of Purchaser. This Agreement and the Ancillary Agreements to which it is party have been or will be duly executed and delivered by Purchaser and each constitutes a legal, valid and binding agreement of Purchaser, enforceable against Purchaser in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

         SECTION 3.3 NON-CONTRAVENTION. Except as set forth in SCHEDULE 3.3, the execution, delivery and performance by Purchaser of this Agreement and the Ancillary Agreements to which it is or will be a party do not and will not (a) violate or result in the breach of any provision of the certificate of incorporation or bylaws of Purchaser, (b) violate any Law or Governmental Order applicable to Purchaser or any of its assets or properties, or (c) result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under or give to others any rights of termination, amendment or acceleration of, or result in the creation of any Encumbrance on any of the assets or properties of Purchaser pursuant to any Contract to which Purchaser is a party or by which any of its assets or properties is bound or affected.

         SECTION 3.4 GOVERNMENTAL CONSENTS. Except as described in SCHEDULE 3.4 and for (a) filings required under the HSR Act or similar competition or antitrust Laws of any foreign jurisdiction and (b) filings that may be required under the Exchange Act, no Consent is required to be obtained by Purchaser, and no notice or filing is required to be given by Purchaser or any Affiliate thereof or made by Purchaser or any Affiliate thereof with, any Governmental Authority or other Person in connection with the execution, delivery and performance by Purchaser of this Agreement or any Ancillary Agreements to which it will be a party, nor are any Consents required under any Contracts to which Purchaser is a party as a result of the consummation of the transactions contemplated by this Agreement, except for such Consents as to which the failure to obtain such Consent will not have a material adverse effect on the Purchaser or its ability to timely effect the consummation of the transactions contemplated hereby.

         SECTION 3.5 PURCHASE FOR INVESTMENT.

         (a) Purchaser acknowledges that the sale of the Shares contemplated hereby has not been registered under the Securities Act or qualified under securities or "blue sky" Laws of applicable states, Parent having advised Purchaser of its reliance upon exemptions from registration or qualification thereunder.

         (b) Purchaser (i) is not an underwriter as such term is defined under the Securities Act, (ii) is acquiring the Shares for its own account solely for investment with no present intention to subdivide or distribute any of the Shares to any Person other than an Affiliate and (iii) will not sell, offer, transfer, assign, pledge, hypothecate or otherwise dispose of any of the Shares, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable federal or state securities Laws.

         SECTION 3.6 FINANCIAL CAPABILITY. Purchaser has received a fully executed written commitment, a copy of which is attached as EXHIBIT 3.6 hereto, from the Persons indicated thereon (the "COMMITMENT") to provide, in the aggregate, monies sufficient to fund the entire Closing Payment (and adjustments thereto), transaction fees and expenses and the ongoing working capital needs of the Companies (the "FINANCING"). As of the Execution Date, (i) the Commitment has not been amended or modified from that attached as EXHIBIT 3.6 hereto and
(ii) there is no breach or default by Purchaser, or, to Purchaser's Knowledge, by the counterparty, existing under the Commitment.

         SECTION 3.7 BROKERS. Except for Bear, Stearns & Co. Inc. and Banc of America Securities LLC, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Purchaser. Purchaser shall be solely responsible for payment of the fees and expenses of Bear, Stearns & Co. Inc. and Banc of America Securities LLC.

                                  ARTICLE IV.
                              ADDITIONAL AGREEMENTS

         SECTION 4.1 CONDUCT OF BUSINESS PRIOR TO THE CLOSING.

         (a) Except as contemplated by this Agreement and except as set forth on
SECTION 4.1 of the Disclosure Schedule, pending the Closing, Seller shall cause each of the Companies and Canadian Seller (as to the Business) to conduct the Business in the Ordinary Course of Business, to use commercially reasonable efforts to preserve substantially intact the business organization of the Business, and to use commercially reasonable efforts to preserve the business relationships of the Business (as of the Execution Date). Without limiting the generality of the foregoing, except as contemplated by this Agreement and except as set forth in

SECTION 4.1 of the Disclosure Schedule, Seller shall not permit any of the Companies to do any of the following without the prior written consent of Purchaser (which consent shall not be unreasonably withheld or delayed):

              (i) sell, lease, transfer, or assign any material Asset, other than in the Ordinary Course of Business (but specifically excluding any of the Owned Property);

              (ii) enter into any Contract (other than customer Contracts or Foodservice Contracts) (or series of related Contracts, other than customer Contracts) either involving consideration in excess of $500,000 under each such Contract or series of related Contracts (other than the renewal of existing Contracts on generally similar terms) or outside the Ordinary Course of Business, excluding those Contracts which are intended to be fully performed by the applicable Company within ninety (90) days after the date entered into or which are cancelable by the applicable Company within ninety (90) days after notice without penalty, premium or a termination payment;

              (iii) accelerate, terminate, materially modify or cancel any Contract (other than Foodservice Contracts) (or series of related Contracts) involving consideration in excess of $500,000 under each such Contract or series of related Contracts to which any of the Companies is a party or by which any of them is bound, except as effected in the Ordinary Course of Business as to Contracts relating to sales of products or Contracts relating to licensing of Intellectual Property rights of third parties permitting the sale of products by the Companies bearing such licensed Intellectual Property;

              (iv) merge or consolidate with, or make any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person;

              (v) issue any note, bond, or other debt security or create, incur, assume, or guaranty any indebtedness for borrowed money;

              (vi) delay or postpone the payment of accounts payable and other Liabilities outside the Ordinary Course of Business;

              (vii) cancel, compromise, waive or release any right or claim (or series of related rights and claims) either involving more than $500,000 in the aggregate or outside the Ordinary Course of Business;

              (viii) grant any license or sublicense of any rights under or with respect to any Intellectual Property (other than the Foodservice IP Assets so long as such license is not inconsistent with the rights and obligations set forth in the License Agreement) other than in the Ordinary Course of Business;

              (ix) enter into any hedging arrangement or forward purchase agreement for a period greater than twelve (12) months or extend any existing hedging arrangement or forward purchase agreement for a period greater than twelve (12) months;

              (x) issue, sell, or otherwise dispose of any of its capital stock or grant any options, warrants or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

              (xi) declare, set aside or pay any dividend or make any distribution with respect to its capital stock (other than cash dividends) or redeem, purchase, or otherwise acquire any of its capital stock;

              (xii) make any loan to, or enter into any other transaction with, any of its directors, officers or Employees outside the Ordinary Course of Business;

              (xiii) enter into any written Employment Agreement or materially modify the terms of any such existing Employment Agreement, other than to extend or renew an existing Employment Agreement on generally similar terms as in effect on the Execution Date or to hire an employee in the Ordinary Course of Business;

              (xiv) except in the Ordinary Course of Business or as required by Law or the terms of any existing Contract, increase the salary, wage, rate of compensation, commission, bonus or other direct or indirect remuneration payable to, or other compensation of any salaried or hourly Employees (excluding Employees subject to collective bargaining), independent contractor or officer of the Companies or enter into any Contract or other binding commitment in respect of such increase, but in no event shall aggregate increases under this clause (xiv) exceed 5% of the Companies' current payroll costs for base wages for such salaried or hourly Employees (excluding Employees subject to collective bargaining), in the aggregate;

              (xv) except as required by Law or by the terms of this Agreement, adopt, amend, modify, or terminate any Company Benefit Plan as it pertains to Employees (excluding amendments and modifications to Company Benefit Plans resulting directly from collective bargaining);

              (xvi) pledge to make any charitable or other capital contribution outside the Ordinary Course of Business;

              (xvii) mortgage, pledge or encumber any of the Assets, other than pursuant to Permitted Encumbrances;

              (xviii) make any commitment for any capital expenditure in excess of $500,000 individually or $2,000,000 in the aggregate, except as to the categories of items set forth in the 2001 Capital Budget Plan or which shall be set forth in the 2002 Capital Budget Plan, provided that Seller shall not permit any of the Companies to make any capital commitments or expenditures with respect to the Business in excess of $20 million in the aggregate for the year ending December 31, 2002;

              (xix) amend its certificate of incorporation or by-laws;

              (xx) make any change in any material accounting practices customarily followed by it, excluding any standard cost revisions effected as of January 1, 2002 in the Ordinary Course of Business or changes required by GAAP;

              (xxi) make any changes in its sales practices or procedures other than in the Ordinary Course of Business;

              (xxii) fail to maintain the material Assets in substantially their current state of repair, excepting normal wear and tear, or fail to replace (consistent with the Companies' past practice) inoperable, worn-out or obsolete material Assets, or fail to repair, replace, or refurbish any material Asset which has been damaged or destroyed after the Execution Date (whether or not insured);

              (xxiii) make any election with respect to Taxes that may materially increase the amount of Tax liability of any of the Companies after the Closing Date (but Purchaser's consent shall be deemed to be provided if such election is consistent with past practices and custom of the Companies or the requirements of applicable Law);

              (xxiv) enter into any closing agreement or settlement or agreement to settle any claim or assessment for Taxes entered into on a basis that may materially increase the amount of Tax liability of any of the Companies after the Closing Date (but Purchaser's consent shall be deemed to be provided if such agreement or settlement is consistent with the past practices and custom of the Companies or the requirements of applicable Law);

              (xxv) enter into any Contract described in clauses (i), (ii) or
(xvi) of SECTION 2.10(a);

              (xxvi) enter into any customer Contract in which the "buyback" commitment or similar repurchase commitment, with respect to such Contract, would be reasonably likely to exceed 20% of the estimated first year sales under such Contract;

              (xxvii) enter into or materially modify any collective bargaining agreement other than in the Ordinary Course of Business; or

              (xxviii) enter into any contract or other agreement to do any of the foregoing.

         (b) For purposes of this Agreement, the term "commercially reasonable efforts" shall not be deemed to require any Person to give any guarantee or other consideration of any nature, including in connection with obtaining any consent or waiver or to consent to any change in the terms of any Contract.

         SECTION 4.2 ACCESS TO INFORMATION.

         (a) From the Execution Date until the Closing, Seller and Parent shall cause the Companies and Canadian Seller to promptly afford Purchaser and its Representatives, at Purchaser's sole expense, with reasonable access, during normal business hours and upon reasonable advance notice, to the offices, properties, facilities, Books and Records, Tax Returns

(including Tax records) or other information reasonably requested by Purchaser and related to the Business, as Purchaser reasonably deems necessary or advisable, and to those employees and personnel of the Companies, Operating Company, Canadian Seller and Parent to whom Purchaser reasonably requests access, including access to personnel to facilitate the transition at Closing of functions relating to general ledger, accounts payable, payroll, purchasing and information systems relating to the Business, PROVIDED, HOWEVER, that (i) Seller and Parent may limit access to information, materials or data that relate to matters which it advises Purchaser in writing it has reasonably and in good faith determined, based upon advice of outside counsel, the disclosure thereof would violate any Laws and commercially reasonable arrangements cannot be effected to resolve such concerns of Law; (ii) neither Purchaser nor any of its Representatives shall unreasonably disrupt the personnel or operations of Parent, Operating Company or the Companies, (iii) until such time as the condition set forth in SECTIONS 7.1(e) and 7.2(j) hereof has been satisfied, Seller and Parent may reasonably limit access to customer pricing information and related terms, the disclosure of which would be reasonably likely to result in material competitive harm to the Business if the transactions contemplated by this Agreement are not completed, (iv) Seller and Parent may limit access to information and materials which are subject to a third party confidentiality agreement which would prohibit the disclosure of the information or materials which has been requested by Purchaser PROVIDED that, upon request of Purchaser, Parent shall, and shall cause its Affiliates to, use commercially reasonable efforts to obtain a waiver to such confidentiality agreement from the other party thereto to permit such disclosure; and (v) Seller and Parent may reasonably limit access to Books and Records (or portions thereof) to the extent such Books and Records (or portions thereof) do not relate in any manner to the Business; PROVIDED, that with respect to clause (v), Seller and Parent shall use their reasonable best efforts to separate or extricate such data and materials which relate to the Business from the data and materials which do not relate to the Business and provide Purchaser with such data or materials relating to the Business in usable electronic or hard copy form. The access and production of information and materials provided for in this SECTION 4.2(a) shall be coordinated by Andrea L. Horne, Vice President - Corporate Development at Parent (the "COORDINATOR") or by such other person as the Coordinator designates from time to time and Purchaser and its Affiliates and Representatives will contact the Coordinator or persons designated by the Coordinator with respect to coordinating and obtaining such access or information and materials. No information or knowledge obtained in any investigation pursuant to this SECTION
4.2 shall affect or be deemed to modify any representation or warranty contained in the Agreement or the conditions to the obligations of the parties to consummate the transactions contemplated by this Agreement. All documents and information supplied to Purchaser by the Companies, Seller and Parent under this
SECTION 4.2 shall be kept confidential in accordance with the Confidentiality Agreement and SECTION 4.24 hereof; PROVIDED, that Purchaser's obligations under the Confidentiality Agreement with respect to the Confidential Information (as defined in the Confidentiality Agreement), which relates solely to the Business, Newco or AHCGC, shall terminate upon Closing.

         (b) In order to facilitate the resolution of any claims made by or against or incurred by Operating Company, Canadian Seller, Parent or the Companies prior to the Closing or for any other reasonable purpose (excluding any Action among the parties hereto), for a period of five (5) years following the Closing (or, with respect to any Books and Records necessary for the preparation and filing of any Tax Returns, reports or forms or the defense of any Tax audit, claim or assessment, until ninety (90) days after the expiration of the applicable statute of limitations period), the New Group shall, and Purchaser shall cause the New Group to (i) retain the Books and Records of the Companies relating to periods prior to the Closing and (ii) upon reasonable notice, afford Seller and its Representatives reasonable access (including the right to make photocopies, at Seller's or Parent's expense), during normal business hours, to such Books and Records; provided that Seller shall reimburse Purchaser promptly upon demand for all out-of-pocket expenses incurred by Purchaser in connection therewith.

         (c) In order to facilitate the resolution of any claims made by or against or incurred by Purchaser, Newco, AHCGC or Canadian Purchaser after the Closing or for any other reasonable purpose (excluding any Action among the parties hereto), for a period of five (5) years following the Closing (or, with respect to any Books and Records necessary for the preparation and filing of any Tax Returns, reports or forms or the defense of any Tax audit, claim or assessment, until ninety (90) days after the expiration of the applicable statute of limitations period), Seller, Operating Company and Parent shall each respectively (i) retain the Books and Records of Seller, Operating Company and Parent, as applicable, which relate to the Companies for periods prior to the Closing and which shall not otherwise have been delivered to Purchaser or the New Group and (ii) upon reasonable notice, afford Purchaser, Newco, AHCGC or Canadian Purchaser or any of their respective Representatives reasonable access (including the right to make photocopies, at the expense of Purchaser), during normal business hours, to such Books and Records; provided that Purchaser shall reimburse Seller or Parent promptly upon demand for all out-of-pocket expenses incurred by Seller or Parent in connection therewith.

         (d) In the event and for so long as Purchaser, Newco, AHCGC or Canadian Purchaser actively is contesting or defending against any Action, investigation, charge, complaint, claim, or demand in connection with any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction on or prior to the Closing Date involving New Group or the Companies (other than matters subject to Article VIII hereof), Seller and Parent will use commercially reasonable efforts to cooperate, and shall use commercially reasonable efforts to cause their Affiliates to cooperate, with Purchaser and its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their Books and Records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of Purchaser (except to the extent Purchaser is entitled to indemnification therefor under Article VIII hereof).

         (e) In the event and for so long as Parent or Seller actively is contesting or defending against any Action, investigation, charge, complaint, claim, or demand in connection with any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Companies or the Business or the Foodservice Business (other than matters subject to ARTICLE VIII hereof), Purchaser will use commercially reasonable efforts to cooperate, and shall use commercially reasonably efforts to cause the New Group and its other Affiliates to cooperate, with Parent and Seller and counsel for Parent or Seller in the contest or defense, make available the personnel of Purchaser, the New Group and Purchaser's other Affiliates, and provide such testimony and access to their Books and Records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of Parent and Seller.

         SECTION 4.3 FURTHER ASSURANCES; MONTHLY MEETINGS.

         (a) Upon the terms and subject to the conditions contained herein, the parties hereto agree, both before and after the Closing, (i) to use all commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, including, all actions necessary to satisfy the conditions to Closing set forth in ARTICLE VII hereof, (ii) to execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated by this Agreement, and (iii) to cooperate with each other in connection with the foregoing.

         (b) Subject to the limitations set forth in SECTION 4.2 hereof, key management personnel for the Companies and to the extent reasonably requested by Purchaser, key management personnel of Parent who are involved in managing any material aspect of the Business, shall meet with management personnel of Purchaser on a monthly basis prior to Closing to discuss the financial and operational results, condition, plans and prospects of the Business and the Companies. Each meeting will be held at a time and location mutually agreeable to the parties hereto. As part of such meetings, subject to the limitations of
SECTION 4.2, Purchaser shall be permitted to inquire as to, and management of the Companies and Parent shall undertake commercially reasonable efforts to respond to, all material matters relating to the Business, including: the information provided pursuant to SECTION 4.18(d) and variations from budgets and forecasts; material transactions relating to the Business which have been entered into or have been proposed to be entered into (including any Material Contracts relating to the Business); and plans for and the status and results of the rebuild of any furnaces at the Key Facilities (and, independent of such meetings, the Companies and Parent shall undertake commercially reasonable efforts to promptly provide to Purchaser all material plans and proposals regarding any such furnace rebuild).

         SECTION 4.4 HART-SCOTT-RODINO ACT FILINGS, COOPERATION, CONTROL.

         (a) Each of Purchaser, Seller and Parent shall, and Seller shall cause the Companies to (i) make or cause to be made the filings required of such party or any of its Affiliates under the HSR Act and any other applicable Antitrust Laws with respect to the Share Purchase and the other transactions contemplated by this Agreement as promptly as is reasonably practicable and in any event with respect to the HSR Act within five (5) Business Days after the Execution Date,
(ii) comply at the reasonably earliest practicable date with any request under the HSR Act or other Antitrust Laws for additional information, documents or other materials received by such party or any of its Affiliates from the Federal Trade Commission or the Department of Justice or any other Governmental Authority in respect of such filings or the Share Purchase and the other transactions contemplated by this Agreement, and (iii) cooperate with the other parties hereto in connection with making any filing under the HSR Act or other Antitrust Laws (including, with respect to the party making a particular filing, giving due consideration to all reasonable additions, deletions or changes suggested in connection therewith) and in connection with any filings, conferences or other submissions related to resolving any investigation or other inquiry by any such Governmental Authority under any Antitrust Laws with respect to the Share Purchase and the other transactions contemplated by this Agreement. Each of Seller, Parent and Purchaser shall, and shall cause their respective Affiliates to, furnish to the other all information necessary or desirable for any application or other filing to be made pursuant to any Antitrust Law in connection with the Share Purchase and the other transactions contemplated by this Agreement. Each of Seller, Parent and Purchaser shall promptly inform the other of any communication with, and any proposed understanding, undertaking or agreement with, any Governmental Authority regarding any such filings or any such transaction. In the event a party intends to independently participate in any meeting with any Governmental Authority in respect of any such filings, investigation or other inquiry that party shall give the other party reasonable prior notice of such meeting. Subject to the provisions of the joint defense and confidentiality agreement previously entered into among counsel to the parties, the parties hereto will consult and cooperate with one another in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with all meetings, actions and proceedings under or relating to the HSR Act or other Antitrust Laws.

         (b) Each of Purchaser and Parent shall, and shall cause their respective Subsidiaries (including the Companies) to, use their reasonable best efforts to (i) cause the expiration of the notice periods under the HSR Act or other Antitrust Laws with respect to the Share Purchase and the other transactions contemplated by this Agreement as promptly as is reasonably practicable after the execution of this Agreement and (ii) resolve such objections, if any, as may be asserted by any Governmental Authority with respect to the Share Purchase or any other transactions contemplated by this Agreement under the Antitrust Laws, all subject to the limitations set forth in this SECTION 4.4(b). In connection therewith, if any administrative or judicial action or proceeding is instituted (or threatened to be instituted) challenging the Share Purchase or any other transaction contemplated by this Agreement as violative of any Antitrust Law, each of Parent, Seller and Purchaser shall, and shall cause their respective Subsidiaries to, cooperate and use their reasonable best efforts to contest and resist, except insofar as Parent and Purchaser may otherwise agree, any such action or proceeding, including any action or proceeding that seeks a temporary restraining order or preliminary injunction that would prohibit, prevent or restrict consummation of the Share Purchase or any other transaction contemplated by this Agreement; PROVIDED, HOWEVER, that Parent and Purchaser shall have no obligation to contest or resist any action or proceeding after issuance of a preliminary injunction under the Antitrust Laws by any United States federal court. Should any preliminary or permanent injunction or similar order granting injunctive relief (other than a temporary restraining order) under the Antitrust Laws be issued by any United States federal court, Purchaser may elect (upon written notice within five (5) Business Days after issuance), but (notwithstanding any provision of this SECTION 4.4) shall not be required, to seek to have such preliminary injunction, order or stay vacated, lifted or otherwise set aside, but in the event Purchaser so elects, Purchaser, Seller and Parent shall be obligated to use their reasonable best efforts to contest and resist thereafter until such time, if any, as Purchaser decides (and it shall be entitled in its sole discretion to so decide) to cease contesting or resisting such preliminary injunction, order or stay or termination of this Agreement and has notified Parent of its determination pursuant to SECTION 4.4(d) hereof. Under no circumstances shall Purchaser or Parent or any of their respective Affiliates be required to hold separate (including by trust or otherwise) or divest or dispose of any of its businesses or assets or waive any of the conditions to the Share Purchase or the other transactions contemplated by this Agreement set forth in Article VII of this Agreement as they apply to such party, nor shall Purchaser or any of its Affiliates be required to hold separate (including by trust or otherwise) or divest or dispose of any of the Assets or any portion of the Business.

         (c) Notwithstanding any other provisions of this SECTION 4.4, Purchaser shall make all strategic and tactical decisions as to the manner in which to contest, resist or respond to all inquiries, investigations, actions or proceedings (or threatened investigations, actions or proceedings) under or relating to the HSR Act or other Antitrust Laws, including all decisions with respect to: (i) communicating with Governmental Authorities, (ii) whether or not to continue contesting and resisting any action or proceeding after issuance of any preliminary injunction under the Antitrust Laws by any United States federal or state court, and (iii) on what terms Purchaser and Parent shall resolve any objection, or any action or proceeding instituted (or threatened to be instituted) under any Antitrust Law challenging the Share Purchase or any of the transactions contemplated by this Agreement. Seller and Parent shall, and shall direct their counsel and other Representatives to, cooperate with Purchaser and act in accordance with any direction given by Purchaser in connection with any action to be taken under SECTION 4.4(b) or under this SECTION 4.4(c) of which Seller and Parent has received notice under this SECTION 4.4(c), unless Seller and Parent shall conclude, after consultation with its legal counsel, that a particular action or failure to act would likely violate an applicable legal duty or prohibition.

         (d) Purchaser shall promptly advise Seller and Parent in writing if it determines pursuant to this SECTION 4.4 to cease contesting and resisting actions relating to the Antitrust Laws. The preceding sentence shall not be construed to afford Purchaser any right to cease actions under SECTION 4.4, which rights shall solely be established under SECTION 4.4(a)-(c). All directions, requests, notices and other communications by Purchaser to Seller and Parent under this SECTION 4.4 shall be in writing and shall set forth in reasonable specificity the subject direction, request or notice.

         (e) Any factual information, documents, opinions, strategies or other materials exchanged or communicated by Seller and Parent to Purchaser, or by Purchaser to Seller and Parent, in the course of the parties' negotiations, respective due diligence or joint defense efforts related to the subject matter hereunder shall be subject to the terms of a joint defense and confidentiality agreement previously entered into among counsel to the parties.

         (f) As used in this Agreement, the term "ANTITRUST LAWS" means the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other federal, state or foreign statutes, rules, regulations, orders, decrees, administrative or judicial doctrines or other laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or otherwise denominated as competition laws of the particular jurisdiction.

         SECTION 4.5 NOTICE OF DEVELOPMENT. Between the Execution Date and the Closing, the Companies or Seller and/or Parent, as applicable, on the one hand, and Purchaser, on the other hand, shall give prompt notice to the other of any event, or the failure of a party hereto or any Affiliate of any party hereto to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, which occurrence or failure would be reasonably likely to make the satisfaction of the conditions of ARTICLE VII impossible or unlikely; PROVIDED, HOWEVER, that such disclosure shall not be deemed to modify or amend the representations or warranties made by Seller, Parent or Purchaser herein for any purpose under this Agreement, including the satisfaction of the conditions to Closing under ARTICLE VII or Seller's, Parent's or Purchaser's indemnification obligations under ARTICLE VIII, except as otherwise provided by SECTION 8.3(g) hereof, or to cure any breach of a representation or warranty when made or any covenant or agreement or to satisfy any condition herein. Without limiting the foregoing, between the Execution Date and the Closing, Purchaser shall give prompt notice to Seller and Parent of any amendment, modification or termination of the Commitment. Purchaser shall also (i) respond, from time to time, to reasonable inquiries of Parent as to the status of the Financing contemplated by the Credit Agreement and (ii) promptly notify Seller and Parent upon receipt of written notice from the lenders that (A) a condition to funding under the Credit Agreement has become incapable of being satisfied (beyond any applicable cure period, if any), (B) the commitments under the Credit Agreement have lapsed or
(C) the commitments under the Credit Agreement have been terminated by the lenders under the Credit Agreement.

         SECTION 4.6 INSURANCE; RISK OF LOSS.

         (a) To the extent that, after the Closing Date, the Companies or Seller or Parent require any information regarding claim data, payroll or other information in order to make filings with insurance carriers, Seller shall promptly supply such information to the New Group and Purchaser shall cause the New Group to promptly to supply such information to Seller or Parent.

         (b) Parent will cause the Companies to obtain the following title insurance commitments, policies, riders and endorsements in preparation for the Closing and will cause Seller to deliver such documents and materials to Purchaser at Closing: with respect to each parcel of Owned Property which is listed in SECTION 2.15(a) of the Disclosure Schedule, an extended coverage ALTA Owner's Policy of Title Insurance (or equivalent policy reasonably acceptable to Purchaser if the real property is located in a state in which ALTA Owner's Policy of Title Insurance is not available), dated as of the Closing, issued by Chicago Title Insurance Company or other commercially equivalent title insurer reasonably satisfactory to Purchaser, in such amount as Purchaser and Seller reasonably may determine to be the fair market value of such real property (including all improvements located thereon), insuring fee title to such real property to be in the applicable Companies as of the Closing (subject only to title exceptions which are Permitted Encumbrances).

         (c) To the extent available in the applicable jurisdiction, and without the requirement that Parent or any of its Affiliates provide any indemnification or affidavits to the title insurance company (other than ALTA "Owner's Affiliates", gap indemnities and mechanics' lien indemnities), each title insurance policy delivered under SECTION 4.6(b) above shall not include a creditor's rights exception and shall (i) insure title to the real property and all recorded easements benefiting such real property, (ii) contain an "extended coverage endorsement" insuring over the general exceptions contained customarily in such policies, (iii) contain an ALTA Zoning Endorsement 3.1 (or equivalent),
(iv) contain an endorsement insuring that the real property described in the title insurance policy is the same real estate as shown on the Survey delivered with respect to such property, (v) contain an endorsement insuring that each street adjacent to the real property is a public street and that there is direct and unencumbered pedestrian and vehicular access to such street from the real property, (vi) if the real property consists of more than one record parcel, contain a "contiguity" endorsement insuring that all of the record parcels are contiguous to one another, (vii) contain a "non-imputation" endorsement to the effect that title defects known to the officers, directors, and stockholders of the owner prior to the Closing shall not be deemed "facts known to the insured" for purposes of the policy,
(viii) contain any owner's comprehensive, tax parcel and plat and subdivision endorsements, (ix) contain affirmative coverage over failure of closure of the legal description to the Owned Property and (x) contain such other endorsements and coverages as may be reasonably requested by Purchaser. Purchaser shall be responsible for all of the costs and expenses associated with purchasing the title insurance policies and endorsements contemplated above, PROVIDED, HOWEVER, that Seller shall pay any title fees or charges for the preliminary title commitments or other appropriate evidence of title as if the title insurance policies are not actually purchased and the costs and expenses associated with obtaining the surveys required pursuant to SECTION 4.7 hereof.

         SECTION 4.7 SURVEYS. With respect to each of the Owned Properties as to which a title insurance policy is to be procured pursuant to SECTION 4.6(b) above, Parent will cause the Companies to procure in preparation for the Closing (and in time for the preparation and issuance of the title policies required at Closing by SECTION 4.6 hereof) and will cause Seller to deliver at Closing, a current survey of the real property certified to Purchaser, prepared by a licensed surveyor and conforming to current ALTA Minimum Detail Requirements for Land Title Surveys or similar local criteria, disclosing the location of all improvements, easements, party walls, sidewalks, roadways, utility lines, and other matters shown customarily on such surveys, and showing access affirmatively to public streets and roads and showing that the improvements (including, all building and loading docks and packaging lots appurtenant thereto) are entirely located on the Owned Properties (the "SURVEY"). The Survey shall not disclose any Encumbrance which is not a Permitted Encumbrance.

         SECTION 4.8 CORPORATE NAMES.

         (a) To the extent the trademarks, service marks, brand names, logos or trade, corporate or business names of Parent, Seller or of any of Parent's Affiliates ("PARENT'S IP") are not included in the Assets but are used by the Business on packaging or printed advertising and promotional materials, Inventories or like materials (collectively, the "PACKAGING") included in the Assets, Purchaser and the New Group may use such Packaging or sell such Inventories after the Closing Date (without altering or modifying such Packaging and Inventories) until such Packaging is exhausted and in any event no more than two (2) years after the Closing Date. Parent, Seller and Affiliates, as applicable, hereby grant to Purchaser a non-exclusive, nontransferable, non-sublicensable (except to Purchaser's Affiliates) license to use Parent IP in such countries as Parent, Seller or their Affiliates, as applicable, have rights in such Parent IP, during such period as the Packaging is being used up by the New Group. In the event that the New Group manufactures or produces products after the Closing Date for use with Packaging, Seller may reasonably request, and the New Group shall provide, samples of such products to examine and ensure that such products are of a quality level not materially different from the existing Inventory at Closing. In the event that the products used with the Packaging are of materially inferior quality, Seller may request that the New Group raise the quality of the products being manufactured for use with the Packaging. If the New Group has not, within forty-five (45) days of such notice by Seller to the New Group, provided Seller with evidence that the quality of its products used in connection with Packaging is substantially similar in level to the products manufactured prior to Closing, the New Group shall cease to use such Packaging in connection with such products.

         (b) Prior to Closing, Parent shall cause Newco to change its corporate name to "Anchor Hocking Inc." No later than two (2) Business Days after the Closing, Seller shall, and Parent shall cause Seller to, change its corporate name from "Anchor Hocking Corporation" to another corporate name and none of Parent or its Affiliates shall use the name "Anchor Hocking" or any name similar thereto or derivative thereof, as a corporate name or business alias at any time after the second Business Day following the Closing.

         SECTION 4.9 DOMAIN NAMES/INTERNET SITES.

         (a) Notwithstanding SECTION 4.8 and except as expressly provided herein and the License Agreement, Parent agrees that neither it nor its Affiliates shall at any time adopt or use any domain names, URLs, e-mail addresses, meta tags, search terms for Internet portals or search engines and the like containing any item set forth in SECTION 2.16(b) of the Disclosure Schedule or any term confusingly similar to any of the foregoing.

         (b) Within thirty (30) days after the Closing Date, Parent shall and shall cause Seller and each of its Affiliates to transfer, convey and assign to Purchaser all of Parent's, Seller's and their respective Affiliates' right, title and interest in and to the domain names listed in SECTION 2.16(b) of the Disclosure Schedule.

         (c) Effective as of the Closing Date, Parent and Seller shall, and shall cause their respective Affiliates to, transfer to Purchaser all of the Internet and Intranet web sites, web pages and site content (including, but not limited to, software, scripts, HTML pages, file structures, artwork, drawings, illustrations, photographs, videos, logos, text, slogans, mechanicals, transparencies, data, data structures, data paths, system specifications and configurations, and related information and documentation) operated or maintained by or on behalf of the Companies ("Internet Content"), but only to the extent such materials and contents relate to the Business ("BUSINESS INTERNET CONTENT"). Parent and Seller further agree to remove, and to cause their respective Affiliates to remove, all such Business Internet Content from any Internet or Intranet sites they operate or have operated for themselves or their Affiliates within fifteen (15) days after the Closing. In connection with such transfer, Purchaser shall as promptly as practicable, no later than fifteen
(15) days after the Closing, remove all Seller, Parent and other non-Business trademarks, brandnames and logos from such materials. To the extent that the Business Internet Content includes any Internet Content relating exclusively to the Foodservice Business, Purchaser agrees to remove, and to cause its Affiliates to remove, all such Internet Content from the internet sites included in the Business Internet Content within fifteen (15) days after the Closing.

         SECTION 4.10 INTERCOMPANY ACCOUNTS, AGREEMENTS AND TRANSACTIONS. Parent and Seller shall cause all Contracts and arrangements between or among Parent, Seller or any of their Affiliates (other than Newco and AHCGC), on the one hand, and any of the Companies (other than Seller), on the other hand, including (a) all inter-company notes and (b) all Contracts and arrangements set forth on SECTION 2.18(a) of the Disclosure Schedule, to be terminated immediately prior to the Closing with no further Liabilities on the part of any party thereto.

         SECTION 4.11 RESIGNATIONS. On the Closing Date, Parent and Seller shall use commercially reasonably efforts to cause to be delivered to Purchaser duly signed resignations, effective at the time of Closing, of all directors and officers of Newco and AHCGC other than the persons identified in writing by Purchaser within ten (10) days prior to Closing.

         SECTION 4.12 BOOKS AND RECORDS.

         (a) After the Closing, upon reasonable written notice, Purchaser and Parent shall furnish or cause to be furnished to each other and their respective Representatives reasonable access, during normal business hours, to such information and assistance relating to the Companies as is reasonably necessary for financial reporting, accounting matters and personnel management, the preparation and filing of any Tax Returns, reports or forms or the defense of any Tax audit, claim or assessment. Each party shall reimburse the other for reasonable out-of-pocket costs and expenses incurred in assisting the other pursuant to this SECTION 4.12(a).

         (b) As soon as reasonably practical after the Closing Date, Seller and Parent shall deliver or cause to be delivered to Purchaser all of the Books and Records in the possession of Seller, Parent or their Affiliates relating primarily to the Business; PROVIDED, HOWEVER, that:

              (i) Purchaser recognizes that certain Books and Records may relate primarily to Parent or to subsidiaries or divisions of Parent other than the Companies and that Parent may retain such Books and Records; PROVIDED, Parent shall use its reasonable best efforts to separate or extricate such data and materials which relate to the Business from the data and materials which do not relate to the Business and provide Purchaser with such data or materials relating to the Business in usable electronic or hard copy form upon Purchaser's request; and

              (ii) Parent may retain any Tax Returns, reports or forms, and Purchaser shall be provided with copies of such Tax Returns (or relevant portions thereof), reports or forms only to the extent that they relate to separate Tax Returns (including relevant portions of such Tax Returns that are included in part of a consolidated, combined or unitary Tax Return relating to Parent and its Affiliates) or separate Tax liability of any of the Companies; PROVIDED that in no event shall Purchaser or any of the Companies be denied access to any information necessary for the preparation and filing of any Tax Returns that include any of the Companies after the Closing Date.

         SECTION 4.13 LABOR NEGOTIATIONS. Parent, Seller and the Companies agree to keep Purchaser apprised of the status of any and all negotiations with its collective bargaining units on any new collective bargaining agreement and material contacts pertaining thereto (including all material proposals made or received and all documents pertinent thereto), including, at least ten (10) days prior to the commencement of any negotiation, by advising Purchaser of its financial and other negotiation objectives and strategies in the areas of pay, active and retiree health and welfare benefits, pension benefits, severance, work rules and material contract modifications. Parent shall use commercially reasonable efforts to provide

Purchaser with updated information on the bargaining effort on a weekly basis or more frequently as material developments arise, including its intent to accept any alterations to the collective bargaining agreement which are materially different from the objectives provided to Purchaser.

         SECTION 4.14 COVENANT NOT TO COMPETE

         (a) For a period of five (5) years from and after the Closing Date (the "NON-COMPETE PERIOD"), Parent and Parent's Affiliates shall not, and Parent shall cause its Affiliates not to, Participate anywhere in the Western Hemisphere in a Competing Business, except with respect to the services to be provided to the New Group and Purchaser pursuant to the Transition Services Agreement or as permitted below.

         (b) For a period of two (2) years from and after the Closing Date and except as provided in SECTIONS 4.33(a)(iv), 4.36 and 5.10, Parent and its Affiliates shall not, and Parent shall cause its Affiliates not to, directly or indirectly solicit or seek to induce any of the employees of the New Group, or any of the employees of Purchaser who were former Employees, on or after the Closing Date to leave their employment or positions with the New Group or Purchaser, PROVIDED, HOWEVER, that "solicit or seek to induce" shall not include, and none of Parent or any of its Affiliates shall be prohibited from
(A) advertising employment opportunities in any national newspaper, trade journal or other publication in a major metropolitan area, e.g. Columbus, Ohio or Pittsburgh, Pennsylvania, or any third party Internet website posting, or negotiating with, offering employment to or employing such persons contacted through such medium, (B) participating in any third party hiring fair or similar event open to the public or negotiating with, offering employment to or employing such persons contacted through such medium, (C) soliciting, negotiating with, offering employment to or employing a former employee of the New Group at any time (x) following the six-month anniversary of the termination by such employee of his or her employment with the New Group or (y) at any time after the termination by Purchaser or the New Group of such employee's employment with the New Group or (D) soliciting, negotiating with or offering employment to the Persons listed on EXHIBIT 4.14(b) prior to the Closing Date and the Foodservice Employees prior to the end of the Transition Period, PROVIDED, HOWEVER, such Persons shall not be hired by or transferred to Parent or any of its Affiliates (other than Seller or AHCGC) prior to the Closing Date. Parent shall be responsible for any violation of this covenant by any of its Affiliates or employees.

         (c) During the Transition Period, Parent and its Affiliates shall not, and Parent shall cause its Affiliates not to, directly or indirectly solicit or seek to induce any of the Salaried Employees retained by Parent in accordance with SECTIONS 4.36 and 5.10 hereof to (x) leave their employment or positions with respect to the Business or (y) not to be employed by the New Group at any time during or at the end of the expiration of the Transition Period, PROVIDED, HOWEVER, that "solicit or seek to induce" shall not include, and none of Parent or any of its Affiliates shall be prohibited from (A) advertising employment opportunities in any national newspaper, trade journal or other publication in a major metropolitan area, e.g. Columbus, Ohio or Pittsburgh, Pennsylvania, or any third party Internet website posting, or negotiating with, offering employment to or employing such persons contacted through such medium, (B) participating in any third party hiring fair or similar event open to the public or negotiating with, offering employment to or employing such persons contacted through such medium or (C) soliciting, negotiating with or offering employment to the Foodservice Employees prior to the end of the Transition Period. Parent shall be responsible for any violation of this covenant by any of its Affiliates or employees.

         (d) Nothing in the foregoing provisions of this SECTION 4.14 shall:

              (i) restrict the activities described in EXHIBIT 4.14(d)(i) hereof;

              (ii) prohibit, restrict or limit in any manner the design, development, distribution, servicing, sale or marketing by Parent or any of its Affiliates of any products that contain, use or include glass parts as components of products that are not primarily made of glass (e.g., a glass lid for a metal frying pan), PROVIDED that such glass components are not manufactured by Parent or any of its Affiliates (other than at the Exempt Facilities);

              (iii) prohibit any Person not previously an Affiliate of Parent that becomes a controlling Affiliate of Parent following the Closing Date, by way of a bonafide third-party acquisition of Parent (by way of merger, asset sale or other combination or otherwise not intended to be a device for the purpose of avoiding these covenants herein), from continuing to engage in a Competing Business in which it is engaged at the time it becomes such a controlling Affiliate of Parent, so long as the management of Parent, Operating Company or Seller are not involved in such Competing Business;

              (iv) prohibit Parent or any of its Affiliates from acquiring equity interests in, or the assets of, a Person (such Person, together with any Affiliate (or portion of any Affiliate) acquired with such Person, the "ACQUIRED PERSON"), PROVIDED (A) if the revenues of such Acquired Person (or generated from such Acquired Person's acquired assets) and any Affiliates of Parent from the Competing Business in the Western Hemisphere in the last twelve (12) full months prior to such acquisition are greater than $10 million in such period, Parent shall, and Parent shall cause such Acquired Person and such Affiliates of Parent to, divest itself or themselves of the assets and operations of such Acquired Person and such Affiliates of Parent that relate to the Competing Business in the Western Hemisphere within twelve (12) months following the date of such acquisition and (B) if the revenues of such Acquired Person (or generated from such Acquired Person's acquired assets) and any Affiliates of Parent from the Competing Business in the Western Hemisphere in the last twelve
(12) full months prior to such acquisition are less than $10 million, and after the acquisition, the revenues of such Acquired Person (or generated from the acquired assets of such Acquired Person) and any Affiliates of Parent from the Competing Business in the Western Hemisphere shall in any twelve (12) month period during the Non-Compete Period exceed $15 million, Parent shall, and Parent shall cause such Acquired Person and such Affiliates of Parent to, divest itself or themselves of the assets and operations of such Acquired Person and such Affiliates of Parent that relate to the Competing Business in the Western Hemisphere within twelve (12) months following the end of the period in which the $15 million revenue threshold was exceeded;

              (v) prohibit the sale of the glass products purchased from Seller (the "AH PRODUCTS") in the Ordinary Course of Business by Newell International, a division of Operating Company, and Newell Limited; PROVIDED, that (A) such AH Products may be sold only for use or resale outside North America and (B) the AH Products may be sold and delivered by Newell International, a division of Operating Company, and Newell Limited only for a period of one hundred eighty (180) days after the Closing Date; or

         (vi) require Parent or its Affiliates to prohibit the resale in the Western Hemisphere by any customer not affiliated with Parent or Seller of products manufactured at the Exempt Facilities, PROVIDED none of Parent or Seller or their respective Affiliates may solicit any customer in the Western Hemisphere relating to the Competing Business or have a branch office in the Western Hemisphere relating to a Competing Business (other than as otherwise permitted under subclause (vii) below).

         (e) As used in this SECTION 4.14, (i) "COMPETING BUSINESS" shall mean the design, development, manufacture, distribution, servicing, sale or marketing of glass products (other than Foodservice Channel Activities) that have been manufactured or sold by the Companies within the two (2) year period prior to the Closing and any other glass products similar in design or function; (ii) "FOODSERVICE CHANNEL ACTIVITIES" shall mean (A) the design, development, manufacture, distribution, servicing, sale or marketing of glass products in each case solely in or for the Foodservice Channel anywhere in the world and (B) selling any such glass products that were originally intended to be sold into the Foodservice Channel to liquidators anywhere in the world; (iii) "PARTICIPATE" and "PARTICIPATING" shall mean to have any direct or indirect interest (economic or otherwise) in any enterprise, whether as a manufacturer, distributor, reseller, officer, director, employee, partner, stockholder, member, sole proprietor, agent, representative, independent contractor, consultant, franchiser, franchisee, creditor, owner or otherwise and including sales (whether direct or to a Person who directly or indirectly resells in the Western Hemisphere), but shall not include the ownership of less than one percent (1%) of the stock of a publicly-held corporation whose stock is traded on a national securities exchange or listed with the Nasdaq Stock Market and
(iv) "WESTERN HEMISPHERE" shall mean the geographic area set forth on the map attached hereto as EXHIBIT 4.14(e), including North America, South America, Central America, the Caribbean islands and the Hawaiian islands.

         (f) If the final judgment of a court of competent jurisdiction declares that any term or provision of this SECTION 4.14 is invalid or unenforceable, the parties hereto agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

         (g) Seller and Parent agree that the New Group and Purchaser and its Affiliates may suffer irreparable harm from a breach of any of the covenants and/or agreements contained in this SECTION 4.14. In the event of an alleged or threatened breach by Parent or any of its Affiliates of any of the provisions of this SECTION 4.14, the New Group or Purchaser or their Affiliates or its successors and assigns may, in addition to all other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof (including the extension of the Non-Compete Period by a period equal to the length of the violation of this SECTION 4.14). In the event an alleged breach or violation by Parent or any of its Affiliates of any of the provisions of this SECTION 4.14, the Non-Compete Period shall be tolled if such alleged breach or violation is resolved against Parent or its Affiliates.

         (h) The parties hereto acknowledge that the covenants in this SECTION
4.14 are intended to benefit Purchaser, the New Group and any Affiliates of Purchaser from and after the Closing.

         SECTION 4.15 NO SOLICITATION.

         (a) From the Execution Date through the Closing, Parent, Operating Company, Canadian Seller and the Companies and their respective Representatives shall not, directly or indirectly, enter into, solicit or initiate any discussions or negotiations with, or encourage or respond to any inquiries or proposals by, or participate in any negotiations with, or provide any information to, or otherwise cooperate in any other way with, any Person, other than Purchaser and its Representatives, concerning any sale of all or any material portion of the Business, or of the Shares or any equity securities of the Companies, or any merger, consolidation, liquidation, dissolution or similar transaction involving the Companies or any material portion of the Assets (a "PROPOSED ACQUISITION"). Parent and Seller agree that they will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties (other than Purchaser) heretofore conducted, or the provision by Parent or its Affiliates, including the Companies or any of their respective Representatives of information to any party (other than Purchaser) to which information heretofore has been provided with respect to a Proposed Acquisition. If, after the Execution Date, Parent or its Affiliates, including the Companies or any of their respective Representatives receives any such inquiry or proposal or request for information, or offer to discuss or negotiate with respect to any Proposed Acquisition, Parent and Seller will, and Parent shall cause its Affiliates, including the Companies and Canadian Seller, to (i) not respond to any such inquiry or proposal or request and (ii) immediately provide notice thereof to Purchaser, including all material terms of the Proposed Acquisition and the identity of the proposing party or parties.

         (b) From the Execution Date through the Closing, Parent shall not, and shall cause its Affiliates and Parent's and such Affiliates' respective employees not to, (i) directly or indirectly solicit or seek to induce any Employee to leave his or her employment or positions with the Companies or (ii) hire or transfer or permit any hire or transfer of any Employee or any person who was an Employee within the ninety (90) days prior to the date of such hire or transfer to positions or employment with Parent or any of its Affiliates, PROVIDED, Parent and its Affiliates may solicit, offer employment to and employ the persons set forth on EXHIBIT 4.15(b) and the Foodservice Employees hereof and may offer employment to the Salaried Employees prior to Closing and during the Transition Period in accordance with SECTIONS 4.36 and 5.10 hereof.

         SECTION 4.16 ASSET TRANSFER TRANSACTIONS.

         (a) SELLER ASSETS. Prior to the Closing, Seller shall, in accordance with all applicable Laws, transfer, convey and deliver to Newco, and Newco shall accept and assume, all right, title and interest of Seller in and to (i) (1) all tangible assets located at the Facilities, (2) all tangible assets not located at the Facilities which are used primarily or held for use primarily in connection with, or that relate primarily to, the design, development, manufacture, distribution, servicing, sale or marketing of consumer or specialty glass products, (3) all the software and firmware embedded in or used to control or operate the tangible assets described in clauses (1) or (2) above, (4) all intangible assets (including all rights, privileges, Permits and Contracts) not described in clause (3) above primarily used or held for use or used primarily in connection with, or that relate primarily to, the design, development, manufacture, distribution, servicing, sale or marketing of consumer or specialty glass products, (5) all Employees of the Companies (other than (I) Canadian Employees, (II) the employees listed on EXHIBIT 4.15(b) and the Foodservice Employees and (III) if hired by or transferred to Parent or any of its Affiliates effective as of the Closing, the employees listed on EXHIBIT 4.14(b)) and (6) all assets reflected on the Final Closing Date Balance Sheet, and (ii) without limiting the foregoing, the Specified Seller Assets (collectively, the "SELLER ASSETS"). Notwithstanding the foregoing, the Seller Assets shall not include any of the Excluded Seller Assets, or after the date hereof, the Foodservice Assets. "SPECIFIED SELLER ASSETS" shall mean (A) all of the Company Properties not owned or leased by AHCGC, (B) all Contracts set forth on SECTION 4.16(a)(B) of the Disclosure Schedule, (C) all Intellectual Property set forth on SECTION 4.16(a)(C) of the Disclosure Schedule, (D) certain other assets set forth on SECTION 4.16(a)(D) of the Disclosure Schedule and (E) all of the issued and outstanding capital stock of AHCGC.

         (b) EXCLUDED SELLER ASSETS. Notwithstanding any other provision of this Agreement, Parent and its Affiliates shall retain, and shall not transfer to Newco hereunder or otherwise, and if held by AHCGC, shall cause AHCGC to transfer to Seller or another Affiliate of Parent (other than Newco), as directed by Parent, (i) the assets, rights, privileges, Permits and Contracts listed on SECTION 4.16(b) of the Disclosure Schedule, (ii) the assets which are both (x) owned, leased or licensed and used by Parent or its Affiliates (other than Seller or AHCGC) in providing services that are listed in SECTION 2.18(b) of the Disclosure Schedule and (y) if a tangible asset, not located at any Facility, (iii) the working capital assets and other financial assets provided by Parent and its Affiliates (other than Newco or AHCGC) which are not included in the definition of Net Working Capital, (iv) the assets (x) owned, leased or licensed that will be used by Parent or its Affiliates (other than Seller or AHCGC) to provide services to Purchaser and the New Group under the Transition Services Agreement and (y) are not located at any Facility, (v) the capital stock and other equity interests of any Person other than AHCGC and Newco held by Seller, (vi) the Former Properties, and (vii) the Shared Assets (the privileges, assets, rights, Permits and Contracts described in clauses (i)-(vii) above are collectively referred to herein as the "EXCLUDED SELLER Assets"). Notwithstanding the foregoing, the Excluded Seller Assets shall not include any Specified Seller Asset.

         (c) ASSUMPTION OF SELLER LIABILITIES. Subject to CLAUSE (d) below, prior to the Closing, Parent and its Affiliates shall transfer to Newco and Newco shall assume and thereafter pay, honor and discharge when due, (i) all Liabilities (other than (A) Tax Liabilities, (B) Liabilities to be cancelled pursuant to SECTION 4.10 or 4.23 hereof, (C) all Liabilities associated with or relating to the Excluded Seller Assets) of Seller relating exclusively to the Business, (ii) all Liabilities relating exclusively to the Outside Assets, (iii) all Liabilities related to collective bargaining grievances including those grievances set forth in SECTION 2.28(a)(iii) of the Disclosure Schedule and (iv) all Liabilities reflected in the Final Closing Net Working Capital (collectively, and excluding the Excluded Seller Liabilities, the "ASSUMED SELLER LIABILITIES").

Notwithstanding anything to the contrary contained herein, Purchaser shall be responsible for and shall pay, to the extent applicable, (1) all fees and expenses that need to be paid in connection with any change-in-control or similar provisions contained in the Trademark License Agreements, and (2) all
(x) other fees or amounts to be paid to obtain the consent of the other party to the Trademark License Agreements to transfer the agreements at or prior to the Closing or to permit the consummation of the transaction contemplated hereby without violation of such agreements and (y) liabilities arising out of or relating to the failure to obtain such consent of the other parties to the Trademark License Agreements, and all of the foregoing shall be Assumed Seller Liabilities; PROVIDED, HOWEVER, that all liabilities or obligations for any breach of, or amount due under, any Trademark License Agreement arising or occurring or relating to periods prior to the Closing and not triggered by the transactions contemplated hereby shall be Seller Retained Liabilities.

         (d) EXCLUDED SELLER LIABILITIES. Notwithstanding any other provision of this Agreement, Newco shall not assume, incur or otherwise be responsible for any Liabilities of Seller, other than the Assumed Seller Liabilities and other than as provided for in ARTICLE VIII, whether actual or contingent, matured or unmatured, liquidated or unliquidated, or known or unknown, whether arising out of the occurrences prior to, at or after the Execution Date (and in no event, whether or not included within the definition of Assumed Seller Liabilities, shall Newco assume, incur or otherwise be responsible for (i) any Seller Retained Liability, (ii) any Liability arising out of a matter described in clauses (vii), (ix), (xi), (xii) or (xiii) of SECTION 8.2(a), (iii) any Liability associated with or relating to any Excluded Seller Asset or (iv) to the extent relating to the Foodservice Business (provided, if prior to the date of this Agreement Newco shall have assumed Liabilities described in this clause
(iv), this covenant shall not be deemed breached if Newco subsequently complies with its covenants in SECTION 4.33)) (collectively, the "EXCLUDED SELLER LIABILITIES").

         (e) OUTSIDE ASSETS. Prior to the Closing, Parent shall and Parent shall cause its Affiliates to, in accordance with all applicable Law, effect the assignment and transfer of all of their right, title and interest in and to the Outside Assets to Newco or AHCGC, as designated in writing by Purchaser within twenty (20) Business Days after the Execution Date.

         (f) INSTRUMENTS OF ASSIGNMENT AND ASSUMPTION.

              (i) ASSIGNMENT OF SELLER ASSETS. To effect the assignment of the Seller Assets and the assumption of the Assumed Seller Liabilities contemplated by this SECTION 4.16, Parent will, and Parent will cause Seller and Newco to execute and deliver to one another prior to Closing the following documents, each of which will be reasonably satisfactory in form and substance to
Purchaser:

                  (A) a bill of sale conveying to Newco all of Seller's personal property included in the Seller Assets;

                  (B) assignments of all Contracts included in the Seller Assets which shall assign to Newco all of Seller's right, title and interest therein and thereto;

                  (C) assignments of patents and trademarks and other Intellectual Property rights included in the Seller Assets in recordable form to the extent necessary to assign such rights to Newco;

                  (D) a special warranty deed with respect to each parcel of Owned Property, together with any necessary transfer declarations or other filings;

                  (E) an assignment of lease with respect to each lease included in the Company Properties, together with any necessary transfer declarations;

                  (F) certificates of title to all motor vehicles included in the Seller Assets, duly endorsed for transfer to Newco; and

                  (G) such other instruments and documents as are necessary to properly transfer and assign the Seller Assets to Newco in accordance with the provisions of this SECTION 4.16.

              (ii) ASSUMPTION OF ASSUMED LIABILITIES. Prior to Closing, Newco shall deliver to Parent and Seller an instrument of assumption evidencing Newco's assumption of the Assumed Seller Liabilities, in form and substance reasonably satisfactory to Purchaser.

              (iii) OUTSIDE ASSETS. All assignment and assumption instruments and documents used to transfer the Outside Assets to Newco or AHCGC prior to Closing shall be reasonably satisfactory in form and substance to Purchaser.

              (iv) ASSET TRANSFER DOCUMENTS. Each of the transfer, assignment and assumption documents required for the Asset Transfer Transactions and described in this SECTION 4.16(f) shall be referred to herein as the "ASSET TRANSFER DOCUMENTS."

         (g) FURTHER ACTIONS. To the extent that time does not permit proper recordation of such assignments contemplated by this SECTION 4.16, as for example in the case of certain assignments of Intellectual Property, Seller shall cause the assignment of beneficial title therein to be effected prior to the Closing and, subsequent to the Closing, will provide all assistance and cooperation as is necessary to effectuate recordable assignment of such assets. If for a period of twenty-four (24) months after the Closing Date, it is discovered by either of the parties hereto that (i) certain assets and properties of the Business were not properly included in the Outside Assets and assigned to the New Group or (ii) certain assets and properties of Seller which relate to the Business were not properly included in the Seller Assets and assigned to Newco or (iii) certain assets and properties of Canadian Seller which were required to be transferred to Canadian Purchaser pursuant to the Canadian Purchase Agreement and were not properly transferred to Canadian Purchaser at Closing, Seller shall promptly and Parent shall cause its Affiliates (including Operating Company, Seller and Canadian Seller) to promptly take all actions necessary to effect the proper assignment and transfer of all right, title and interest in all such assets and properties to Newco or AHCGC, as designated by Purchaser, PROVIDED that Contracts that were not properly assigned shall be subject to the limitations set forth in SECTION 4.21 hereof. If for a period of twenty-four (24) months after the Closing Date, it is discovered by either of the parties hereto that (i) any Excluded Seller Asset was improperly assigned to Newco or retained by or assigned to AHCGC or (ii) any Assumed Seller Liability was not properly assumed by Newco prior to the Closing or (iii) any Canadian Liability (other any Excluded Canadian Liability, as such term is defined in the Canadian Purchase Agreement) which was required to be assumed by Canadian Purchaser pursuant to the Canadian Purchase Agreement and was not properly assumed by Canadian Purchaser at the Closing, Purchaser shall, and Purchaser shall cause its Affiliates to, take all actions necessary to effect the assignment back to Parent or one of its Affiliates, as designated by Parent, of such Excluded Seller Assets, or the assumption by Purchaser or one of its Affiliates, as designated by Purchaser, of such Assumed Seller Liabilities or Canadian Liabilities, as the case may be.

         SECTION 4.17 CANADIAN ASSET ACQUISITION. Subject to the terms and conditions hereto, Parent shall cause Canadian Seller to and Purchaser shall cause Canadian Purchaser to consummate the transactions contemplated by the Canadian Purchase Agreement effective upon the Closing.

         SECTION 4.18 FINANCIAL STATEMENTS.

         (a) AUDITED FINANCIAL STATEMENTS. Within fifteen (15) days after the Execution Date, Parent shall (i) prepare, and shall cause its auditors to provide a report with respect to the Audited Financial Statements and deliver such financial statements and an associated unqualified opinion of Parent's auditors to Purchaser and (ii) prepare the Interim Financial Statements and deliver to Purchaser such financial statements and cause Parent's auditors to provide an associated review report under SAS 71.

         (b) FINAL STUB PERIOD FINANCIAL STATEMENTS. Parent shall also prepare the Final Stub Period Financial Statements and shall cause its auditors to provide an associated review report under SAS 71, both of which shall be provided to Purchaser within forty-five (45) days after the end of the applicable calendar quarter (whether or not such 45th day is after the Closing
Date).

         (c) QUARTERLY PERIOD FINANCIAL STATEMENTS. Parent shall also prepare unaudited consolidated balance sheets, three month and year-to-date statements of income, cash flows and stockholders equity of the Division at and for each of the calendar quarters ending between the Execution Date and the Closing Date (collectively the "QUARTERLY PERIOD FINANCIAL STATEMENTS") which Quarterly Period Financial Statements shall be provided to Purchaser within thirty (30) days of the end of each applicable calendar quarter (other than, if applicable, the calendar quarter ending December 31, 2001). Each of the Quarterly Period Financial Statements shall (A) except as set forth in SECTION 2.7(ii) of the Disclosure Schedule as of the Execution Date, fairly present in all material respects the consolidated financial condition, results of operations, cash flows and stockholders equity of the Division as of the date thereof or for the period covered thereby and shall be consistent in all material respects with the Books and Records of Parent and its Affiliates (as so consolidated) and (B) have been prepared in accordance with GAAP consistent with the accounting principles and practices applied in preparation of the 2000 Audited Financial Statements, applied on a consistent basis throughout the periods indicated, subject to normal and recurring year-end adjustments that are not expected to be material in amount. Except as provided in SECTION 2.7(c), none of Parent or its Affiliates makes any representation or warranty, express or implied, as to the Quarterly Period Financial Statements.

         (d) BLUE BOOK REPORTS. Between the Execution Date and Closing, Parent shall provide Purchaser monthly "blue book" reports (including the accompanying analysis and reports) with respect to the Companies and the Business (excluding, at Parent's option, data specific to the Foodservice Business) within three (3) Business Day after such report is produced at the Companies. None of Parent or its Affiliates makes any representation or warranty, express or implied, as to the blue book reports.

         (e) 2001 AUDITED FINANCIAL STATEMENTS. Parent shall also prepare, and cause its auditors to provide an associated unqualified opinion with respect to, the 2001 Audited Financial Statements, which 2001 Audited Financial Statements shall be provided to Purchaser within fifty (50) days of the end of calendar year 2001.

         (f) FOODSERVICE ANNUAL PRO FORMA STATEMENTS. Within five (5) Business Days after the date hereof, Parent shall deliver to Purchaser unaudited pro forma statements of certain assets and liabilities of the Foodservice Business at December 31, 2001 and December 31, 2000 and unaudited pro forma statements of income and expense of the Foodservice Business for the years ended December 31, 2001, 2000 and 1999 (collectively, the "FOODSERVICE ANNUAL PRO FORMA STATEMENTS"), which shall be accompanied by Parent's Independent Public Accountants' Report on Applying Agreed-Upon Procedures in all material respects in the form and of the substance attached hereto as EXHIBIT 4.18(f) (the "SPECIAL PROCEDURES REPORT").

         (g) FOODSERVICE FINAL STUB PERIOD PRO FORMA STATEMENTS. Parent shall prepare for the most recently ended year to date quarterly period between December 31, 2001 and the Closing Date (the "FINAL FOODSERVICE STUB PERIOD") (x) unaudited pro forma statements of certain assets and liabilities of the Foodservice Business as of the last day of the Final Foodservice Stub Period and
(y) unaudited pro forma statements of income and expense of the Foodservice Business for the Final Foodservice Stub Period (collectively, the "FOODSERVICE FINAL STUB PERIOD PRO FORMA STATEMENTS"), which shall be accompanied by Parent's Independent Public Accountants' Report on Applying Agreed-Upon Procedures, which report shall in all material respects utilize and consistently apply the procedures and methodologies of the Special Procedures Report (except as otherwise expressly provided therein and except for such changes that may be made to appropriately reflect the actual effecting of the Retention and the transactions contemplated by SECTIONS 4.33 and 4.37 herein), all of which shall be provided to Purchaser within forty-five (45) days after the end of the Final Foodservice Stub Period.

         (h) FOODSERVICE 2001 QUARTERLY PERIOD PRO FORMA STATEMENTS. Parent shall prepare, utilizing and consistently applying, in all material respects, the methodologies and procedures utilized in preparation of the Foodservice Annual Pro Forma Statements, at and for each of the first, second and third calendar quarters of calendar year 2001) (x) unaudited pro forma statements of certain assets and liabilities of the Foodservice Business as of the last day of each such calendar quarter (y) unaudited pro forma statements of income and expense of the Foodservice Business for each such calendar quarters (collectively the "FOODSERVICE 2001 QUARTERLY PERIOD PRO FORMA Statements"), which shall be provided to Purchaser within ten (10) Business Days after the date hereof.

         (i) ADJUSTED DIVISION 2000 AND 1999 PRO FORMA STATEMENTS. Parent shall prepare (i) unaudited pro forma statements of certain assets and liabilities reflecting (x) the audited consolidated balance sheets of the Division as of December 31, 2000 MINUS (y) the unaudited statements of certain assets and liabilities of the Foodservice Business as of December 31, 2000, included in the Foodservice Annual Pro Forma Statements; and (ii) unaudited pro forma statements of income and expense reflecting (x) the audited consolidated statements of income of the Division for the years ended December 31, 2000 and 1999 MINUS (y) the unaudited statements of income and expense of the Foodservice Business for the years ended December 31, 2000 and 1999, respectively, included in the Foodservice Annual Pro Forma Statements (collectively, the "ADJUSTED DIVISION 2000 AND 1999 PRO FORMA Statements"), which shall be provided to Purchaser within five (5) Business Days of the date hereof.

         (j) ADJUSTED DIVISION 2001 PRO FORMA STATEMENTS. Parent shall prepare
(x) an unaudited pro forma statement of certain assets and liabilities reflecting (1) the audited consolidated balance sheet of the Division included in the 2001 Audited Financial Statements, MINUS (2) the unaudited statement of certain assets and liabilities of the Foodservice Business as of December 31, 2001 included in the Foodservice Annual Pro Forma Statements; and (y) an unaudited pro forma statement of income and expense reflecting (1) the audited consolidated statement of income and expense of the Division included in the 2001 Audited Financial Statements, MINUS (2) the unaudited statement of income and expense of the Foodservice Business for the year ended December 31, 2001 included in the Foodservice Annual Pro Forma Statements (collectively, the "ADJUSTED DIVISION 2001 PRO FORMA STATEMENTS"), which shall be provided to Purchaser within fifty (50) days of the end of calendar year 2001.

         (k) ADJUSTED DIVISION FINAL STUB PERIOD PRO FORMA STATEMENTS. Parent shall prepare (x) an unaudited pro forma statement of certain assets and liabilities reflecting (1) the consolidated balance sheet of the Division included in the Final Stub Period Financial Statements, MINUS (2) the unaudited statement of certain assets and liabilities of the Foodservice Business included in the Foodservice Final Stub Period Pro Forma Statements; and (y) an unaudited pro forma statement of income and expense reflecting (1) the unaudited consolidated statement of income of the Division included in the Final Stub Period Financial Statements, MINUS (2) the unaudited statement of income and expense of the Foodservice Business included in the Foodservice Final Stub Period Pro Forma Statements (collectively, the "ADJUSTED DIVISION FINAL STUB PERIOD PRO FORMA STATEMENTS"), which shall be provided to Purchaser within forty-five (45) days after the end of the Final Foodservice Stub Period (whether or not such 45th day is after the Closing Date).

         (l) ADJUSTED DIVISION 2001 QUARTERLY PERIOD PRO FORMA STATEMENTS. Parent shall also prepare for each of the first, second and third calendar quarters of the year 2001 (x) an unaudited pro forma statement of certain assets and liabilities reflecting (1) the consolidated balance sheet of the Division included in the Quarterly Period Financial Statements for each such calendar quarter, MINUS (2) the unaudited statement of certain assets and liabilities of the Foodservice Business included in the Foodservice 2001 Quarterly Period Pro Forma Statements for each such calendar quarter, respectively; and (y) an unaudited pro forma statement of income and expense reflecting (1) the unaudited consolidated statement of income of the Division included in the Quarterly Period Financial Statements for each such calendar quarter, MINUS (2) the unaudited statement of income and expense of the Foodservice Business included in the

Foodservice 2001 Quarterly Period Pro Forma Statements for each such calendar quarter, respectively (collectively, the "ADJUSTED DIVISION 2001 QUARTERLY PERIOD PRO FORMA STATEMENTS"), each of which shall be provided to Purchaser within ten (10) Business Days after the date hereof.

         SECTION 4.19 AUDITORS CONSENT AND COOPERATION.

         (a) Simultaneously with the execution and delivery of the Subsequent Financial Statements, Parent shall cause Arthur Andersen LLP ("ARTHUR ANDERSEN") to deliver to Purchaser a duly executed letter in which Arthur Andersen: (i) acknowledges that it understands that Purchaser intends to file the Audited Financial Statements and the Final Stub Period Financial Statements (as required by the Securities Exchange Commission (the "SEC") pursuant to the Securities Act and the Exchange Act ("SEC FILINGS")), and the 2001 Audited Financial Statements in statements and reports required to be filed by Purchaser and its successors from time to time with the SEC pursuant to SEC Filings, (ii) subject to its usual procedures and professional standards and after being given reasonable opportunity to review such SEC Filings and documents incorporated by reference therein, agrees that it shall consent to the inclusion of any of its audit reports on the Audited Financial Statements and, if provided, the 2001 Audited Financial Statements in any SEC Filing, until such financial statements and consents are no longer required to be included in such SEC Filing by the Securities Act or the Exchange Act and (iii) acknowledges that Purchaser will be providing the Subsequent Financial Statements, the Final Stub Period Financial Statements and if provided prior to the Closing, the 2001 Audited Financial Statements, to potential lenders for the transactions contemplated hereby, including those under the Commitment and the Credit Agreement. Parent shall use commercially reasonably efforts to cause Arthur Andersen, including by providing customary representation letters and other customary documents and instruments,
(I) to consent to the inclusion of any of its audit reports on the Audited Financial Statements, and if provided, the 2001 Audited Financial Statements, in any SEC Filing and (II) to issue customary comfort letters (concerning matters which are the subject of (w) the Audited Financial Statements, (x) the Final Stub Period Financial Statements, (y), if provided, the 2001 Audited Financial Statements or (z) the pro forma adjustments reflected (without alteration or adjustment) in the Foodservice Annual Pro Forma Statements or the Foodservice Final Stub Period Pro Forma Statements) that may be required in connection with any offering of debt or equity securities by Purchaser or its successors (after being given reasonable opportunity to review such offering documents).

         (b) If Arthur Andersen fails, for any reason whatsoever, to consent to the inclusion of any such audit reports on the Audited Financial Statements and the 2001 Audited Financial Statements in any SEC Filing or to provide such comfort letters, Parent shall, and shall cause Seller to, (i) provide Purchaser's Representatives access to its Books and Records and personnel commensurate with what it provided Arthur Andersen in connection with its audit of the Audited Financial Statements and, the 2001 Audited Financial Statements and its review of the Final Stub Period Financial Statements so that Purchaser may expeditiously cause any or all of such financial statements to be reaudited, again reviewed or to be so confirmed by "comfort" letters as the case may be,
(ii) use commercially reasonable efforts to cause Arthur Andersen to cooperate with the auditors engaged by Purchaser to conduct such audit or review and (iii) provide customary representation letters and other customary documents and instruments. Seller and Parent acknowledge that if Arthur Andersen fails to consent to the inclusion of any such

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audit reports in any SEC Filing and Purchaser or any of its successors is denied in any manner whatsoever the access provided for in this SECTION 4.19(b), Purchaser and its successors (if any) will suffer irreparable injury and damage. Therefore, Seller and Parent agree that if Purchaser or its successors is denied access provided for in this SECTION 4.19(b) in any manner whatsoever, Purchaser and its successors (if any) will be entitled to, in addition to all other remedies available to it, injunctive relief and specific performance to prevent the breach of and to secure the enforcement of this SECTION 4.19(b).

         SECTION 4.20 FINANCING.

         (a) Purchaser agrees to use all commercially reasonable efforts to obtain the funding under the Credit Agreement and renew the commitment of the lenders under the Credit Agreement if terminated, expired or lapsed. In particular, Purchaser agrees to use all commercially reasonable efforts to obtain all necessary consents, opinions, certificates and other documentation necessary to obtain funding under the Credit Agreement.

         (b) Prior to the Closing Date, Parent agrees to use all commercially reasonably efforts to provide and to cause any of its Affiliates (including Seller) and their respective Representatives to provide all necessary cooperation in connection with arrangement of Financing in respect of the transactions contemplated by this Agreement, including participating in meetings, due diligence sessions, preparation of any financing documents or other reasonably requested certificates or documents.

         SECTION 4.21 CONSENTS, NOTICES AND APPROVALS GENERALLY

         (a) Parent shall (and to the extent necessary, shall cause its Affiliates to) use all commercially reasonable efforts to obtain all Consents of all Governmental Authorities and all other Persons (i) that are necessary for that party's execution and delivery of, and the performance of its obligations pursuant to this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated by this Agreement, (ii) that are required with respect to any Material Permits, Material AHCGC Permits or Material Contracts,
(iii) that are required with respect to a Contract or Permit listed on SCHEDULE 7.2(c)(ii) or (iv) as may be reasonably requested by Purchaser in writing in a timely manner and will cooperate with the other parties hereto in promptly seeking to obtain all such Consents; PROVIDED that (x) with respect to all antitrust matters, such matters shall be governed by SECTION 4.4 hereof and (y) to the extent expenses and costs associated with obtaining such Consents are established or required by the terms of the Contract (other than the Trademark License Agreements) or the Permit, they shall be solely for the account of and paid by Parent. Parent's and Purchaser's obligations under this SECTION 4.21(a) shall terminate one (1) year after the Closing. Except to the extent notices must be given by Purchaser alone, Parent shall or shall cause its Affiliates to give all required notices to third parties (including Governmental Authorities, except to the extent such notice is not required by Law). Purchaser shall cooperate and use commercially reasonable efforts to assist Parent and the Companies in giving such notices and obtaining such Consents.

         (b) Notwithstanding anything in this Agreement to the contrary, to the extent that any Contract to be transferred pursuant to the terms of this Agreement or any Ancillary Agreement may not be properly transferred without the Consent of a third-party (including any

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Governmental Authority), or if the transfer or attempted transfer would constitute a violation or breach thereof or a violation of any Law, nothing in this Agreement will constitute a transfer or an attempted transfer thereof and, except as provided for in SECTION 4.21(d) below and except for the Trademark License Agreements, Purchaser and the New Group shall not be deemed to assume any Liabilities thereunder until properly transferred.

         (c) To the extent that the Consents described in SECTION 4.21(a) or that are otherwise necessary to assign, transfer, sublease or sublicense any of the Assets to Newco, AHCGC, Canadian Purchaser or to Purchaser are not obtained prior to Closing, Parent and its Affiliates shall, commencing on the Closing Date and continuing for the shorter of (x) the duration (without giving effect to any termination right arising out of the transactions contemplated by this Agreement) of each such Asset (subject to extensions thereof as requested by Purchaser to the extent expressly provided for under such Contract or Permit), or (y) the period ending upon Parent's receipt of written notice (or, if later, the effective time of such termination set forth in such notice) from Purchaser that Purchaser no longer desires such Asset, use commercially reasonable efforts (which shall not be deemed to include a guarantee of performance by Parent or Seller) to (A) provide to Purchaser and its Affiliates the benefits of any such Asset not assigned, transferred, subleased or sublicensed due to Parent's or its Affiliates' failure or inability to obtain such Consent, (B) cooperate with Purchaser and its Affiliates to reach a reasonable and lawful arrangement designed to provide such benefits to Purchaser and its Affiliates during such period and (C) enforce at the request of Purchaser, or allow Purchaser and its Affiliates to enforce (and, solely for such purpose, Parent hereby constitutes and appoints Purchaser or the subject Affiliate as its true and lawful attorney-in-fact), any rights of Parent and its Affiliates under any such Asset against the issuer thereof or the other party or parties thereto (including the right to elect to terminate such of the foregoing in accordance with the terms thereof upon the request of Purchaser); PROVIDED, HOWEVER, that the reasonable costs and expenses (including reasonable professional fees and expenses) incurred by Parent or its Affiliates at Purchaser's request, and incurred by Purchaser or its Affiliates, in each case, with respect to any of the actions contemplated under (C) above, shall be borne equally by Purchaser and Seller. The failure or inability to obtain any Consent subject to this SECTION 4.21 shall not be a breach of this Agreement so long as Parent and its Affiliates have carried out their obligations under this SECTION 4.21, PROVIDED, the foregoing shall not limit the conditions to Closing set forth in ARTICLE VII hereof.

         (d) To the extent that Purchaser or its Affiliates are provided the benefits of any Asset pursuant to clause (c) of this SECTION 4.21, Purchaser or such Affiliate shall perform for the benefit of the issuer thereof, or the other party or parties thereto, the obligations of Parent or its relevant Affiliate, as the case may be, thereunder or in connection therewith, but only to the extent (i) that such action by Purchaser would not result in any default thereunder or in connection therewith and (ii) such performance pertains to the benefits provided to Purchaser or its Affiliates; PROVIDED, HOWEVER, that if Purchaser or its Affiliate shall fail to perform to the extent required herein and such failure continues for ten (10) Business Days following notice thereof to Purchaser, Parent and its Affiliates shall (A) thereafter cease to be obligated under this SECTION 4.21 to provide Purchaser or its Affiliates with any benefits in respect of the Asset which is the subject of such failure to perform unless and until such situation is remedied or, (B) at the sole option of Parent (provided such Contract was (x) a Material Contract or (y) (1) a non-


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Material Contract as to which Parent had at Closing notified Purchaser was to be subject to this SECTION 4.21 and (2) within ten (10) Business Days after Closing, Purchaser had not notified Parent of its desire not to be transferred such Contract), Purchaser shall promptly pay or reimburse Parent to remedy such failure to perform during such period of failure of performance for the shorter of the periods set forth in subpart (x) or (y) of SECTION 4.21(c) above.

         SECTION 4.22 COMPANY EXPENSES. Seller and Parent hereby represent and covenant that all amounts payable by the Companies to financial advisors, attorneys, accountants and other professionals in connection with the transactions contemplated by this Agreement, are not and shall not be Liabilities of the Companies and have been or will be fully paid by Seller or Parent.

         SECTION 4.23 RELEASE. Seller, agrees, on its own behalf and on behalf of its Affiliates and successors and assigns, (i) to waive all rights of indemnification from AHCGC and (ii) to release AHCGC from any and all indemnification obligations under the Transfer Agreement, dated as of December 10, 1995, between Seller and AHCGC (the "1995 TRANSFER AGREEMENT"), under the Assumption of Liabilities Agreement, dated as of December 31, 1995, between Seller and AHCGC and under any other agreement associated with the 1995 Restructuring, effective as of the Closing.

         SECTION 4.24 CONFIDENTIALITY.

         (a) Each of Parent, Operating Company and Seller shall (and in each case shall cause their respective Representatives and Affiliates to) keep confidential prior to and after Closing, and shall not (and in each case shall cause their respective Representatives not to) disclose to any Person, any Confidential Information (as defined below) of Purchaser which may be or may have been provided or disclosed to Parent or its Affiliates or their Representatives in connection with the due diligence process or in the process of negotiation of the transactions contemplated by this Agreement. Seller, Parent and Operating Company shall (and in each case shall cause their respective Representatives and Affiliates to) keep confidential prior to and after the Closing, and shall not (and in each case shall cause their respective Representatives not to) disclose to any Person, any Confidential Information to the extent it relates to the Business. For purposes of this Agreement, "CONFIDENTIAL INFORMATION" expressly includes, but is not limited to, any and all non-public information, whether written or oral, including sales and marketing information, financial information, customer lists, projections, plans, proposals, compensation information, manufacturing processes and technologies, balance sheets, marketing strategies, information regarding suppliers, customers and sales personnel, income statements, Contracts, documents, and all other materials which are not publicly available. With respect to the Confidential Information of Purchaser, the term Confidential Information does not include information which (i) is or becomes generally available to the public other than as a result of a disclosure by Parent or any of its Affiliates or any person acting on behalf of Parent or any of its Affiliates or (ii) becomes available to Parent or its Affiliates on a non-confidential basis from a source other than the Companies or their Employees or former employees, PROVIDED that such source was not bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to Purchaser or its Affiliates with respect to such information relating to the Purchaser. With respect to the Confidential Information which relates to the Business which Parent and its Affiliates possess, the term Confidential Information does not include information which (i) is or becomes generally available to the public other than as a result of a disclosure by Parent or any of its Affiliates or any person acting on behalf of Parent or any of its Affiliates or (ii) becomes available to Parent or its Affiliates on a non-confidential basis from a source other than the Companies or their Representatives or former employees, PROVIDED that such source was not bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to Purchaser or its Affiliates with respect to such information relating to the Business.

         (b) Purchaser shall (and shall cause its Representatives and Affiliates to) keep confidential prior to and after Closing, and shall not (and in each case shall cause its Representatives and Affiliates not to) disclose to any Person, any Confidential Information (i) of Parent or its Affiliates (other than as relates to the Business) or (ii) to the extent relating to the Foodservice Business, which may be or may have been provided or disclosed to Purchaser or its Affiliates or Representatives in connection with the due diligence process or in the process of negotiation of the transaction contemplated by this Agreement. With respect to the Confidential Information of Parent or its Affiliates (other than as relates to the Business), the term Confidential Information does not include information which (i) is or becomes generally available to the public other than as a result of a disclosure by Purchaser or any of its Affiliates or any person acting on behalf of Purchaser or any of its Affiliates or (ii) becomes available to Purchaser or its Affiliates on a non-confidential basis from a source other than Parent or its Affiliates or Representatives or former employees, provided that such source was not bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to Parent or its Affiliates (other than as relates to the Business) with respect to such information.

         (c) The obligations of Purchaser, Parent, Seller, Operating Company and their respective Affiliates under this SECTION 4.24 shall terminate on the five
(5) year anniversary of the Closing Date.

         (d) If a party hereto is requested or becomes legally compelled to disclose any of the Confidential Information, such party shall provide, or cause the provision of, prompt written notice of such request or legal compulsion to the other parties hereto so that such other parties hereto may seek a protective order or other remedy or waive compliance with this SECTION 4.24 of the Agreement. The party from whom the Confidential Information is being requested shall reasonably cooperate in obtaining such protective order or other remedy upon such other party's request and at such other party's expense. If, in the absence of a protective order or the receipt of a waiver hereunder, the party from whom the Confidential Information has been requested is nonetheless compelled to disclose Confidential Information to or at the direction of any tribunal or other Governmental Authority or else stand liable for contempt or suffer other censure, penalty or adverse consequences, such compelled party may disclose such specifically requested Confidential Information to or at the direction of such tribunal or other Governmental Authority only after first notifying the other parties hereto.

         SECTION 4.25 RELEASE OF LIENS. Prior to or upon the Closing, Seller shall use commercially reasonable efforts to deliver to Purchaser releases, in form and substance reasonably satisfactory to Purchaser, effective to release all Encumbrances (other than (i) subparts (a), (c) and (d) of the Permitted Encumbrances definition and (ii) the Encumbrances

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listed on SECTION 2.22(a) of the Disclosure Schedule) in favor of any Person on or relating to AHCGC or Newco, the shares of capital stock of Newco or AHCGC or any of the Assets, including UCC termination statements and releases of any and all mortgages or other liens on any Assets.

         SECTION 4.26 1995 RESTRUCTURING. Prior to or upon the Closing, Seller and Parent shall, and Parent shall cause its Affiliates to, (a) enter into all agreements and make all filings, as to which Parent or its Affiliates are the only signatories thereto, necessary to complete the proper documentation and the proper transfer and conveyance of all of the rights, title and interest to the Assets in accordance with all applicable Law that were to be transferred to AHCGC by Seller pursuant to the 1995 Transfer Agreement and agreements associated therewith (the "UNTRANSFERRED ASSETS") and (b) undertake all commercially reasonable efforts to obtain all Consents relating to the issuance or proper transfer and assignment, to the extent they constitute Untransferred Assets, (i) of each Material AHCGC Permit and (ii) of each Material Contract from Seller to AHCGC. All such filings, agreements and Consents (the "ASSET DROP-DOWN DOCUMENTS") shall be in form and substance reasonably satisfactory to Purchaser.

         SECTION 4.27 CAPITAL EXPENDITURES IN 2002. Upon preparation thereof, but no later than November 30, 2001, Parent shall promptly provide a copy of the Business' capital budget plan for the calendar year 2002 (the "2002 CAPITAL BUDGET PLAN"), in form similar to the 2001 Capital Budget Plan attached hereto in SECTION 2.23 of the Disclosure Schedule.

         SECTION 4.28 RELEASE OF GUARANTORS. Purchaser agrees to use all commercially reasonable efforts to release and remove as promptly as practicable after the Closing Date Parent and its Affiliates (other than Newco or AHCGC) as guarantors under any Contract which is part of the Assets.

         SECTION 4.29 PRE-CLOSING DISCLOSURES.

         (a) Between the Execution Date and five (5) Business Days prior to the Closing Date, Parent may elect to notify (the "PARENT LIABILITIES NOTICE") Purchaser of the occurrence of any events, circumstances or conditions which first arise after the Execution Date and prior to the Closing which could cause any representation or warranty set forth in ARTICLE II hereof to be breached as of the Closing Date. The Parent Liabilities Notice shall (i) describe such event, circumstance or condition, (ii) indicate the representations and warranties that would be reasonably likely to be breached thereby and Parent's good faith estimate of the amount of the potential Liabilities associated therewith and (iii) identify, to Seller's Knowledge, all third-parties which are involved in the potential or actual Liabilities identified by Parent. Parent agrees to make available to Purchaser all information (whether then or later available) regarding the actual or potential Liabilities described in the Parent Liabilities Notice and to use commercially reasonable efforts to provide access to all personnel of Parent and its Affiliates and third parties involved in the Liabilities described in the Parent Liabilities Notice.

         (b) Purchaser shall provide Parent notice within two (2) Business Days prior to the Closing Date stating whether Purchaser agrees to limit the aggregate indemnifiable Damages with respect to the breaches identified in the Parent Liabilities Notice to Twenty Seven Million Seven Hundred Fifty Thousand Dollars (USD27,750,000). If Purchaser agrees to so limit the indemnifiable Damages, the notice referred to in the first sentence hereof shall be referred to herein as the "LIMITATION OF INDEMNIFICATION NOTICE", and Parent shall have no right to terminate this Agreement pursuant
SECTION 9.1(I). However, if Purchaser does not so agree to limit such indemnifiable Damages, Parent shall have the right to exercise its termination rights set forth in SECTION 9.1(i) hereof.

         (c) No disclosure pursuant to this SECTION 4.29 shall be deemed to modify or amend the representations or warranties made by Seller or Parent herein for any purpose under this Agreement, including the satisfaction of the conditions to Closing under ARTICLE VII or Seller's, Parent's or Purchaser's indemnification obligations under ARTICLE VIII, except as otherwise contemplated by SECTION 8.3(g) hereof, or to cure any breach of a representation or warranty when made or any covenant or agreement.

         SECTION 4.30 MATERIAL CONTRACTS PRIOR TO CLOSING. To the extent the Companies enter into any Material Contract between the Execution Date and the Closing, which would require the Consent of a third-party to avoid an Adverse Event as to such Material Contract in connection with the transactions contemplated by this Agreement (a "PRE-CLOSING MATERIAL CONTRACT"), Parent agrees to promptly notify Purchaser in writing of such Pre-Closing Material Contract (the "MATERIAL CONTRACT NOTICE"). Each Material Contract Notice shall have attached a copy of such Pre-Closing Material Contract. Within five (5) Business Days of receipt of such Material Contract Notice, Purchaser shall notify Parent in writing whether Purchaser requests that such Pre-Closing Material Contract be added to the list of Required Consents, thereby requiring that obtaining such Consent be a condition to Closing (the "PURCHASER REQUIRED CONSENT NOTICE"). If Purchaser so requests, Parent shall, within five (5) Business Days of receipt of such Purchaser Required Consent Notice, notify Purchaser in writing of its agreement to either: (A) add such Contract to the list of Required Consents or (B) not have such Consent be added to the list of Required Consents, in which case Parent shall be deemed to have agreed to indemnify Purchaser pursuant to Section 8.2(a)(x) hereof as to such Contract.

         SECTION 4.31 KITCHEN ESSENTIALS TRADEMARK LICENSE. If Target Corporation or any of its Affiliates agrees to sublicense to Purchaser or any of its Affiliates with respect to glass products, the "Kitchen Essentials" or "Essentials" trademarks or any trademarks derivative thereof to the extent licensed to Target Corporation, and Target Corporation or any of its Affiliates notifies Parent or its Affiliates regarding such matter and seeks to obtain Parent's or its Affiliates consent with respect to such sublicense, Parent hereby agrees that it will consent, and will cause its applicable Affiliates to consent, to such sublicense between Target Corporation or any of its Affiliates and Purchaser or any of its Affiliates.

         SECTION 4.32 PURCHASE ORDERS.

         For a period of nine (9) months after the Closing Date, (a) Mirro Company, an Affiliate of Parent, may from time to time issue Purchase Orders to AHCGC for the products set forth in Exhibit 4.32 at the prices set forth in
Exhibit 4.32, provided that (1) notwithstanding the other terms set forth in such Purchase Orders, the terms set forth under "Other Terms" in Exhibit 4.32 shall control, and (2) the minimum quantity of products to be supplied under each Purchase Order shall be as set forth by Mirro Company and reasonably agreed to by AHCGC in the applicable Purchase Order, and (b) Purchaser shall cause AHCGC to honor and perform

AHCGC's obligations under such Purchase Orders in accordance with the terms of this Section 4.32 and Parent shall cause Mirro Company to honor and perform its obligations under such Purchase Order in accordance with the term of this
Section 4.32. Following the nine (9) month anniversary of the Closing Date, either Mirro Company or Purchaser may terminate the agreements contemplated by this Section 4.32 at any time after thirty (30) days notice to the other party.

         SECTION 4.33 FOODSERVICE BUSINESS.

         (a) FOODSERVICE ASSETS. Prior to the Closing Date, Newco and AHCGC shall, in accordance with all applicable Laws, transfer, convey and deliver to Parent or an Affiliate of Parent (other than Newco, AHCGC or Seller), and Parent or such Affiliate shall accept and assume, all right, title and interest of Newco or AHCGC in and to all (i) Intellectual Property used exclusively in the Foodservice Business, provided that the only registered trademarks, tradenames and patents to be transferred are listed on EXHIBIT 4.33(a)(i), (ii) Intellectual Property listed on EXHIBIT 4.33(a)(ii), (iii) the Contracts relating exclusively to the Foodservice Business, including without limitation, the Contracts set forth on EXHIBIT 4.33(a)(iii) (the "FOODSERVICE CONTRACTS"),
(iv) the Molds set forth on EXHIBIT 4.33(a)(iv) together with the Intellectual Property rights therein, exclusive of the Specified Seller Assets and the Intellectual Property set forth on SECTION 2.16(b) of the Disclosure Schedule (the "FOODSERVICE MOLDS"), (v) the employees listed on EXHIBIT 4.33(a)(v) (the "FOODSERVICE EMPLOYEES"), (vi) the Foodservice Inventories and surrounding packaging, (vii) all private label packaging relating exclusively to the Foodservice Business, (viii) all accounts receivable relating exclusively to the Foodservice Business and (ix) all catalogs denoted as foodservice catalogs and all books, records and other documents (or, to the extent applicable, portions thereof) relating exclusively to the Foodservice Business, including pricing and customer lists (with terms of sale), marketing and market research materials, artwork and photography (all of the assets denoted in clauses (i) through (ix) above are collectively referred to as the "FOODSERVICE ASSETS"). Notwithstanding the foregoing, the Foodservice Assets shall not include any of the Section 4.33(b) Assets. "FOODSERVICE IP ASSETS" shall mean the Intellectual Property denoted in clause (i), (ii) and (iv) above but excluding any Specified Seller Assets. "SPECIFIED FOODSERVICE ASSETS" shall mean (A) the Foodservice Contracts,
(B) the Foodservice IP Assets and (C) the Foodservice Molds.

         (b) SECTION 4.33(b) FOODSERVICE ASSETS. Notwithstanding any other provision of this Agreement, Newco and AHCGC shall retain, and shall not transfer to Parent hereunder or otherwise, (i) all manufacturing assets other than the Foodservice Molds (the assets described in clauses (i) are collectively referred to herein as the "SECTION 4.33(b) ASSETS") and (ii) the Specified Seller Assets. Notwithstanding the foregoing, the Section 4.33(b) Assets shall not include any Specified Foodservice Assets.

         (c) ASSUMPTION OF FOODSERVICE LIABILITIES. Prior to the Closing Date, Newco and AHCGC shall transfer to Parent or an Affiliate of Parent (other than Newco, AHCGC or Seller) and Parent or such Affiliate shall assume and thereafter pay, honor and discharge when due, all Liabilities of Newco and AHCGC to the extent (i) related to the Foodservice Business and (ii) arising on or prior to the Closing Date or arising out of an event, circumstance or condition existing prior to the Closing Date, but excluding in each case any Liability expressly


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indemnified by Purchaser pursuant to SECTION 8.2(b) hereof (the "ASSUMED
FOODSERVICE LIABILITIES").

         (d) INSTRUMENTS OF ASSIGNMENT AND ASSUMPTION.

              (i) ASSIGNMENT OF FOODSERVICE ASSETS. To effect the assignment of the Foodservice Assets and the assumption of the Assumed Foodservice Liabilities contemplated by this SECTION 4.33, Parent will, and Parent will cause Newco and AHCGC to execute and deliver to one another prior to the Closing Date the following documents, each of which will be reasonably satisfactory in form and substance to Purchaser:

                  (A) assignments of all of the Foodservice Contracts, which shall assign to Parent or an Affiliate of Parent (other than Newco, AHCGC or Seller) all of AHCGC's or Newco's right, title and interest therein and thereto;

                  (B) assignments of patents and trademarks and other Intellectual Property rights included in the Foodservice Assets in recordable form to the extent necessary to assign such rights to Parent or an Affiliate of Parent (other than Newco, AHCGC or Seller);

                  (C) a bill of sale conveying to Parent or an Affiliate of Parent (other than Newco, AHCGC or Seller) all of the Foodservice Molds; and

                  (D) such other instruments and documents as are necessary to properly transfer and assign the Foodservice Assets to Parent or an Affiliate of Parent (other than Newco, AHCGC or Seller) in accordance with the provisions of this SECTION 4.33.

              (ii) ASSUMPTION OF ASSUMED FOODSERVICE LIABILITIES. Prior to Closing Date, Parent shall deliver to AHCGC and Newco an instrument of assumption evidencing Parent's or a Parent Affiliate's assumption of the Assumed Foodservice Liabilities, in form and substance reasonably satisfactory to Purchaser.

              (iii) FOODSERVICE ASSET TRANSFER DOCUMENTS. Each of the transfer, assignment and assumption documents required for the transfer of the Foodservice Assets and the Assumed Foodservice Liabilities described in this SECTION 4.33(d) shall be referred to herein as the "FOODSERVICE ASSET TRANSFER DOCUMENTS."

         (e) FURTHER ACTIONS. To the extent that time does not permit proper recordation of such assignments contemplated by this SECTION 4.33, as for example in the case of certain assignments of Intellectual Property, Newco and AHCGC shall cause the assignment of beneficial title therein to be effected prior to the Closing Date and, subsequent to the Closing, will provide all assistance and cooperation as is necessary to effectuate recordable assignment of such assets. If for a period of twenty-four (24) months after the Closing Date, it is discovered by either of the parties hereto that certain assets of the Foodservices Business were not properly included in the Foodservices Assets and assigned to Parent or an Affiliate of Parent (other than Newco, AHCGC or Seller), Newco and AHCGC shall promptly and Purchaser shall cause its


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Affiliates (including AHCGC and Newco) to promptly take all actions necessary to effect the proper assignment and transfer of all right, title and interest in all such assets to Parent or an Affiliate of Parent (other than Newco, AHCGC or Seller), as designated by Parent. If for a period of twenty-four (24) months after the Closing Date, it is discovered by either of the parties hereto that
(i) any asset of the Business was improperly assigned to Parent or an Affiliate of Parent (other than Newco, AHCGC or Seller) pursuant to this SECTION 4.33 or
(ii) any Assumed Foodservice Liability was not properly assumed by Parent or an Affiliate of Parent (other than Newco, AHCGC or Seller) prior to the Closing Date, Parent or such Affiliate shall, and Parent shall cause its Affiliates to, take all actions necessary to effect (x) the assignment back to AHCGC or Newco or one of their Affiliates, as designated by Purchaser, of such assets of the Business, or (y) the assumption by Parent or one of its Affiliates, as designated by Parent, of such Assumed Foodservice Liabilities.

         SECTION 4.34 NON-SOLICITATION OF FOODSERVICE EMPLOYEES.For a period of two (2) years from and after the Closing Date, Purchaser and its Affiliates shall not, and Purchaser shall cause its Affiliates not to, directly or indirectly solicit or seek to induce any of the Foodservice Employees to leave their employment or positions with Parent or any Affiliates of Parent operating in the Foodservice Business, provided, however, that "solicit or seek to induce" shall not include, and none of Purchaser or any of its Affiliates shall be prohibited from (A) advertising employment opportunities in any national newspaper, trade journal or other publication in a major metropolitan area, e.g. Columbus, Ohio or Pittsburgh, Pennsylvania, or any third party Internet website posting, or negotiating with, offering employment to or employing such persons contacted through such medium, (B) participating in any third party hiring fair or similar event open to the public or negotiating with, offering employment to or employing such persons contacted through such medium or (C) soliciting, negotiating with, offering employment to or employing a former Foodservice Employee at any time (x) following the six-month anniversary of the termination by such Foodservice Employee of his or her employment with Parent or any Affiliate of Parent or (y) at any time after the termination by Parent or any Affiliate of Parent of such employee's employment with Parent or any Affiliate of Parent. Purchaser shall be responsible for any violation of this covenant by any of its Affiliates or employees.

         SECTION 4.35 REPAIR OF MONACA FURNACE. Parent agrees to fully repair and cause its Affiliates to fully repair, the partially collapsed regenerator of the glass melting furnace at the facility in Monaca, Pennsylvania prior to the Closing Date, such that it is in satisfactory operating condition and repair (subject to normal wear and tear) and is adequate for the purposes for which it is presently used and presently proposed to be used. Notwithstanding anything to the contrary in this Agreement, all costs and expenses, including, without limitation, all consultant cost, materials and labor costs and engineering fees and expenses, associated, or incurred in connection, with the repairing of the partially collapsed regenerator of the glass melting furnace at the facility in Monaca, Pennsylvania (the "MONACA FURNACE EXPENSES"), are not and shall not be Liabilities of the New Group or Purchaser and have been or will be fully paid by Seller or Parent. Parent shall have the right to retain all payments received by it under insurance policies covering such repairs to the partially collapsed regenerator of the glass melting furnace at the facility in Monaca, Pennsylvania and if such insurance proceeds are received by the New Group or Purchaser, such insurance proceeds shall be promptly paid over to


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Parent; provided, Parent and Seller have fully complied with their payment obligations regarding the Monaca Furnace Expenses hereunder. If Parent and Seller have not fully complied with their payment obligations hereunder, Purchaser shall have the right to deduct and retain a portion of the insurance proceeds which represents such unpaid Monaca Furnace Expenses and promptly pay over the remaining portion of such insurance proceeds to Parent.

         SECTION 4.36 TRANSFER OF SALARIED EMPLOYEES

         Prior to the Closing, Newco and AHCGC shall, in accordance with all applicable Laws, transfer the employment of all Salaried Employees to Parent or an Affiliate of Parent (other than Newco or AHCGC), and Parent or such Affiliate shall accept and assume, all duties and obligations of Newco or AHCGC as the employer of the Salaried Employees. Prior to the Closing, Newco and AHCGC shall also transfer to Parent or an Affiliate of Parent (other than Newco or AHCGC) and Parent or such Affiliate shall assume and thereafter pay, honor and discharge when due, all Liabilities of Newco and AHCGC to the extent related to Salaried Employees, but excluding any Liability expressly indemnified by Purchaser pursuant to Section 8.2(b) hereof (the "ASSUMED SALARIED EMPLOYEES LIABILITIES"). To effect the transfer of the Salaried Employees and the assumption of the Assumed Salaried Employees Liabilities, Parent will, and will cause Newco and AHCGC to execute and deliver such instruments and documents, in form and substance reasonably satisfactory to Purchaser, as are necessary (i) to properly transfer and assign the Salaried Employees to Parent or any Affiliate of Parent (other than AHCGC and Newco) and (ii) to properly evidence Parent's or a Parent's Affiliate's assumption of the Assumed Salaried Employees Liabilities.

         SECTION 4.37 FOODSERVICE BUSINESS TRANSITION.

         (a) PRE-CLOSING ACTIONS. Notwithstanding Seller's obligation to conduct the Business in the Ordinary Course of Business pursuant to SECTION 4.1(a), prior to the Closing, the Companies shall have the right (i) to manufacture Foodservice Inventories and reasonably designate finished goods inventories as Foodservice Inventories on the Books and Records of the Companies in such amounts as Parent reasonably deems necessary for Parent to continue to operate the Foodservice Business on and after the Closing Date and to take all actions requisite to such increased production (to the extent reasonably necessary for such increased production), including increased purchases of raw materials, increased accounts payable, temporary increases in labor requirements and decreased manufacturing of finished goods Inventory for the Business, (ii) to hold such Foodservice Inventories at Facilities, (iii) to ship such Foodservice Inventories to customers in the Foodservice Channel, to liquidators (to the extent such products were originally intended to be sold into the Foodservice Channel) or to such Parent (or third party) facility or facilities (which do not constitute Facilities) as Parent may determine, in its sole discretion, from time to time and (iv) to provide such services and share such information relating to the Foodservice Business as Parent reasonably deems necessary or advisable to permit Parent and its Affiliates (other than Newco and AHCGC) to retain and to continue to operate the Foodservice Business on and after the Closing Date; provided that none of such activities or actions shall result in a violation of the terms of any of clauses (i) - (xxviii) of SECTION 4.1(a); PROVIDED, HOWEVER, that, subject to the following proviso, Parent shall, and shall cause the Companies to, use commercially reasonable efforts to have available in inventory for the New Group at Closing the minimum finished goods inventory amounts for each of the products set


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forth on EXHIBIT 4.37(a), which amounts are set forth next to each product listed on EXHIBIT 4.37(a), PROVIDED, FURTHER, that "commercially reasonable efforts," as used in the foregoing proviso, shall take into account, among other things, (1) available production capacity, production schedules, production run length and customer demand and (2) that, pursuant to SECTION 1.4(d)(v) hereof, Seller will not be compensated for any Final Closing Net Working Capital delivered at Closing (which would otherwise include the inventory referenced in the foregoing proviso) in excess of the Target Net Working Capital.

         (b) SHIPMENT OF FOODSERVICE INVENTORIES. To the extent that any Foodservice Inventories are present in a Facility on the Closing Date, Purchaser shall, upon notice from Parent, promptly cause such Foodservice Inventories to be shipped from each such Facility to a Parent (or third party) facility or facilities as directed by Parent, on such date or dates as Parent and Purchaser shall agree; PROVIDED, that Purchaser shall request the shipment of all of the Foodservice Inventory such that the last of such shipments shall occur no later than sixty (60) days following the Closing Date. All reasonable and normal costs of loading and shipping such Foodservice Inventories shall be paid by Parent, and possession and risk of loss shall pass at the time of shipping. Parent shall not be charged any fee for the storage of Foodservice Inventories at any of the Facilities for the first fifteen (15) after the Closing Date. Parent shall pay a monthly (based on a 30 day month) Foodservice Inventories storage fee of 0.5% of standard cost (pro rated for any partial period based on days) for all Foodservice Inventories stored at any of the Facilities from the 16th day through the 60th day after the Closing Date, which amount shall be increased to 1.5% of standard cost (pro rated for any partial period base on days) per month after such 60th day until all such Foodservice Inventories have been removed from the Facilities in accordance with the terms of this provision. In each case the Foodservice Inventories shall be rigged and transported by a nationally recognized freight carrier reasonably selected by Parent (an "APPROVED CARRIER"), or transported by such other method as Parent and Purchaser shall agree. Purchaser agrees to use commercially reasonable efforts to avoid causing any damage to the Foodservice Inventories (i) while the Foodservice Inventories are located at the Facilities following the Closing and (ii) in connection with the shipping of the Foodservice Inventories from the Facilities to Parent's designated facilities as contemplated hereby; PROVIDED, HOWEVER, that except for such damage or loss, if any, caused as a direct result of the willful misconduct or gross negligence of Purchaser or any of its employees or agents, if any item of Foodservice Inventories shall be lost, stolen, destroyed or irreparably damaged for any cause whatsoever following the Closing, Parent shall bear the risk of loss associated therewith and shall hold Purchaser harmless with respect thereto.

         (c) SHIPMENT OF FOODSERVICE MOLDS. To the extent that any Foodservice Molds are present in a Facility on the Closing Date, Purchaser shall, upon notice from Parent, promptly cause all such Foodservice Molds to be shipped from each such Facility to a facility or facilities as directed by Parent, on such date or dates as Parent and Purchaser shall agree; PROVIDED, that Purchaser shall request the shipment of all of the Foodservice Molds such that the last of such shipments shall occur no later than sixty (60) days following the Closing Date. All reasonable and normal costs of preparing such Foodservice Molds for shipment and loading and shipping such Foodservice Molds shall be paid by Parent, and possession and risk of loss shall pass at the time of shipping. The Foodservice Molds will be shipped in an "as is" condition, consistent with prior practice of the Companies and Purchaser. The Foodservice Molds shall be


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rigged and transported by an Approved Carrier, or transported by such other method as Parent and Purchaser shall agree. Purchaser agrees to use commercially reasonable efforts to avoid causing any damage to the Foodservice Molds (i) while the Foodservice Molds are located at the Facilities following the Closing and (ii) in connection with the shipping of the Foodservice Molds from the Facilities to Parent's designated facilities as contemplated hereby; PROVIDED, HOWEVER, that except for such damage or loss, if any, caused as a direct result of the willful misconduct or gross negligence of Purchaser or any of its employees or agents, if any Foodservice Mold shall be lost, stolen, destroyed or irreparably damaged for any cause whatsoever following the Closing, Parent shall bear the risk of loss associated therewith and shall hold Purchaser harmless with respect thereto.

         (d) ASSIGNMENT. Notwithstanding SECTION 11.7, Parent may assign its rights and obligations under this SECTION 4.37 to any Affiliate of Parent which is engaged in the Foodservice Business; PROVIDED, that in the event Parent assigns all or a portion of its rights and obligations under this SECTION 4.37, Parent hereby unconditionally and irrevocably guarantees to the other parties hereto the prompt and full discharge by such Affiliate of all of Parent's obligations under this SECTION 4.37 in accordance with the terms hereof.


                                   ARTICLE V.
                                EMPLOYEE MATTERS

         SECTION 5.1 COMPANY BENEFIT PLANS. Except as otherwise provided in this
ARTICLE V, as of the Closing Date, Parent, Operating Company and the Companies shall take such action as is necessary such that the Companies shall cease being "participating employers" and shall cease any co-sponsorship and participation in each Company Benefit Plan that is jointly adopted, sponsored or maintained by Parent, Operating Company and the Companies and in which any current, terminated or retired Employee participates. Except as otherwise provided in SECTIONS 5.2, 5.3, 5.4 and 5.10 after the Closing Date the Companies (other than Seller) shall have no further Liability and Seller shall retain all Liabilities for claims under such Plans, whether such claims are made on or after the Closing Date.

         SECTION 5.2 DEFINED BENEFIT PLANS.

         (a) Parent or the Operating Company, as applicable, shall spin-off and transfer all pension obligations and liabilities of the Newell Rubbermaid Pension Plan for Factory and Distribution Hourly Paid Employees ("PARENT'S HOURLY PLAN") and the Newell Rubbermaid Pension Plan for Salaried and Clerical Employees ("PARENT'S SALARIED PLAN" and collectively with Parent's Hourly Plan the "PARENT'S HOURLY AND SALARIED PLANS") attributable to Company Employees (which, for purposes of this Section 5.2, shall include active, terminated and retired Company Employees) to new pension plans to be established for hourly and salaried Company Employees (individually the "NEW HOURLY PLAN" and the "NEW SALARIED PLAN" and collectively the "NEW HOURLY AND SALARIED PLANS"). Each such spin-off and transfer shall be accomplished as set forth in this SECTION 5.2 and in accordance with Section 414(l) of the Code.

         (b) The New Hourly and Salaried Plans will provide that (i) Company Employees' accrued benefits under Parent's Hourly and Salaried Plans will be transferred to and


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credited under the New Hourly and Salaried Plans, as applicable; and (ii) such
Company Employees' periods of service credited under Parent's Hourly or Salaried Plans will be credited for purposes of determining benefit accrual, vesting and eligibility under the New Hourly or Salaried Plans, as applicable. The New Hourly and Salaried Plans shall at Closing provide, with respect to service with the Companies before Closing, benefits, rights and features that are identical in all respects to those provided by Parent's Hourly and Salaried Plans to the Company Employees as of the Closing Date. The Company Employees shall participate in the New Hourly and Salaried Plans, as applicable, as of the Closing Date.

         (c) The date on which the plan liabilities of Parent's Hourly and Salaried Plans are calculated shall be called the "TRANSFER DATE" and shall be effected as soon as practicable following the end of the Transition Period. The plan liabilities of the Parent's Hourly Plan to be transferred to the New Hourly Plan (the "HOURLY PENSION LIABILITIES") shall be the actuarial present value of the accrued plan benefits of Company Employees who are participants in the Parent's Hourly Plan as of the Transfer Date calculated pursuant to Section 414(l) of the Internal Revenue Code using the following actuarial assumptions:
(i) for determining the present value of benefit liabilities, an interest rate equal to the rate prescribed by the PBGC for terminating pension plans for the month in which the Transfer Date occurs, as set forth in ERISA Section 4044 and PBGC Regulation Section 4044.52 and Appendix B to Part 4044; (ii) the mortality table, as set forth in Treasury Regulation Section 4044.53 and Appendix A to
Part 4044 (Part 4022 as of March 17, 2000); (iii) the PBGC's expected retirement ages as set forth in PBGC Regulation Section 4044.55 and Appendix D to Part 4044, Table II-A, II-B or II-C, as applicable based on (A) an unreduced retirement age equal to the earliest age at which the entire benefit can commence on an unreduced basis, and (B) an earliest retirement age equal to the earliest age at which the entire benefit can be commenced; (iv) the loading assumptions set forth in PBGC Regulation Section 4044.52(e) and Appendix C to
Part 4044; and (v) for purposes of determining eligibility for retirement subsidies such calculations shall be based upon service as of the Transfer Date and age as of the applicable expected retirement age as determined pursuant to clause (iii) above. As soon as practicable following the Transfer Date, pursuant to SECTION 5.2(g) below, Parent shall cause assets of Parent's Hourly Plans equal to either (i) the Hourly Pension Liabilities or (ii) the amount required by Code Section 414(l) if the funded status of Parent's Hourly Plan as of the Transfer Dates determined using the foregoing actuarial assumption would prohibit the transfer of assets equal to the Hourly Plan Liabilities (the "HOURLY PENSION ASSETS") plus interest at the rate of 6% per annum from the Transfer Date to the date the Hourly Pension Assets are actually conveyed, to be conveyed in cash to the New Hourly Plan. Until the Hourly Pension Assets are transferred to the New Hourly Plan, Parent or the Operating Company, as applicable, will continue to process distributions required to be made to Company Employees under Parent's Hourly Plan on and after the Closing Date in accordance with its terms and procedures.

         (d) The plan liabilities of the Parent's Salaried Plan to be transferred to the New Salaried Plan (the "SALARIED PENSION LIABILITIES") shall be the actuarial present value of the accrued plan benefits of Company Employees who are participants in the Parent's Salaried Plan as of the Transfer Date calculated pursuant to Section 414(l) of the Internal Revenue Code using the following actuarial assumptions: (i) for determining the present value of benefit liabilities, an interest rate equal to the rate prescribed by the PBGC for terminating pension plans for the month in which the Transfer Date occurs, as set forth in ERISA Section 4044 and PBGC Regulation Section 4044.52 and Appendix B to Part 4044; (ii) the mortality table, as set forth in Treasury Regulation Section 4044.53 and Appendix A to
Part 4044 (Part 4022 as of March 17, 2000); (iii) the PBGC's expected retirement ages as set forth in PBGC Regulation Section 4044.55 and Appendix D to Part 4044, Table II-A, II-B or II-C, as applicable based on (A) an unreduced retirement age equal to the earliest age at which the entire benefit can commence on an unreduced basis, and (B) an earliest retirement age equal to the earliest age at which the entire benefit can be commenced; (iv) the loading assumptions set forth in PBGC Regulation Section 4044.52(e) and Appendix C to
Part 4044; and (v) for purposes of determining eligibility for retirement subsidies such calculations shall be based upon service as of the Transfer Date and age as of the applicable expected retirement age as determined pursuant to clause (iii) above. As soon as practicable following the Transfer Date, Parent shall cause assets of Parent's Salaried Plan equal to either (i) the Salaried Pension Liabilities or (ii) the amount required by Code Section 414(l) if the funded status of Parent's Salaried Plan as of the Transfer Date determined using the foregoing actuarial assumption would prohibit the transfer of assets equal to the Salaried Plan Liabilities (the "SALARIED PENSION ASSETS") plus interest at the rate of 6% per annum from the Transfer Date to the date the Salaried Pension Assets are actually conveyed, to be conveyed in cash to the New Salaried Plan. Until the Salaried Pension Assets are transferred to the New Salaried Plan, Parent or the Operating Company, as applicable, will continue to process distributions required to be made to Company Employees under Parent's Salaried Plan or after the Closing Date, in accordance with its terms and procedures.

         (e) If as of the Transfer Date the aggregate amount of Hourly Pension Assets to be transferred from Parent's Hourly Plan to the New Hourly Plan as determined under SECTION 5.2(c) hereof do not equal or exceed the amount of the Hourly Pension Liabilities also to be transferred under SECTION 5.2(c) hereof, then Seller shall pay Purchaser the difference between the Hourly Pension Liabilities and the Hourly Pension Assets, plus interest at the rate of 6% per annum from the Transfer Date to the date the Hourly Pension Assets are actually conveyed in cash to Purchaser. Such payment shall be made no later than five (5) Business Days after the amount of the Hourly Pension Assets and the Hourly Pension Liabilities to be transferred are finally determined under SECTION 5.2(g) hereof.

         (f) If as of the Transfer Date the aggregate amount of Salaried Pension Assets to be transferred from Parent's Salaried Plan to the New Salaried Plan as determined under SECTION 5.2(d) hereof do not equal or exceed the amount of the Salaried Pension Liabilities also to be transferred under SECTION 5.2(d) hereof, then Seller shall pay Purchaser the difference between the Salaried Pension Liabilities and the Salaried Pension Assets, plus interest at the rate of 6% per annum from the Transfer Date to the date the Salaried Pension Assets are actually conveyed in cash to Purchaser. Such payment shall be made no later than five (5) Business Days after the amount of the Salaried Pension Assets and the Hourly Pension Liabilities to be transferred are finally determined under
SECTION 5.2(g) hereof.

         (g) Parent's actuary shall deliver a report to Parent setting forth the determination of the values of each the Hourly Pension Liabilities and the Salaried Pension Liabilities using the assumptions set forth in SECTIONS 5.2(c) and (d), and Parent shall provide a copy to Purchaser. Purchaser shall have fourteen (14) days to notify Parent in writing of any objections regarding the determination of the Hourly Pension Liabilities and Salaried Pension


                                      E-74
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Liabilities. If Purchaser timely notifies Parent of any objections that Parent and Purchaser cannot resolve within thirty (30) days thereafter, Parent and Purchaser shall appoint an actuarial firm satisfactory to both parties (the cost of which shall be paid evenly by both parties) to resolve such objections, which resolution shall be final and binding on both parties. In the event that Purchaser shall object to the determination of the Hourly Pension Liabilities and/or Salaried Pension Liabilities and such objections have not been resolved by the Transfer Date, then Parent may in its discretion transfer to, and Purchaser shall accept in, the New Hourly and Salaried Plans assets in the form of cash from Parent's Hourly and Salaried Plans as specified in SECTION 5.2(c) and 5.2(d) based on the determination of the Hourly Pension Liabilities and the Salaried Pension Liabilities made by Parent's actuary. If Purchaser's objections regarding the determination of the Hourly Pension Liabilities and/or Salaried Pension Liabilities are later resolved in favor of Purchaser and the amount of the Hourly Pension Liabilities and/or Salaried Pension Liabilities are increased, then Parent shall cause assets of Parent's Hourly Plan and/or Parent's Salaried Plan in the form of cash which reflect such adjustment in the Hourly Pension Liabilities and/or Salaried Pension Liabilities as of the Transfer Date, to be transferred in accordance with SECTIONS 5.2(c) and (d) to the New Hourly Plan and/or New Salaried Plan, plus interest from the Transfer Date to the date such additional assets are actually conveyed in cash at the rate of 6% per annum on such additional assets.

         (h) The benefits to be provided to salaried and non-union hourly Company Employees under the New Hourly and Salaried Plans for a period of 12-months after the Closing shall not be less than either (i) those provided to such Company Employees under Parent's Hourly and Salaried Plans, as applicable, immediately prior to the Closing Date or (ii) those provided under Purchaser's defined benefit pension plans from time to time during such 12-month period to similarly situated employees of Purchaser; PROVIDED, HOWEVER, that nothing herein shall prohibit Purchaser from amending its defined benefit pension plan or the New Hourly and Salaried Plans at any time following the Closing.

         SECTION 5.3 DEFINED CONTRIBUTION PLANS. As soon as practicable following the end of the Transition Period, Parent or Operating Company, as applicable, shall spin-off and transfer the account balances of each Company Employee who is a participant in the Newell Rubbermaid 401(k) Savings Plan (the "PARENT'S 401(k) PLAN") to a 401(k) Plan established or maintained by Purchaser (the "NEW 401(k) PLAN") in a trustee to trustee transfer in accordance with
Section 414(l) of the Code. The transfer of the account balance liability and related assets shall include a trustee-to-trustee transfer of all participant loan accounts and liabilities under Parent's 401(k) Plan. The level of contributions to be provided to salaried and non-union Company Employees under the New 401(k) Plan shall not be less than those provided to similarly situated employees of Purchaser. Nothing contained in this Agreement shall be deemed to obligate Purchaser to continue any level of contribution for union Company Employees. The New 401(k) Plan will provide that Company Employees' periods of service credited under Parent's 401(k) Plan will be credited for purposes of determining participation, vesting and eligibility for any other benefit right or feature of the New 401(k) Plan which is available based upon service.

         SECTION 5.4 RETIREE HEALTH. On and after the Closing Date, Purchaser shall establish for Company Employees a retiree health and life insurance plan and Purchaser shall assume all Liabilities with respect to the Employees under the Newell Medical Plan for Retirees


                                      E-75
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("PARENT'S RETIREE PLAN"). Purchaser shall not assume any Liabilities with respect to any retiree health and life insurance benefits of any Salaried Employees or any Transition Employees who do not become Company Employees pursuant to Section 5.10 and any such benefits shall continue to be provided under Parent's Retiree Plan.

         SECTION 5.5 WELFARE PLANS.

         (a) Parent shall retain all liability for claims incurred under the Company Benefit Plans that are welfare benefit plans within the meaning of
Section 3(1) of ERISA and all severance plans or arrangements, whether or not such plans or arrangements are "welfare benefit plans" within the meaning of
Section 3(1) of ERISA (the "PARENT'S WELFARE PLANS") on and prior to the Closing Date. For this purpose claims under any medical, dental, vision, or prescription drug plan, generally will be deemed to be incurred on the date that the service giving rise to such claim is performed and not when such claim is made; PROVIDED, HOWEVER, that with respect to claims relating to hospitalization the claim will be deemed to be incurred on the first day of such hospitalization and not on the date that such services are performed. Claims for disability under any long or short term disability plan shall be incurred on the date the Employee or former Employee is first absent from work because of the condition giving rise to such disability and not when the Employee or former Employee is determined to be eligible for benefits under the applicable Parent's Welfare Plan. Seller shall provide under Parent's Welfare Plans any continuation coverage required under Section 4980B of the Code, Part 6 of Title I of ERISA or applicable state law ("COBRA") to each "qualified beneficiary" as that term is defined in COBRA whose first "qualifying event" (as defined in COBRA) occurs on or prior to the Closing Date.

         (b) Notwithstanding the foregoing, as soon as practicable after the Closing Date, Parent or the Operating Company, as applicable, shall spin-off and transfer all of the accounts of its Section 125 flexible spending plan attributable to Company Employees and their dependents and beneficiaries to a new Section 125 flexible spending plan established by the Purchaser. Neither the Operating Company nor Seller shall have any liability with respect to the Purchaser's Section 125 flexible spending plan after the Closing Date, including liability for any Claims incurred prior to the Closing Date.

         SECTION 5.6 COMPENSATION AND BONUS PLANS. For twelve (12) months following the Closing Date, Purchaser shall not reduce the base salary or base hourly wage rate of any Company Employee below the rate in effect immediately prior to the Closing Date. As soon as practicable after the Closing Date, Parent shall pay all bonuses and incentive compensation, if any, earned by the Employees under the Company Benefit Plans which are bonus and or incentive compensation plans. For purposes of determining the amount of any such bonus or whether any performance targets or goals entitling Employees to any such bonuses Parent shall treat the Closing Date as the last day of the applicable period for determining bonuses and shall, if applicable, annualize any financial or other performance results. If an Company Employee participates in a bonus plan of Parent, Seller, the Operating Company or a Company as of the Closing Date, then Purchaser shall make a bonus plan at the same potential bonus levels available to such Company Employee for the remainder of the calendar year in which the Closing Date occurs; PROVIDED, HOWEVER, that Purchaser in its sole discretion may establish the criteria for receiving any such bonuses.


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         SECTION 5.7 PURCHASER'S PLANS. Effective as of the Closing Date,
Purchaser shall provide welfare benefits to Company Employees under welfare benefit plans maintained by Purchaser (the "PURCHASER'S WELFARE PLANS"). Purchaser's Welfare Plans shall provide Company Employees with either (a) welfare benefits substantially similar to those provided under Parent's Welfare Plans immediately prior to the Closing or (b) welfare benefits that are substantially similar to those provided to Purchaser's similarly situated employees. Purchaser will credit the Company Employees for their service with Parent, its Affiliates, the Companies (and any predecessors) for purposes of eligibility, benefit accruals, waiting periods or other qualification or eligibility for any benefit or privilege, under Purchaser's Welfare Plans in which Company Employees are allowed to participate after the Closing, and any applicable vacation or severance policies or programs, but not to the extent such credit would result in a duplication of benefits. The Company Employees will be allowed by Purchaser to participate in Purchaser's Plans without being subject to any waiting periods or any restrictions or limitations for pre-existing conditions, except to the extent any such Company Employee has not satisfied any corresponding applicable waiting period, or limitation under the Company Benefit Plans. Purchaser's Welfare Plans shall credit each Company Employee (including any spouses and dependents) with the amount, if any, paid during the calendar year in which the Closing Date occurs or, if applicable, the end of the Transition Period, under the Company Benefit Plans towards deductibles, co-pays and out-of-pocket maximums.

         SECTION 5.8 SEVERANCE. Except as provided in SECTION 5.10, if during the nine (9) month period following the Closing Date, any Company Employee would be eligible for severance under Purchaser's severance plan set forth on SECTION 5.8-1 hereof of the Disclosure Schedule (or would be eligible for such severance but for the fact that such Company Employee is a non-union hourly employee) Purchaser shall provide such Company Employee severance benefits equal to the severance benefits set forth on SECTION 5.8-2 of the Disclosure Schedule.

         SECTION 5.9 COOPERATION. Seller and Parent shall cooperate with Purchaser in providing such employee records, data and information necessary in order for Purchaser to perform its obligations and responsibilities under the Purchaser's Plans as required by this ARTICLE V.

         SECTION 5.10 SALARIED AND TRANSITION EMPLOYEES

         (a) Upon receipt of all governmental approvals necessary to permit the consummation of the transactions contemplated by this Agreement, Parent will promptly provide to Purchaser a list of the Salaried Employees (together with related organizational charts available at the time), which list shall set forth name and job title of each Salaried Employee. Within two (2) Business Days after receipt of such list of Salaried Employees by Purchaser, Purchaser shall designate in writing to Parent those Salaried Employees who will be Transition Employees, provided, the list of Transition Employees previously provided to Parent by Purchaser shall be deemed the designation of such Transition Employees if Purchaser does not provide a revised list of Transition Employees prior to the end of such two (2) Business Day period. Neither Parent nor any Affiliate thereof shall terminate the employment of a Salaried Employee (except for performance related reasons or with the consent of Purchaser) prior to the expiration of the period beginning on the Closing Date and ending on the 90th day following the Closing Date (the "TRANSITION PERIOD"). Neither Parent nor any Affiliate thereof shall increase the base salary of any Salaried Employee during the Transition Period. Parent shall be responsible for all salary and employee benefits (upon the same terms and at the same level of benefits provided to similarly situated employees of Parent or its Affiliates, as applicable) for Salaried Employees during the Transition Period while employed by Parent or any Affiliate thereof, except as otherwise provided in this SECTION 5.10. During the Transition Period, Parent shall provide the services of the Salaried Employees to Purchaser as provided in the Transition Services Agreement.

         (b) At any time during the Transition Period, Purchaser or any Affiliate thereof may offer employment to a Salaried Employee (other than Foodservice Employees) upon the terms and conditions that such Salaried Employee would have enjoyed if such Salaried Employee were a Company Employee on the Closing Date. Upon expiration of the Transition Period, Purchaser shall offer employment to each Salaried Employee who is not a Transition Employee upon the same terms and conditions that such Salaried Employee would have enjoyed if such Salaried Employee were a Company Employee on the Closing Date. Upon expiration of the Transition Period, Purchaser may, but is not obligated to hire any Transition Employee. At any time during the Transition Period, Purchaser may indicate to Parent that it does not desire to continue using the services of any Transition Employee. In such case Parent or any Affiliate of Parent may continue to employ such Transition Employee (for any period of time including after the Transition Period) or terminate such Transition Employee's employment and pay such Transition Employee severance benefits in accordance with SECTION 5.10(c). Purchaser shall be responsible for the salary and employee benefits for each Salaried Employee for all periods commencing on and after the date the Purchaser hires any such Salaried Employee. If Purchaser or any Affiliate thereof employs a Transition Employee at anytime prior to the twenty-four (24) months following the Closing Date, and upon employment of each other Salaried Employee (other than a Transition Employee), then Purchaser and all Affiliates thereof shall treat such Salaried Employee (including the Transition Employees) as Company Employees for purposes of the provisions of this ARTICLE V.

         (c) If a Transition Employee is either (i) not employed by Purchaser or an Affiliate thereof during or at the end of the Transition Period and is terminated by Parent and all Affiliates thereof in connection with Purchaser's not offering employment to such Transition Employee, or (ii) employed by Purchaser or an Affiliate thereof during or at the end of the Transition Period and such Transition Employee's employment is terminated at any time prior to ten
(10) months following the expiration of the Transition Period, then Parent shall be responsible for and shall provide the severance benefits described in this
SECTION 5.10(c) below (except that such severance benefits shall not be paid to any Transition Employee terminated for cause), up to an aggregate amount of $1,000,000 for all such Transition Employees who become entitled to such severance benefits. Purchaser shall be responsible for any severance benefits payable to Transition Employees under the provisions of this SECTION 5.10(c) in excess of $1,000,000. Purchaser shall reimburse Parent for any severance paid by Parent with respect to any Transition Employee hired by Purchaser or an Affiliate thereof within twenty-four (24) months following the Closing Date. The severance benefits to be provided to Transition Employees under this SECTION 5.10(c) shall be the severance benefits set forth on SECTION 5.8-2 of the Disclosure Schedule. In addition, Transition Employees who are employed in a non-executive capacity shall be entitled as severance benefits to outplacement services for a period of

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three (3) months. The cost of the severance benefits provided pursuant to this
SECTION 5.10(c) shall include the amount of the cash severance payments and the cost of continued benefits based on (i) the average per-employee cost of providing medical and dental benefits for the purposes of determining COBRA premiums under the health plan maintained for the benefit of its employees by Operating Company, (ii) the actual costs incurred by Parent under the car allowance program, and (iii) the actual costs of outplacement.

         SECTION 5.11 NO THIRD PARTY BENEFICIARIES. The parties hereto acknowledge and agree that all provisions contained in this Agreement with respect to employee benefits or employee compensation are included for the sole benefit of the respective parties hereto and shall not create any right in any other Person, including any Employees, former Employees, any participant in any Company Benefit Plan or any beneficiary thereof. Nothing contained herein shall interfere with Purchaser's right to amend or terminate the Companies Hourly and Salaried Plans or any Purchaser Plan after the Closing.

                                   ARTICLE VI
                                   TAX MATTERS

         SECTION 6.1 SECTION 338(h)(10) ELECTION.

         (a) With respect to the Share Purchase and the deemed sale for Tax purposes of the shares of AHCGC, subject to SECTIONS 6.1(b)-(d), Parent (and, to the extent necessary, its Affiliates) will join with Purchaser (and, to the extent necessary, its Affiliates) to make irrevocable elections under Section 338(h)(10) of the Code and, if permissible, similar elections under any applicable state or local Tax laws (collectively, the "ELECTIONS"). Purchaser and Parent (and their Affiliates) shall report the transaction consistently with the Elections and agree not to take any action that could cause such Elections to be invalid, and shall take no position contrary thereto unless required to do so pursuant to a determination (as defined in Section 1313(a) of the Code or any similar state or local Tax provision).

         (b) Within six months after the Closing Date, Purchaser (and, to the extent necessary, its Affiliates) shall prepare any and all forms necessary to effectuate the Elections (including Internal Revenue Service Form 8023 and any similar forms under applicable state and local tax laws (collectively, the "SECTION 338 FORMS")) and shall provide copies thereof to Parent. Purchaser and Parent (and, to the extent necessary, their Affiliates) shall each cause the
Section 338 Forms to be duly executed by an authorized person and Purchaser shall duly and timely file the Section 338 Forms in accordance with applicable Tax laws and the terms of this Agreement. Parent (and, to the extent necessary, its Affiliates) (i) shall include a copy of Form 8023 with its income and franchise Tax Returns for any tax period that includes the Closing Date, (ii) shall, as specifically and reasonably instructed by the Purchaser, take all actions necessary and appropriate (including filing such additional forms, Tax Returns, elections, schedules and other documents as may be required by applicable Law, and as timely prepared by Purchaser and delivered to Parent in a timely fashion) to effect and preserve the Elections in accordance with the provisions of Regulation Section 1.338(h)(10)-1 (and comparable provisions of each applicable state and local Tax law) or any successor provisions (collectively, the "SECTION 338 ACTS"), and (iii) if notified by any Taxing Authority that any Section 338 Acts are necessary for an Election to be valid or if otherwise aware of any Section 338 Acts that are necessary for an Election to be valid, shall in good faith attempt to complete the Section 338 Acts.

         (c) In no event later than five (5) months after the Closing Date, Purchaser shall prepare an initial allocation of the aggregate deemed sales price of the assets of Newco and AHCGC resulting from the Elections (as required pursuant to Section 338(h)(10) of the Code and the Regulations promulgated thereunder) among such assets in accordance with the parameters set forth in
SECTION 6.1(d) and among the assets in each Class (as provided in Regulation
Section 1.338-6(b) or any successor provision) in accordance with an appraisal (the "APPRAISAL") prepared by a qualified M.A.I. or other Person with professional competence in conducting appraisals of this nature (the "SECTION 338 ALLOCATION"), and Purchaser shall submit to Parent copies of the Section 338 Allocation and the Appraisal. The cost of the Appraisal shall be borne by Purchaser. Purchaser and Parent (and their Affiliates) shall file all Tax Returns consistently with the Section 338 Allocation, and shall not voluntarily take any action inconsistent therewith upon examination of any Tax Returns, in any refund claim, in any litigation, or otherwise with respect to such Tax Returns unless required to pursuant to a determination (as defined in Section 1313(a) of the Code or any similar state or local Tax provision).

         (d) Purchaser and Parent agree that (i) thirty percent (30%) to thirty-five percent (35%) of the aggregate deemed sales price (as described in SECTION 6.1(c)) shall be allocated to the Newco assets (other than the stock of AHCGC) and sixty-five percent (65%) to seventy percent (70%) shall be allocated to the AHCGC assets and (ii) no less than forty-five percent (45%) or more than sixty-five percent (65%) of the aggregate deemed sales price allocated to the assets of each of Newco and AHCGC will be allocated to accounts receivable, Inventory, property, plant and equipment, prepaid and other non-intangible assets.

         SECTION 6.2 PREPARATION OF TAX RETURNS AND FILINGS.

         (a) Subject to SECTION 6.5, for any Taxable Period of the Companies that ends on or before the Closing Date, Parent shall timely prepare, consistent with past practices and custom (unless a contrary position is required by Law) and file with the appropriate Taxing Authority all required consolidated, combined or unitary Tax Returns that include any of the Companies and shall pay all Taxes shown due on such Tax Returns.

         (b) Subject to SECTION 6.5, for any Taxable Period of the Companies that ends on or before the Closing Date, Parent shall timely prepare, consistent with past practices and custom (unless a contrary position is required by Law) and file with the appropriate Taxing Authority all other Tax Returns of the Companies and shall pay all Taxes shown due on such Tax Returns. Parent shall provide Purchaser the opportunity to review and comment upon such Tax Returns, and if the filing of such Tax Returns may cause a material increase in the Tax Liability of any of Newco or AHCGC for a Post-Closing Tax Period, Parent shall not file any such Tax Returns without Purchaser's consent (which consent shall not be unreasonably withheld and shall be deemed to be provided if such Tax Return is prepared consistently with past practices and custom of the Companies or the requirements of applicable Law).

         (c) Purchaser shall provide Parent the opportunity to review and comment upon, and Purchaser shall timely prepare and file with the appropriate Taxing Authority, all Newco and AHCGC Tax Returns relating to a Straddle Period required to be filed and shall pay all Taxes due with respect to such Tax Returns; PROVIDED, HOWEVER, that Purchaser will prepare such Tax Returns consistent with past practices and custom of the Companies (unless a contrary position is required by Law) to the extent such Tax Returns relate to the Taxes of Newco or AHCGC for a Pre-Closing Tax Period and Purchaser shall not file any such Tax Return without Parent's consent (which consent shall not be unreasonably withheld). Seller or Parent shall pay Purchaser (in accordance with the procedures set forth in SECTION 8.4) for any amount owed by Seller or Parent pursuant to SECTION 8.4 with respect to any such Tax Returns.

         (d) Purchaser and Parent agree to cause Newco or AHCGC to file all Tax Returns for the period including the Closing Date on the basis that the relevant Taxable Period ended as of the close of business on the Closing Date (which shall be deemed the time of Closing as provided in SECTION 1.5 and which shall include the tax consequences of the Share Purchase, the Elections and the results of any inter-company transactions with Parent or its Affiliates) if the relevant Tax Law allows such a filing and all Newco or AHCGC Tax Returns that are filed for a Tax Period that begins the day immediately after the Closing Date (including any group Tax Returns that include Newco or AHCGC beginning on the day immediately after the Closing Date) shall include all activities of Newco or AHCGC occurring after the deemed time of Closing provided in SECTION
1.5 other than the tax consequences of the Share Purchase, the Elections and the results of any inter-company transactions with Parent or its Affiliates.

         SECTION 6.3 FILING OF AMENDED TAX RETURNS. Parent shall be responsible for filing any Tax Returns that include Newco or AHCGC for taxable years ending on or prior to the Closing Date that are required as a result of examination adjustments made by any Taxing Authority for such taxable years as finally determined and shall pay any Taxes that are due thereon. Parent shall not be entitled to file (nor shall Purchaser or its Affiliates be under any obligation to file) any other amended Tax Return for any of the Companies for a Pre-Closing Tax Period unless the requirements in the last sentence of SECTION 6.2(B) are satisfied.

         SECTION 6.4 TAX REFUNDS. The amount of any refunds or offsets of Taxes of the Companies for any Taxable Period ending on or before the Closing Date shall be for the account of Seller, except to the extent that such refund or offset arises as a result of a Newco or AHCGC carryback of a loss or other tax benefit arising from a period beginning after the Closing Date (except as otherwise provided in SECTION 6.5). The amount of any refunds or offsets of Taxes of Newco or AHCGC for any Taxable Period beginning after the Closing Date shall be for the account of Purchaser. The amount of benefit of any refunds or offsets of Taxes of Newco or AHCGC for any Straddle Period shall be equitably apportioned in a manner consistent with SECTION 8.4(c). Provided that the non-requesting party, acting in good faith, determines that there is a reasonable basis for filing a claim for refund with the relevant Taxing Authority and if the filing of such a claim is not inconsistent with any other provision of this Agreement, each party shall, if the other party so requests and at such other party's expense, cause Newco or AHCGC to file for and obtain any refunds or offsets to Taxes to which the requesting party is expressly entitled under this ARTICLE VI. Each party shall forward, and shall cause its Affiliates to forward the amount of such refund or offset to Tax, to the party entitled pursuant to this ARTICLE VI to receive such amount, within ten (10) days after such refund is received or after such offset is allowed or applied against other Tax Liability, as the case may be. Notwithstanding the foregoing, the control of the prosecution of a claim for refund of Taxes paid pursuant to a deficiency assessed subsequent to the Closing Date as a result of an audit shall be governed by the provisions of SECTION 8.4(e).

         SECTION 6.5 CARRYBACKS. Purchaser shall not, and shall cause Newco and AHCGC not to, carryback any net operating loss or other Tax attribute to a Pre-Closing Tax Period if Newco or AHCGC (as the case may be) were included as part of a combined, consolidated, or unitary Tax Return in such Tax Period to which such carryback relates; PROVIDED, HOWEVER, that any such carryback will be permitted if such carryback is required by the relevant Tax Law prior to a carryforward (and a waiver of the carryback is not permitted), the carryback involves a material net operating loss or other Tax attribute and Parent consents to such carryback (which consent shall not be unreasonably withheld). If Parent or an Affiliate realizes a reduction in Tax for such a period as a result of such carryback (either in the form of a refund or an offset), Parent shall pay to Purchaser the amount of such reduction within ten (10) days after the receipt of the refund or the offset; PROVIDED, HOWEVER, that Parent shall be entitled to retain any such reduction in Tax to the extent that Purchaser or its Affiliates obtain as a result of such carryback a greater Tax credit carryforward that may be utilized in a Post-Closing Tax Period. Parent shall, at the request of Purchaser, cooperate in connection with the filing of any necessary Tax Returns and other documents to effect a carryback at Purchaser's expense, and Parent shall provide a basis for the computation of the amount paid to Purchaser pursuant to this SECTION 6.5 in reasonable detail.

         SECTION 6.6 COOPERATION IN TAX MATTERS. Parent, the Companies and Purchaser shall reasonably cooperate, and shall cause their respective Affiliates and Representatives to reasonably cooperate, in preparing and filing all Tax Returns, including maintaining and making available to each other all records necessary in connection with Taxes and in resolving all disputes and audits with respect to all Taxable Periods relating to Taxes. Parent and Purchaser agree (a) to retain all Books and Records with respect to Tax matters pertinent to any Company or Canadian Seller relating to any Tax Period beginning before the Closing Date until ninety (90) days after the expiration of the applicable statute of limitations and to abide by all record retention agreements entered into with any Taxing Authority, (b) to allow the other party and its Representatives, at times and dates mutually acceptable to the parties, to inspect, review and make copies of such records as such party may deem necessary or appropriate from time to time, such activities to be conducted during normal business hours and at such party's expense, and (c) to give the other party reasonable written notice prior to transferring, destroying or discarding any such Books and Records and, if the other party so requests, Parent and Purchaser, as the case may be, shall allow the other party to take possession of such Books and Records.

         SECTION 6.7 TRANSFER TAXES. All transfer, documentary, sales, use, stamp, registration and other similar Taxes (including all applicable real estate transfer or real estate gains Taxes) and related recording and other fees (collectively, "TRANSFER TAXES") incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be borne by Parent except that any such Transfer Taxes resulting from the Share Purchase (including any Transfer Taxes resulting from the Elections but excluding all other Taxes resulting from the Elections, such as income and franchise Taxes) shall be borne equally by

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Parent and Purchaser, and Parent and Purchaser shall cooperate in preparing and filing all Tax Returns and other documentation on a timely basis as may be required to comply with the provisions of such Tax laws.

         SECTION 6.8 TREATMENT OF INDEMNIFICATION PAYMENTS. Parent, Seller and Purchaser agree to treat any amounts payable pursuant to ARTICLE VIII as an adjustment to the Purchase Price for federal income tax purposes, unless a final determination causes any such payment not to be treated as an adjustment to the Purchase Price for federal income tax purposes.

                                  ARTICLE VII.
                              CONDITIONS TO CLOSING

         SECTION 7.1 CONDITIONS TO OBLIGATIONS OF SELLER. The obligation of Seller and Parent to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction (or waiver by Seller and Parent), at or prior to the Closing, of each of the following conditions:

         (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Purchaser contained in this Agreement and of Purchaser and Canadian Purchaser contained in the Canadian Purchase Agreement that are qualified as to materiality shall be true and correct as of the Execution Date and as of the Closing Date, as if made as of the Closing Date (except for representations and warranties which by their terms speak as of a specific date or time, which need only be true and correct as of such date), and the representations and warranties of Purchaser contained in this Agreement and of Purchaser and Canadian Purchaser contained in the Canadian Purchase Agreement that are not so qualified shall be true and correct in all material respects as of the Execution Date and as of the Closing Date, as if made as of the Closing Date (other than such representations and warranties as are made as of another date, which shall be true and correct as of such date).

         (b) AGREEMENTS AND COVENANTS. Purchaser and Canadian Purchaser shall have performed and complied in all material respects with all agreements and covenants required to be performed and complied with by Purchaser under this Agreement and by Purchaser and Canadian Purchaser under the Canadian Purchase Agreement at or prior to the Closing.

         (c) NO ORDER. No order, statute, rule, regulation, executive order, injunction, stay, decree, directive, or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or Governmental Authority that would (i) prevent the consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, nor shall any such injunction, judgement, order, decree, ruling or charge be in effect.

         (d) GOVERNMENTAL APPROVALS. All Consents from, registrations and filings with and notices to Governmental Authorities necessary to permit the consummation of the transactions contemplated by this Agreement shall have been obtained, unless the failure to obtain any such consent, approval or waiver or make such registration or filing or give such notice could not reasonably be expected to have a material adverse effect on (i) Parent or (ii) the

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receipt or retention by Seller or Parent of the net proceeds of the transactions contemplated by this Agreement.

         (e) ANTITRUST APPROVALS. Any waiting period (and any extension thereof) under the HSR Act applicable to the purchase of the Shares contemplated hereby shall have expired or shall have been terminated.

         (f) LEGAL OPINION. Parent shall have received from Latham & Watkins an opinion of counsel addressed to Parent and dated as of the Closing Date in the form set forth on EXHIBIT 7.1(f).

         (g) CLOSING DELIVERIES. Each of the Closing deliveries set forth in
SECTION 1.7 hereof shall have been delivered.

         SECTION 7.2 CONDITIONS TO OBLIGATIONS OF PURCHASER. The obligation of Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction (or waiver by Purchaser in writing), at or prior to the Closing, of each of the following conditions:

         (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Seller and Parent contained in this Agreement and of Parent and Canadian Seller contained in the Canadian Purchase Agreement that are qualified as to materiality or Material Adverse Effect shall be true and correct as of the Execution Date and as of the Closing Date, as if made on the Closing Date (except for representations and warranties which by their terms speak as of a specific date or time, which need only be true and correct as of such date), and the representations and warranties of Seller and Parent contained in this Agreement and of Parent and Canadian Seller contained in the Canadian Purchase Agreement that are not so qualified shall be true and correct in all material respects as of the Execution Date and as of the Closing Date, as if made as of the Closing Date (other than such representations and warranties as are made as of another date which shall be true and correct as of such date), PROVIDED, to the extent that the representations and warranties set forth in Section 2.22(b)(i) or (iii) have been breached in any respect prior to Closing, such breach or breaches shall not prevent this condition from being satisfied so long as this condition shall have been satisfied with respect to each representation and warranty concerning each asset requisite to the New Group's manufacture and distribution of glass products in the Ordinary Course of Business following the Closing.

         (b) AGREEMENTS AND COVENANTS. Seller and Parent and their respective Affiliates shall have performed and complied in all material respects with all agreements and covenants required to be performed and complied with by Seller, Parent or their respective Affiliates under this Agreement and the Canadian Purchase Agreement at or prior to the Closing; PROVIDED, to the extent Seller, Parent or their respective Affiliates have breached any of their respective obligations under SECTION 4.16 with respect to the transfer of the Outside Assets or the Seller Assets or under Section 4.33 with respect to the Foodservice Assets, such breach or breaches shall not prevent this condition from being satisfied, provided this condition has been satisfied with respect to each asset requisite to the New Group's manufacture and distribution of glass products in the Ordinary Course of Business following the Closing.

         (c) THIRD-PARTY CONSENTS; PERMITS. All Consents (i) from, with and to Governmental Authorities necessary to permit the consummation of the transactions contemplated by this Agreement and (ii) necessary to avoid an Adverse Event as to a Contract or Permit listed on SCHEDULE 7.2(c)(ii) (each, a "REQUIRED CONSENT" and collectively, the "REQUIRED CONSENTS"), in each case as a result of the transactions contemplated by this Agreement shall have been obtained, without, in any case, any material increase in any payments thereunder or any other material adverse change or condition to the granting of such Consent (except for one-time payments made by Parent or Seller), and all such Consents as to Permits shall be final and conclusive, from which there is no further appeal right, or any such appeal right has expired.

         (d) NO ORDER. No Action shall be pending or threatened before any Governmental Authority or before any arbitral body wherein an unfavorable injunction, judgment, order, decree, ruling, directive or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement,
(ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (iii) affect adversely the right of Purchaser to own the Shares or control any member of the New Group or (iv) affect adversely the right of Purchaser or any of its Affiliates (including the New Group) to own their assets or to operate their businesses, nor shall any such injunction, judgment, order, decree, ruling or charge be in effect.

         (e) FINANCING. Purchaser shall have obtained and received all funding of term loans under the Credit Agreement and all funding and availability of revolving credit under the Credit Agreement (other than any portion of the revolving credit facility which is not necessary to operate Libbey's business (including the Business) and consummate the transactions contemplated hereby).

         (f) ASSET TRANSFER TRANSACTIONS. All of the Asset Transfer Transactions shall have been duly consummated pursuant to the terms of this Agreement and the Asset Transfer Documents.

         (g) CANADIAN ASSET ACQUISITION. The Canadian Asset Acquisition shall have been duly consummated pursuant to the terms of the Canadian Purchase Agreement.

         (h) LEGAL OPINION. Purchaser shall have received from Schiff Hardin & Waite an opinion of counsel addressed to Purchaser dated as of the Closing Date in the form set forth on EXHIBIT 7.2(h).

         (i) AUDITORS CONSENT. If Purchaser has provided Arthur Andersen with a reasonable opportunity to review, as provided in SECTION 4.19, the Form 8-K filing Purchaser is required to file with the SEC in connection with the closing of the transactions contemplated by this Agreement, Purchaser shall have received Arthur Andersen's consent to include its audit report on the Audited Financial Statements and, if then complete, the 2001 Audited Financial Statements in such Form 8-K.

         (j) ANTITRUST APPROVALS. Any waiting period (and any extension thereof) under the HSR Act applicable to the purchase of the Shares contemplated hereby shall have expired or shall have been terminated.

         (k) CLOSING DELIVERIES. Each of the Closing deliveries set forth in
SECTION 1.7 hereof shall have been delivered.

         (l) NO MATERIAL ADVERSE EFFECT. Since the Execution Date, a Material Adverse Change shall not have occurred.

         (m) FOODSERVICE ASSET TRANSFERS. All of the Foodservice Assets shall have been transferred and conveyed to Parent or an Affiliate of Parent (other than Newco or AHCGC) and Parent or such Affiliate shall have assumed all Assumed Foodservice Liabilities pursuant to the terms of this Agreement and the Foodservice Asset Transfer Documents.

                                  ARTICLE VIII.
                                 INDEMNIFICATION

         SECTION 8.1 SURVIVAL. The representations, warranties, covenants and obligations of Seller, Parent, Canadian Seller, Purchaser and Canadian Purchaser contained in this Agreement and the Canadian Purchase Agreement shall survive the Closing, PROVIDED that the representations and warranties of Seller, Parent, Canadian Seller, Purchaser and Canadian Purchaser shall survive for a period of eighteen (18) months after the Closing; PROVIDED, FURTHER that (a) the representations and warranties of Parent and Seller contained in SECTIONS 2.1 (ORGANIZATION), 2.2 (AUTHORITY; ENFORCEABILITY), 2.5 (CAPITAL STOCK OF COMPANIES), 2.6 (SUBSIDIARIES), and 2.22(a)(iii) AND (b)(iii) (TITLE TO ASSETS), and the representations and warranties of Parent and Canadian Seller contained in SECTIONS 6(A) AND (B) of the Canadian Purchase Agreement and the representations and warranties of Purchaser contained in SECTION 3.1 (ORGANIZATION) and 3.2 (AUTHORITY; ENFORCEABILITY) and the representations and warranties of Purchaser and Canadian Purchaser contained in SECTIONS 7(a) AND
(b) of the Canadian Purchase Agreement, shall survive indefinitely, (b) the representations and warranties of Parent and Seller contained in 2.17 (ENVIRONMENTAL MATTERS) shall survive for a period of five (5) years after the Closing, (c) the representations and warranties of Parent and Seller contained in SECTIONS 2.14 (EMPLOYEE BENEFITS) and 2.19 (TAXES) shall survive until ninety
(90) days following the expiration of the applicable statute or similar period of limitations and (d) the representations and warranties of Parent and Seller contained in SECTION 2.16 (INTELLECTUAL PROPERTY) shall survive indefinitely with respect to ownership of Intellectual Property and any actual or alleged infringement of intellectual property rights resulting from the use of the Intellectual Property in the Business or by the New Group that occurred prior to Closing; it being understood that in the event notice of any Claim for indemnification under SECTION 8.2(a)(i) OR (ii), SECTION 8.2(b)(i) OR (ii) or
SECTION 8.4 shall have been given within the applicable survival period, the representations and warranties that are the subject of such indemnification Claim shall survive with respect to such Claim until such time as such Claim is finally resolved.

         SECTION 8.2 INDEMNIFICATION OTHER THAN FOR TAX MATTERS.

         (a) INDEMNIFICATION BY SELLER AND PARENT. From and after the Closing, Seller and Parent shall, jointly and severally, indemnify, save and hold harmless Purchaser and its Affiliates (including the New Group after the Closing) and each of the foregoing's respective officers, directors, employees, agents and ERISA Affiliates (collectively, the "PURCHASER

INDEMNIFIED PARTIES") from and against any and all Damages arising out of, resulting from or incident to:

              (i) the breach of any representation or warranty (other than those relating to Taxes) made by Seller or Parent or its Affiliates in this Agreement or the Canadian Purchase Agreement as of the Execution Date without regard to any qualification contained in any representation or warranty as to materiality or a Material Adverse Effect;

              (ii) the breach of any representation or warranty (other than those relating to Taxes) made by Seller or Parent or its Affiliates in this Agreement or the Canadian Purchase Agreement without regard to any qualification contained in any representation or warranty as to materiality or a Material Adverse Effect as if such representation or warranty were made on and as of the Closing Date (except in the case of any representation or warranty that by its terms is made as of a date specified therein);

              (iii) the breach of any covenant or agreement (other than those relating to Taxes) by Seller or Parent or its Affiliates contained in this Agreement or the Canadian Purchase Agreement;

              (iv) the Seller-Retained Liabilities;

              (v) the Excluded Seller Liabilities;

              (vi) the Assumed Foodservice Liabilities and the Foodservice Contracts;

              (vii) any violation of Environmental Law relating to any action, omission or occurrence prior to Closing or circumstance or condition existing prior to Closing, subject to the limitations set forth in SECTION 8.3(e);

              (viii) any release, discharge or migration of Hazardous Substances from and beyond any of the Facilities or Former Properties at any time arising from any release or discharge at or from a Facility at any time on or before the Closing Date, subject to the limitations set forth in SECTION 8.3(d);

              (ix) any claims made with respect to employees or former employees of the Companies or their predecessors for workers' compensation or similar claims whether or not insured or self-insured or mandated by applicable Law ("COMPENSATION CLAIMS") filed with an appropriate agency by an employee, former employee of the Companies or by a spouse or dependent of an employee or former employee of the Companies ("CLAIMING EMPLOYEE") prior to the Closing Date, and Compensation Claims by Transition Employees who do not become Company Employees regardless of when the injury occurred or is alleged to have occurred, and, to the extent not included in the foregoing, Compensation Claims of Foodservice Employees regardless of when the injury occurred or is alleged to have occurred;

              (x) subject to the limitations set forth in SECTION 8.3(f), the failure to obtain a Consent necessary to avoid any Adverse Event with respect to a Pre-Closing Material

Contract as a result of the consummation of the transactions contemplated by this Agreement, if, in accordance with SECTION 4.30 hereof, Purchaser has requested that Parent add such Pre-Closing Material Contract to the list of Required Consents and Parent notifies Purchaser that it will instead agree to indemnify Purchaser pursuant to this clause (x);

              (xi) except to the extent subject to SECTION 8.2(a)(ix) OR SECTION 8.2(b)(viii), any claims, demands (oral or written), causes of actions or Actions against the Companies, the Companies' officers, directors, employees or agents or any of the Assets or the Foodservice Assets, asserted prior to or after the Closing Date, relating to or arising out of any claim, cause of action or Action relating to (a) any personal injury, bodily injury, sickness or disease that occurs prior to the Closing Date, including any arising from or relating to any exposure to or contact with any asbestos or other allegedly injurious materials or substances, or (b) any damage to tangible property that occurs prior to the Closing Date, or (c) any claim, cause of action or Action of any employee or former employee of the Companies or their predecessors relating to any employment matter (other than grievances under a collective bargaining agreement) relating to occurrences prior to the Closing Date, including the matters set forth as items 1-5 and 11 of subsection (i) of SECTION 2.13 of the Disclosure Schedule. For the avoidance of doubt, the parties hereto acknowledge that items 7, 8 and 10 of subsection (i) of SECTION 2.13 of the Disclosure Schedule are covered by this clause (xi);

              (xii) any claim for indemnification against any of the Companies by reason of the fact that Seller, Parent or any of their directors, officers, employees or agents, was a director, officer, employee, or agent of the Companies or was serving at the request of any such entity as a partner, trustee, director, officer, employee, or agent of the Companies (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such claim is pursuant to any statute, charter document, bylaw, agreement, or otherwise), including with respect to any action, suit, proceeding, complaint, claim, or demand brought by Purchaser against Seller or Parent (whether such action, suit, proceeding, complaint, claim, or demand is pursuant to this Agreement, applicable law, or otherwise);

              (xiii) the 1995 Restructuring, including any (A) violation of any Law, Governmental Order or Permit applicable to Seller or AHCGC or any of their respective assets or properties in connection with the 1995 Restructuring or (B) breach of, default under, failure to obtain any Consent under, or termination, amendment or acceleration of, or creation of any Encumbrance on any of the assets or properties of Seller or AHCGC pursuant to any Contract or Permit in effect at the time of the 1995 Restructuring to which Seller or AHCGC (or any predecessor thereto) is or was a party or by which any of their assets or properties are or were bound or affected, in each case resulting from the 1995 Restructuring;

              (xiv) the failure to obtain a Consent necessary to avoid an Adverse Event with respect to the Railroad Agreement;

              (xv) DELETED; or

              (xvi) the failure to obtain a Consent necessary to avoid an Adverse Event with respect to the Warehouse Agreement, including all reasonable costs and expenses associated with the New Group having to move Inventory and associated equipment and materials to another warehousing facility as a result of the failure to obtain such Consent.

The foregoing indemnification obligations are independent of each other, except as otherwise expressly provided therein.

         (b) INDEMNIFICATION BY PURCHASER. From and after the Closing, Purchaser shall indemnify, save and hold harmless Parent, Seller and their Affiliates and each of the foregoing's respective directors, officers, employees, agents and ERISA Affiliates (the "SELLER INDEMNIFIED PARTIES") from and against and all Damages arising out of, resulting from or incident to:

              (i) the breach of any representation or warranty made by Purchaser or its Affiliates in this Agreement or the Canadian Purchase Agreement as of the Execution Date without regard to any qualification contained in any representation or warranty as to materiality;

              (ii) the breach of any representation or warranty made by Purchaser or its Affiliates in this Agreement or the Canadian Purchase Agreement without regard to any qualification contained in any representation or warranty as to materiality as if such representation or warranty were made on and as of the Closing Date (except in the case of any representation or warranty that by its terms is made as of a date specified therein);

              (iii) the breach of any covenant or agreement (other than those relating to Taxes) by Purchaser or its Affiliates contained in this Agreement or the Canadian Purchase Agreement;

              (iv) the presence of Hazardous Substances at, on or under any of the Facilities, unless such Damages are subject to indemnification under SECTIONS 8.2(a)(vii) or (viii) hereof;

              (v) any obligation of Parent or any of its Affiliates (other than Newco or AHCGC) as guarantors under any Contract (other than a Foodservice Contract) (A) which is included in the transferred Assets or (B) which is transferred to Purchaser in connection with the transfer of the capital stock of AHCGC;

              (vi) any obligations of Parent or any of its Affiliates for product liability claims arising out of post-Closing occurrences concerning machine-made soda lime or borosilicate bakeware or machine-made soda lime glassware (excluding, for the avoidance of doubt, handmade or lead crystal products) which (i) was manufactured prior to Closing at a Facility or Former Property owned or previously owned by Seller or any of its Subsidiaries or predecessors and (ii) was not sold in the Foodservice Channel;

              (vii) any Assumed Seller Liabilities and Canadian Liabilities, unless such Liability is subject to indemnification under SECTION 8.2(a) hereof or under SECTION 8(b) of the Canadian Purchase Agreement; or

              (viii) Compensation Claims filed with an appropriate agency by any Company Employee after the Closing Date.

         (c) INDEMNIFICATION PROCESS. The Person making a claim for indemnification under this ARTICLE VIII shall be, for the purposes of this Agreement, referred to as the "INDEMNIFIED PARTY" (provided that for the purpose of clause (iii) below such term shall refer to the party hereto to whom such Person is related for purposes of obtaining the benefits of this Article VIII) and the party or parties against whom such claims are asserted under this
Article VIII shall be, for the purposes of this Agreement, referred to as the "INDEMNIFYING PARTY." All claims by any Indemnified Party under this ARTICLE VIII, other than Tax Claims which are subject to the provisions of SECTION 8.4 hereof, shall be asserted and resolved as follows:

              (i) NOTICE OF CLAIMS. In the event that (i) any claim or Action is asserted or instituted against any Indemnified Party by any Person other than the parties to this Agreement or their Affiliates which could give rise to Damages for which an Indemnifying Party could be liable to an Indemnified Party for Damages under this Agreement (such claim, demand or Proceeding, a "THIRD PARTY CLAIM") or (ii) any Indemnified Party under this Agreement shall have a claim to be indemnified for Damages by any Indemnifying Party under this Agreement which does not involve a Third Party Claim (such claim, a "DIRECT CLAIM" and, together with Third Party Claims, "Claims"), the Indemnified Party shall with reasonable promptness send to the Indemnifying Party a written notice specifying the nature of such Claim, the amount of Damages sought in such Claim, if known, and the provisions of this Agreement in respect of which such right of indemnification is claimed or arises (a "CLAIM NOTICE"), PROVIDED that a delay or defect in notifying the Indemnifying Party shall not relieve the Indemnifying Party of its obligations under this Agreement except to the extent that (and only to the extent that) the Indemnifying Party demonstrates such failure shall have caused the Damages for which the Indemnifying Party is obligated to be greater than such Damages would have been had the Indemnified Party given the Indemnifying Party timely notice.

              (ii) THIRD PARTY CLAIMS. In the event of a Third Party Claim (except for any Third Party Claims that are indemnifiable under SECTION 8.2(a)(viii), the process for which is set forth in SECTION 8.2(d)(ii)), the Indemnifying Party shall be entitled to assume and control the defense of such Third Party Claim and to appoint counsel of the Indemnifying Party's choice at the expense of the Indemnifying Party to represent the Indemnified Party and any others the Indemnifying Party may reasonably designate in connection with such Third Party Claim (in which case the Indemnifying Party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by any Indemnified Party except as set forth below); PROVIDED that such counsel is reasonably acceptable to the Indemnified Party, which approval shall not be unreasonably withheld or delayed. Notwithstanding an Indemnifying Party's election to appoint one separate counsel (plus one local counsel, if necessary) to represent an Indemnified Party in connection with a Third Party Claim, an Indemnified Party shall have the right to employ one separate counsel (plus one local counsel, if necessary), and the Indemnifying Party shall bear the reasonable fees, costs and expenses of such one separate counsel (plus one local counsel, if necessary) if (A) there exists a conflict of interest (including the availability of one or more legal defenses to the Indemnified Party which are not available to the Indemnifying Party) that would make it inappropriate in the reasonable judgment of the Indemnified Party (upon and in conformity with advice of counsel) for the same counsel to represent both the Indemnified Party and the Indemnifying Party, PROVIDED that the Indemnified Party and such counsel shall contest such Third Party Claim in good faith or (B) if the Claim seeks injunctive relief which, if granted could materially and adversely affect the Indemnified Party or its Affiliates. The Indemnified Party shall cooperate with the Indemnifying Party and its counsel in such defense and make available to the Indemnifying Party all witnesses, records, materials, and information in the Indemnified Party's possession or under the Indemnified Party's control relating thereto as may be reasonably requested by the Indemnifying Party, and in contesting any claim, demand or Proceeding which the Indemnifying Party defends, or, if appropriate and related to the claim, demand or Proceeding in question, in making any counterclaim against the person asserting the Third Party Claim, or any cross-complaint against any Person. In the event the Indemnifying Party fails to assume the defense of such Third Party Claim within thirty (30) days after receipt of notice thereof in accordance with the terms hereof, (A) the Indemnified Party against which such Third Party Claim has been asserted shall have the right to undertake the defense, compromise or settlement of such Third Party Claim on behalf of, at the expense of and for the account and risk of the Indemnifying Party, and (B) the Indemnifying Party agrees to cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, all witnesses, records, materials and information in the Indemnifying Party's possession or under the Indemnifying Party's control relating thereto as may be reasonably requested by the Indemnified Party.

         (iii) SETTLEMENT OF THIRD PARTY CLAIMS. In connection with the settlement or compromise of any Third Party Claim (except for any Third Party Claims that are indemnifiable under SECTION 8.2(a)(viii), the process for which is set forth in SECTION 8.2(d)(ii)), the Indemnifying Party shall not, without the written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed), (A) settle or compromise any Third Party Claims or consent to the entry of any judgment which does not include as an unconditional term thereof the delivery by the claimant or plaintiff to the Indemnified Party of a written release from all liability in respect of such Third Party Claim of all Indemnified Parties affected by such Third Party Claim or (B) settle or compromise any Third Party Claim if the settlement or compromise imposes equitable remedies or material obligations on the Indemnified Party other than financial obligations for which such Indemnified Party will be indemnified hereunder or (C) settle or compromise any Third Party Claim if the Indemnified Party will be required to make any payment with respect to such compromise or settlement due to the application of the limitations of SECTION
8.3. No Third Party Claim which is being defended in good faith by the Indemnifying Party or which is being defended by the Indemnified Party in accordance with the terms of this Agreement shall be settled or compromised by the Indemnified Party without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed); PROVIDED, HOWEVER, if a Third Party Claim is being defended by an Indemnified Party pursuant to the last sentence of clause (ii) above (unless the Indemnifying Party and Indemnified Party mutually agree that the Indemnified Party shall defend such Third Party Claim), the limitations on the Indemnified Party's right to settle or compromise set forth in this clause (iii) shall not apply to such Indemnified Party, unless the Indemnifying Party has been advancing (in a timely manner) payment of such Indemnified Party's costs and expenses associated with such defense upon demand therefor by the Indemnified Party (subject to the undertaking of the Indemnified Party to reimburse such advances in the event such costs of defense are not ultimately to be indemnifiable under this ARTICLE
VIII).

(iv) REDUCTION OF DAMAGES. To the extent any Damages of an Indemnified Party are reduced by receipt of payment under insurance policies, which payments are not subject to retroactive adjustment or other reimbursement to the insurer in respect of such payment, such payments (net of the expenses of the recovery thereof) (such net payment, a "REIMBURSEMENT") shall be credited against any such Damages; PROVIDED, HOWEVER, the pendency of such payments shall not delay or reduce the obligation of the Indemnifying Party to make payment to the Indemnified Party in respect of such Damages. The Indemnified Party shall use commercially reasonably efforts (but in no event shall the Indemnified Party be required to sue the insurer or its agent, unless the Indemnifying Party agrees to pay all reasonable costs and expenses in connection therewith, including reasonable attorneys' fees) to pursue payment under or from any insurer in respect of such Damages. If any Reimbursement is obtained subsequent to payment by an Indemnifying Party in respect of any Damages, such Reimbursement shall be promptly paid over to the Indemnifying Party. In the case any event shall have occurred which would otherwise entitle either party to assert a claim for indemnification hereunder, no Damages shall be deemed to have been sustained by such party to the extent of any actual Tax savings realized by such party with respect thereto (the "TAX BENEFIT"), but such Damages shall be increased by such an amount necessary in order for the Indemnified Party to receive a net payment, after paying any Taxes resulting from its receipt of any indemnification payment for such Damages, equal to the amount of Damages otherwise determined in accordance with this SECTION 8.2(c)(iv). The Tax losses, deductions, credits or other items of the Indemnified Party resulting from Damages shall be deemed to be realized proportionately with any other Tax losses, deductions, credits or other items available to the Indemnified Party. To the extent there is a determination (as defined in Section 1313(a) of the Code or any comparable provision of state, local or foreign law) disallowing the Tax Benefit, the Indemnifying Party shall refund to the Indemnified Party the amount of any related reduction of Damages previously allowed pursuant to this SECTION 8.2(c)(iv).

         (v) ACCESS. From and after the delivery of a Claim Notice under this Agreement, at the reasonable request of the Indemnifying Party, each Indemnified Party shall grant the Indemnifying Party and its Representatives all reasonable access to the books, records and properties of such Indemnified Party to the extent reasonably related to the matters to which the Claim Notice relates. All such access shall be granted during normal business hours and shall be granted under conditions which will not unreasonably interfere with the business and operations of such Indemnified Party. The Indemnifying Party will not, and shall require that its Representatives do not, use (except in connection with such Claim Notice) or disclose to any third Person other than the Indemnifying Party's Representatives (except as may be required by applicable Law) any information obtained pursuant to THIS SECTION 8.2(c)(v) which is designated as confidential by an Indemnified Party.

         (d) CERTAIN ENVIRONMENTAL MATTERS. In connection with any claim for indemnification under Section 8.2(a)(viii) (certain releases, discharges or migration of Hazardous Substances), the following shall apply, notwithstanding any contrary term of SECTIONS 8.2(c)(ii) or (iii):

              (i) REMEDIATION. Purchaser shall control the remediation of any release, discharge or migration of Hazardous Substances indemnifiable under
SECTION 8.2(a)(viii), including the selection and direction of any contractor, consultants or other

Persons necessary for the performance thereof and the communication with any Governmental Authority or other Person incident thereto. Notwithstanding the foregoing, however, Parent and Seller shall have the right to approve the lead contractor or consultant for any such remediation project, provided such approval shall not be unreasonably withheld or delayed. Purchaser shall provide Parent and Seller with copies of any final proposed work plans, bids or cost projections and allow Parent and Seller a reasonable amount of time to review and comment on such documents prior to the commencement of the work proposed therein. Purchaser shall provide Parent and Seller with copies of any invoices or other documentation of Damages incurred in connection with any such work and Parent and Seller shall deliver to Purchaser payment of amounts due in respect of such Damages under SECTION 8.2(a)(viii), subject to the applicable limitations in SECTION 8.3, within forty-five (45) days of its receipt of any such invoices or other documentation (subject to the undertaking of the Indemnified Party to reimburse such advances in the event such costs are not ultimately to be indemnifiable under this ARTICLE VIII). In the event that a new remediation project indemnifiable under SECTION 8.2(a)(viii) is to commence after the aggregate amount of Damages incurred by Purchaser and indemnifiable under such clause (but for the limitations of SECTION 8.3(d)) have already exceeded $5,000,000, then Parent and Seller shall have the right to approve the performance of such new remediation project, including the selection of any contractor or consultant, the preparation and submission of any proposed work plan and the communication with any Governmental Authority or other Person incident thereto, and such approvals shall not be unreasonably withheld or delayed.

              (ii) THIRD PARTY CLAIMS. In the event of a Third Party Claim under
SECTION 8.2(a)(viii), Purchaser shall assume and control the defense of such Third Party Claim, and the assertion of any counterclaims or cross-claims relating thereto, including the appointment of counsel, the costs of which defense shall be indemnifiable Damages, subject to the applicable limitations of
SECTION 8.3. Seller and Parent shall cooperate with Purchaser and its counsel in such defense and make available to them all witnesses, records, materials and information in Seller's or Parent's possession or under their control relating thereto as may be reasonably requested by Purchaser or its counsel, and in contesting any such claim, demand or proceeding in question, in making any counterclaim against the person asserting the Third Party Claim, or any cross-complaint against any Person. Purchaser shall not, without the written consent of Seller or Parent (which consent shall not be unreasonably withheld or delayed), settle or compromise any such Third Party Claim if Seller or Parent will be required to make any payment with respect to such settlement or compromise due to the application of SECTION 8.3. Purchaser shall provide Parent and Seller with copies of any invoices or other documentation of Damages incurred in connection with any such Third Party Claim and Parent and Seller shall deliver to Purchaser payment of amounts due in respect of such Damages under SECTION 8.2(a)(viii), subject to the applicable limitations in SECTION 8.3, within forty-five (45) days of its receipt of any such invoices or other documentation (subject to the undertaking of the Indemnified Party to promptly reimburse such advances in the event such costs are not ultimately to be indemnifiable under this ARTICLE VIII).

         (e) DEFINITION OF DAMAGES. "DAMAGES" shall mean any and all costs, losses, (including diminution in value) Taxes, liabilities, obligations, damages, lawsuits, deficiencies, claims, demands, and expenses (whether or not arising out of Third Party Claims), including interest, penalties, costs of mitigation, losses in connection with any Environmental Laws

(including any clean-up or remedial action), damages to the environment and, reasonable attorneys' fees. The term "DAMAGES" shall not include lost profits and other losses (other than direct damages) resulting from any shutdown or curtailment of operations of the Companies (other than lost profits and other losses payable between or among the parties hereto which arise out of a Third Party Claim for such Damages). The term "DAMAGES" as used in this ARTICLE VIII is not limited to matters asserted by third parties against Seller, Parent or Purchaser, but includes Damages incurred or sustained by Seller Indemnified Parties or Purchaser Indemnified Parties in the absence of Third Party Claims. Notwithstanding anything to the contrary in this Agreement, Damages shall expressly exclude punitive damages, exemplary damages, multiple damages and other penalty damages, unless arising out of a Third Party Claim. Payments by Purchaser Indemnified Parties of amounts for which Purchaser Indemnified Parties indemnified hereunder, and payments by Seller Indemnified Parties of amounts for which Seller Indemnified Parties are indemnified, shall not be a condition precedent to recovery.

         (f) The respective indemnification obligations of the parties with respect to Tax matters (including any breach of the representations and warranties contained in SECTION 2.19) shall be governed by SECTION 8.4 and this
SECTION 8.2 shall not be applicable to any such matters.

         SECTION 8.3 LIMITS ON INDEMNIFICATION.

         (a) No amount shall be payable by any Indemnifying Party pursuant to
SECTION 8.2(a)(i) and (ii) or SECTION 8.2(b)(i) and (ii) unless the aggregate amount of Damages indemnifiable under SECTION 8.2(a)(i) and (ii) or SECTION 8.2(b)(i) and (ii), respectively, exceeds $4,000,000 (at which point the Indemnified Party shall be entitled to all indemnification amounts in excess of such threshold amount); PROVIDED, HOWEVER, that the above limitation shall not apply to any indemnification obligations of Seller and Parent to Purchaser Indemnified Parties arising from Seller's and Parent's representations and warranties set forth in SECTION 2.19 (Taxes) or SECTION 2.22(a)(iii) or (b)(iii) (Title to Assets) or SECTION 2.15(a)(i) (Title to Owned Property) or indemnification obligations of any party under any other provision of ARTICLE VIII (nor shall any Damages paid in respect of such other indemnification obligations be applied toward such $4,000,000 threshold).

         (b) Notwithstanding anything to the contrary contained in this Agreement, the maximum amount of indemnifiable Damages which may be recovered by any Purchaser Indemnified Parties from Seller and Parent and by any Seller Indemnified Parties from Purchaser arising out of, resulting from or incident to the matters enumerated in SECTION 8.2(a)(i) or (a)(ii) or SECTION 8.2(b)(i) or (b)(ii) shall be an amount equal to thirty percent (30%) of the Purchase Price; PROVIDED, HOWEVER, that this limitation shall not apply to any indemnification obligations of Seller and Parent to any Purchaser Indemnified Parties arising from representations and warranties set forth in SECTION 2.14 (Employee Benefits), SECTION 2.17 (Environmental Matters) or SECTION 2.19 (Taxes).

         (c)      DELETED

         (d) The indemnification obligations pursuant to SECTION 8.2(a)(viii) shall survive for a period of five (5) years after the Closing. With respect to Damages subject to indemnification under SECTION 8.2(a)(viii), (A) Parent and Seller shall not be obligated to indemnify any Purchaser Indemnified Party for the first $3,000,000 of Damages for which Parent and Seller would otherwise be required to indemnify Purchaser Indemnified Parties thereunder, and (B) if such Damages exceed $3,000,000 in the aggregate, Parent and Seller shall indemnify Purchaser Indemnified Parties for (1) fifty percent (50%) of the Damages that exceed $3,000,000 and are less than $5,000,000 and (2) all Damages in excess of $5,000,000.

         (e) With respect to the indemnification obligations pursuant to SECTION 8.2(a)(vii), indemnifiable Damages thereunder shall be limited only to fines or monetary penalties imposed or demanded by any Governmental Authority, provided this limitation shall not affect any right of indemnification under any other clause of SECTION 8.2(A). In the event that any Governmental Authority agrees to a reduction of the amount of any fine or penalty in consideration for the performance of any supplemental environmental project, the indemnifiable Damages shall be the full amount of the fine or penalty prior to any reduction due to the supplement environmental project, but shall not include any of the costs to perform such supplemental environmental project.

         (f) No Damages shall be indemnifiable under SECTION 8.2(a)(x) if such Damages relate to loss by the New Group of products or services (but not breach of Contract claims) under a Pre-Closing Material Contract as to which Purchaser or the New Group could obtain (after using commercially reasonable efforts) substantially equivalent products or services on substantially equivalent terms and conditions (as to the Business) from a no less qualified third-party vendor.

         (g) If Purchaser has provided the Limitation of Indemnification Notice, Parent's and Seller's indemnification obligations in respect of Damages pursuant to SECTION 8.2(a)(ii) shall be limited to Twenty Seven Million Seven Hundred Fifty Thousand Dollars (USD27,750,000) in the aggregate with respect to Damages arising out of the events, circumstances or conditions set forth in any Parent Liabilities Notice provided to Purchaser in accordance with SECTION 4.29 hereof.

         (h) To the extent an Indemnifying Party discharges any claim for indemnification hereunder, it shall be subrogated to all related rights of the Indemnified Party against third parties (other than any Purchaser Indemnified Party or Seller Indemnified Party).

         (i) None of the limitations set forth in SECTION 8.3(a), (b), (c),
(d), (e), (f) or (g) of this Agreement or the limitations on survival set forth in SECTION 8.1 of this Agreement shall apply to Damages which arise out of fraud by any party hereto or any Affiliate of such party.

         SECTION 8.4 TAX INDEMNIFICATION.

         (a) Following the Closing, Parent and Seller shall, jointly and severally, indemnify the Purchaser Indemnified Parties (including the Companies) and hold them harmless from (i) all Liability for Taxes of Newco and AHCGC (including any obligation to contribute to the payment of a Tax determined on a consolidated, combined or unitary basis with respect to a group of corporations that includes or included Newco or AHCGC, and any Taxes resulting from the Elections except as provided in SECTION 6.7) for any Pre-Closing Tax Periods (determined in accordance with the methodology provided in SECTION 6.2(d)), (ii) all Liability (as a result of Regulation Section 1.1502-6(a) or otherwise) for Taxes of Parent, Seller, Canadian Seller (including all Liability for Property Taxes arising out of the ownership of the Canadian Assets for any Pre-Closing Tax Period (determined on a per diem basis consistent with the methodology of SECTION 8.4(c)(i)) or any other entity which is or has been an Affiliate of Newco or AHCGC (other than Newco and AHCGC), (iii) any and all Damages arising out of, resulting from or incident to any breach by Parent, Seller, or any of their Affiliates (other than, after the Closing, Newco and AHCGC) of any covenant contained in SECTION 4.1(xxiii) OR (xxiv) or ARTICLE VI, (iv) any and all Damages arising out of, resulting from or incident to the breach of any representation or warranty made by Parent or Seller in SECTION 2.19 without regard to any qualification contained therein as to materiality or a Material Adverse Effect, except to the extent that any such Damages are otherwise indemnified pursuant to the foregoing clauses (i) - (iii), (v) any and all Damages arising out of, resulting from or incident to the breach of any representation or warranty made by Parent or Seller in SECTION 2.19 without regard to any qualification contained therein as to materiality or Material Adverse Effect as if such representation or warranty were made on or as of the Closing Date (except in the case of any representation or warranty that by its terms is made as of a date specified therein), except to the extent that any such Damages are otherwise indemnified pursuant to the foregoing clauses (i) -
(iv), and (vi) all Liabilities for Property Taxes arising out of the ownership of the Foodservice Assets. For purposes of this SECTION 8.4(a), Taxes shall include the amount of Taxes which would have been paid but for the application of any credit or net operating loss or capital loss deduction attributable to Post-Closing Tax Periods.

         (b) Following the Closing, Purchaser shall indemnify the Seller Indemnified Parties and hold them harmless from (i) all Liability for Taxes of Newco and AHCGC (including any obligation to contribute to the payment of a Tax determined on a consolidated, combined or unitary basis with respect to a group of corporations that includes or included one or more of Newco or AHCGC) for any Post-Closing Tax Period (determined in accordance with the methodology provided in SECTION 6.2(d)), (ii) any and all Damages arising out of, resulting from or incident to the breach by Purchaser of any covenant contained in ARTICLE VI of this Agreement and (iii) all Liability for Property Taxes arising out of the ownership of the Canadian Assets for any Post-Closing Tax Period (determined on a per diem basis consistent with the methodology of SECTION 8.4(c)(i)).

         (c) In the case of any Straddle Period:

              (i) real, personal and intangible property Taxes ("PROPERTY TAXES") of Seller or its Affiliates for a Pre-Closing Tax Period shall be equal to the amount of such Property Taxes for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of days during the Straddle Period that are in the Pre-Closing Tax Period (including that portion of the Straddle Period in which any of the Assets were owned by Seller) and the denominator of which is the total number of days in the Straddle Period; and

             (ii) the Taxes of Newco or AHCGC (other than Property Taxes) for any Pre-Closing Tax Period shall be computed as if such Taxable Period ended as of the close of business on the Closing Date (which shall be the deemed the time of Closing as provided in

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SECTION 1.5 and which shall include the tax consequences of the Share Purchase, the Elections and the results of any inter-company transactions with Parent or its Affiliates).

         (d) With respect to Parent and Seller's indemnity obligations in respect of Taxes for a Straddle Period, Seller shall pay to Purchaser an amount equal to any such Taxes allocable to a Pre-Closing Tax Period in accordance with
SECTION 8.4(c) less the sum of (i) the amount of such allocable Taxes paid by Parent or any of its Affiliates (other than Newco or AHCGC) at any time and (ii) the amount of such Taxes paid by Newco and AHCGC on or prior to the Closing Date (collectively, (i) and (ii), the "STRADDLE PERIOD TAX OFFSET") within ten (10) days after written demand thereof is made by Purchaser (but in no event earlier than five (5) days before the date on which the Taxes for the Straddle Period are required to be paid to the relevant Taxing Authority). If the amount of the Straddle Period Tax Offset exceeds the amount of such Taxes allocable to the Pre-Closing Tax Period within such Straddle Period, Purchaser shall pay to Parent the amount of such excess within ten (10) days after the Tax Return with respect to the final liability for such Taxes is required to be filed with the relevant Taxing Authority. In the case of a Tax that is contested in accordance with the provisions of SECTION 8.4(e), payment of the Tax to the appropriate Taxing Authority shall not be considered to be due earlier than the date a final determination to such effect is made by the appropriate Taxing Authority or court.

              (e) (i) If a claim shall be made by any Taxing Authority, which, if successful, might result in an indemnity payment to a party (the "FIRST PARTY"), one of its Affiliates or any of its Representatives pursuant to this
SECTION 8.4, the First Party shall promptly and in any event no more than thirty
(30) days following the First Party's receipt of such claim, give written notice to the other party (the "SECOND PARTY") of such claim (a "TAX CLAIM"); PROVIDED, HOWEVER, the failure of the First Party to give such notice shall only relieve the Second Party from its indemnification obligations hereunder to the extent it is actually prejudiced by such failure.

                 (ii) With respect to any Tax Claim relating to a Taxable Period ending on or prior to the Closing Date, Parent shall, upon written notification to Purchaser, control all proceedings and may make all decisions taken in connection with such Tax Claim (including selection of counsel) at its own expense; provided, HOWEVER, that with respect to Tax Claims the resolution of which will be binding on Newco or AHCGC in a Tax Period ending after the Closing Date, then Purchaser may also participate in such proceeding at its own expense and Parent may not settle such Tax Claim without the written consent of Purchaser (which consent shall not be unreasonably withheld). Parent and Purchaser shall jointly control all proceedings taken in connection with any Tax Claim relating to Taxes of Newco or AHCGC for a Straddle Period. Purchaser shall control at its own expense all proceedings with respect to any Tax Claim relating to a Taxable Period beginning after the Closing Date. A party shall promptly notify the other party if it decides not to control the defense or settlement of any Tax Claim which it is entitled to control pursuant to this Agreement, and the other party shall thereupon be permitted to defend and settle such proceeding.

                (iii) Parent and Purchaser and each of their respective Affiliates shall reasonably cooperate with each other in contesting any Tax Claim. Such cooperation shall include the retention and, upon the request of the party or parties controlling proceedings relating to such Tax Claim, the provision to such party or parties of records and information which are reasonably relevant to such Tax Claim, and making employees available on a mutually convenient basis to provide additional information or explanation of any material provided hereunder or to testify at proceedings relating to such Tax Claim.

         SECTION 8.5 EXCLUSIVITY OF INDEMNIFICATION REMEDY. Except for any equitable relief, including injunctive relief or specific performance, to which any party hereto may be entitled, from and after the Closing the indemnification provided in this ARTICLE VIII shall be the sole and exclusive remedy of any party hereto with respect to this Agreement and the Ancillary Agreements, except for rights of set-off as to obligations arising under this Agreement (excluding any obligations arising under the Transition Services Agreement), which the parties hereto hereby establish and acknowledge.

                                   ARTICLE IX
                             TERMINATION AND WAIVER

         SECTION 9.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing:

         (a) by either Parent or Purchaser if the Closing shall not have occurred on or prior to June 17, 2002; provided, HOWEVER, that the right to terminate this Agreement under this SECTION 9.1(a) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date;

         (b) by either Parent or Purchaser in the event that any Governmental Authority shall have issued a final, non-appealable order, decree, ruling or injunction (other than a temporary restraining order) restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement; PROVIDED, HOWEVER, that the right to terminate this Agreement under this SECTION 9.1(b) shall not be available to any party who shall not have complied with its obligations under SECTIONS 4.3 and 4.4 to avoid the issuance of such order, decree, ruling or injunction;

         (c) by Purchaser in the event (i) the EBITDA derived from the Initial Financial Statements for the periods ended December 31, 2000 and March 31, 2001 taken as one fifteen (15) month period is $3 million or more greater than the EBITDA derived from the Subsequent Financial Statements for the periods ended December 31, 2000 and March 31, 2001 taken as one fifteen (15) month period or
(ii) the EBITDA derived from the Initial Financial Statements for the three month period ended March 31, 2001 is $2 million or more greater than the EBITDA derived from the Interim Financial Statements; PROVIDED, HOWEVER, Purchaser shall not have the right to exercise such right of termination until twenty (20) days after giving the written notice (the "STATEMENT NOTICE") to Seller and Parent (the "EVALUATION PERIOD") setting forth the differences in EBITDA between such financial statements. During the Evaluation Period, Purchaser agrees and agrees to cause it financial and legal advisors to, negotiate in good faith with Seller and Parent as to such matters and, if appropriate, to make such adjustments to the terms and conditions of this Agreement and the Ancillary Agreements as would result in Purchaser agreeing to proceed with the transactions contemplated hereby. If the Statement Notice shall not be given by Purchaser within thirty (30) days after receipt of the Subsequent

Financial Statements in conformance with the requirements of SECTION 4.18 this termination right shall cease;

         (d) by the mutual written consent of Parent and Purchaser;

         (e) by Seller upon written notice in the event of a material breach of any representation or warranty of Purchaser contained in this Agreement (other than a breach of the representations in SECTION 3.3(b) relating to a Governmental Order entered after the Execution Date under the Antitrust Laws in connection with the transactions contemplated hereby) or any covenant or agreement to be performed or complied with by Purchaser pursuant to the terms of this Agreement, which breach (i) has continued without cure for a period of thirty (30) days following notice thereof by Seller to Purchaser and (ii) would result in a condition to Closing set forth in SECTION 7.1 of this Agreement not being satisfied (which condition has not been waived by Seller in writing);

         (f) by Purchaser upon written notice in the event of a material breach of any representation or warranty of Seller or Parent contained in this Agreement (other than a breach of the representations in SECTION 2.3(b) relating to a Governmental Order entered after the Execution Date under the Antitrust Laws in connection with the transactions contemplated hereby) or any covenant or agreement to be performed or complied with by Seller, Parent or the Companies pursuant to the terms of this Agreement, which breach (i) has continued without cure for a period of thirty (30) days following notice thereof by Purchaser to Seller and Parent and (ii) would result in a condition to Closing set forth in
SECTION 7.2 of this Agreement not being satisfied (which condition has not been waived by Purchaser in writing);

         (g) by either Purchaser or Parent, if either (i) the Parent and Purchaser shall have agreed to not further resist or contest actions or proceedings under or relating to the HSR Act or other Antitrust Laws challenging the Share Purchase or other transactions contemplated by this Agreement, or (ii) Purchaser shall have determined not to proceed to continue to contest or resist in compliance with SECTION 4.4 and, prior to termination by Purchaser pursuant to this clause (ii), five (5) Business Days have passed since Purchaser advised Parent of such decision pursuant to SECTION 4.4(d);

         (h) by either Purchaser (provided Purchaser shall have complied with its obligations under SECTION 4.20(a)) or Parent (provided Parent shall have complied with its obligations under SECTION 4.20(b)), upon written notice to the other, in the event of the termination of any of the term loan commitments of the lenders under the Credit Agreement or revolving credit commitments of lenders under the Credit Agreement (other than any portion of the revolving credit facility which is not necessary to operate Libbey's business (including the Business) and consummate the transactions contemplated hereby) and such commitments are not renewed, reinstated or replaced within forty-five (45) days of the date such commitments terminated (the "COMMITMENT CURE PERIOD"); PROVIDED, HOWEVER, Parent's and Purchaser's right of termination under this subparagraph (h) shall terminate if prior to, or during the Commitment Cure Period, Purchaser irrevocably waives the condition set forth in SECTION 7.2(e) (FINANCING) hereof; or

         (i) by Parent, if it has provided a Parent Liabilities Notice to Purchaser in accordance with SECTION 4.29 and Purchaser has not provided Parent with a Limitation of Indemnification Notice at least two (2) Business Days prior to Closing.

         SECTION 9.2 EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in SECTION 9.1, this Agreement shall forthwith become void and of no further force or effect and there shall be no liability on the part of any party hereto, except (i) that nothing herein shall relieve any party hereto from liability for any willful breach of this Agreement occurring prior to any such termination and (ii) the terms of each of this SECTION 9.2 and SECTION 11.1, SECTION 11.4, SECTION 11.6, SECTION 11.7, SECTION 11.10 and SECTION 11.11 shall survive such termination.

                                   ARTICLE X
                                   DEFINITIONS

         SECTION 10.1 CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings:

         "ACTION" shall mean any claim, action, suit, arbitration, hearing or proceeding by or before any Governmental Authority or arbitral body.

         "ADVERSE EVENT" means a violation of or breach or default (or event which would become a default with either the giving of notice or lapse of time, or both) under, or the arising of any rights of termination, material modification or acceleration of, any Contract or Permit.

         "AFFILIATE" shall mean, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

         "AGREEMENT" shall mean this Amended and Restated Stock Purchase Agreement among Parent, Seller, Operating Company, Newco and Purchaser (including the Disclosure Schedule, Schedules and Exhibits hereto), as amended, modified or supplemented from time to time.

         "AHCGC" shall mean Anchor Hocking Consumer Glass Corporation, a Delaware corporation.

         "AHCGC ASSETS" shall mean all of AHCGC's right, title and interest in and to all properties, assets and rights of any kind, nature and description, whether tangible or intangible, real or personal, owned by AHCGC or in which AHCGC has any interest, excluding all Excluded Seller Assets and Foodservice Assets.

         "ANCILLARY AGREEMENTS" shall mean the Transition Services Agreement, the License Agreement, the Asset Transfer Documents, the Asset Drop-Down Documents, the Foodservice Asset Transfer Documents and the Canadian Purchase Agreement.

         "ASSET TRANSFER DATE" shall mean the date on which the transfer and conveyance of the Seller Assets to Newco is consummated in accordance with the terms and subject to the conditions of this Agreement and the Asset Transfer Documents.

         "ASSET TRANSFERS" shall mean, collectively, the transactions contemplated by the Asset Transfer Transactions, the Asset Drop-Down Transfers and the Canadian Asset Acquisition.

         "ASSETS" shall mean the (i) Seller Assets, (ii) AHCGC Assets, (iii) Outside Assets and (iv) Canadian Assets, but shall exclude the Foodservice Assets.

         "BOOKS AND RECORDS" shall mean all books, documents, records, lists, ledgers, files, reports, plans, data, drawings and operating records of any kind (including records, files and data stored on computer disks or tapes or any other storage medium, including any offline or archived data), or portions thereof, pertaining to the Companies or the Business, including all corporate and tax Books and Records of the Companies.

         "BUSINESS" shall mean (a) all of the Assets and (b) the business of the Companies as presently conducted, which relates to the design, development, manufacture, distribution, servicing, sale or marketing of consumer or specialty glass products and the associated Canadian business; PROVIDED, HOWEVER, the term "Business" shall not include the Foodservice Business.

         "BUSINESS DAY" shall mean any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in The City of Chicago.

         "CANADIAN ASSETS" shall have the meaning set forth in the Canadian Purchase Agreement.

         "CANADIAN LIABILITIES" shall have the meaning set forth in the Canadian Purchase Agreement.

         "CANADIAN PURCHASE AGREEMENT" shall mean the Canadian Asset Purchase Agreement between Canadian Purchaser, Purchaser, Parent and Canadian Seller dated June 17, 2001, as amended and restated on January 21, 2002, whereby Canadian Seller shall sell and Canadian Purchaser shall acquire all of the Canadian Assets and assume all of the Canadian Liabilities.

         "CANADIAN PURCHASER" shall mean Libbey Canada Inc., an Ontario corporation.

         "CODE" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

         "COMPANY EMPLOYEES" shall mean each (i) Employee of Newco and AHCGC on the Closing Date and (ii) each Salaried Employee and/or Transition Employee who becomes an Employee of Newco, AHCGC or Purchaser after the Closing Date in accordance with SECTION 5.10, but only from and after his or her date of hire by Newco, AHCGC or Purchaser after the Closing Date, but shall exclude any Foodservice Employee.

         "CONFIDENTIALITY AGREEMENT" shall mean the confidentiality agreement dated February 28, 2001 between Purchaser and Seller.

         "CONSENT" shall mean waiver, consent, approval, grant, concession or exemption of any Person, including any Governmental Authority.

         "CONTRACTS" shall mean any agreements, contracts, leases, powers of attorney, notes, loans, evidence of indebtedness, letters of credit, settlement agreements, franchise agreements, undertakings, covenants not to compete, licenses, instruments, obligations, commitments, purchase and sales orders and other executory commitments to which any Person is a party, whether oral or written.

         "CONTROL" (including the terms "CONTROLLED BY" and "UNDER COMMON CONTROL WITH"), with respect to the relationship between or among two or more Persons, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, by contract or otherwise, including the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

         "CREDIT AGREEMENT" shall mean that certain Credit Agreement dated as of November 16, 2001, among Libbey Glass Inc., as the borrower, Bank of America, N.A., as the administrative agent, swing line lender and a letter of credit issuer, Bank One, Michigan and Bear Stearns Corporate Lending, Inc., as syndication agents, the other lenders party thereto from time to time, and Banc of America Securities LLC, and Banc One Capital Markets, Inc., as joint lead arrangers and joint book managers, as in effect as of the date hereof.

         "DIVISION" shall mean the Assets and the Foodservice Assets and the business of the Companies which relate to the design, development, manufacture, distribution, servicing, sale or marketing of consumer or specialty glass products and the associated Canadian business, including the accounts of Seller, AHCGC (including the Canadian sales office and distribution operation) and, after the Asset Transfers, the New Group, and Parent corporate accounts directly related to Seller and AHCGC after elimination of inter-company accounts and transactions, excluding the accounts of Operating Company, Newell Puerto Rico, Ltd. and Plastics, Inc., which are businesses unrelated to the Assets or the business of the Companies, which relates to the design, development, manufacture, distribution, servicing, sale or marketing of consumer or specialty glass products and the associated Canadian business.

         "EBITDA" shall mean earnings before interest, taxes, depreciation and amortization and shall be computed as the sum of (i) net income, income taxes and interest as reflected on the relevant income statement and (ii) depreciation and amortization as reflected on the relevant statement of cash flow for the applicable period.

         "EMPLOYEE" shall mean any employee of any of the Companies who perform services with respect to the Business or the Foodservice Business.

         "EMPLOYMENT AGREEMENT" shall mean any agreement between Parent or any of its Affiliates (including the Companies), on the one hand, and an Employee, on the other hand.

         "ENCUMBRANCE" shall mean any security interest, pledge, mortgage, lien, charge, easement, restrictive covenant, development agreement, zoning by-law or restriction, right-of-way (from or onto the real property and/or improvements thereon), building set-back requirements, encroachment, building or use restriction, other encumbrance or title defect of any kind, option to purchase, right of first refusal, right of first offer, adverse claim, or other right of occupation.

         "ENVIRONMENTAL CLAIMS" means all notices of violation, liens, claims, demands, suits, or causes of action for any damage, including personal injury (including bodily injury) or property damage (including any depreciation or diminution of property values) arising directly or indirectly out of Environmental Conditions or Environmental Laws. By way of example only (and not by way of limitation), Environmental Claims include (i) violations of or obligations under any Contract related to Environmental Laws or Environmental Conditions between the Companies and any other Person, (ii) actual or threatened damages to natural resources, (iii) claims for nuisance or its statutory equivalent, (iv) claims for the recovery of response costs under Environmental Laws or otherwise, or administrative or judicial orders directing the performance of investigations, responses or remedial actions under any Environmental Laws or otherwise, (v) requirements to implement "corrective action" pursuant to any order or permit issued pursuant to the Resource Conservation and Recovery Act, as amended, or similar provisions of applicable state law, (vi) claims related to Environmental Laws or Environmental Conditions for restitution, contribution, or indemnity, (vii) fines, penalties or liens of any kind against property related to Environmental Laws or Environmental Conditions, (viii) claims related to Environmental Laws or Environmental Conditions for injunctive relief or other orders or notices of violation from federal, state or local agencies or courts, and (ix) with regard to any present or former employees, claims relating to exposure to or injury from Environmental Conditions.

         "ENVIRONMENTAL CONDITIONS" means the state of the environment, including natural resources (e.g., flora and fauna), soil, surface water, ground water, any present or potential drinking water supply, subsurface strata or ambient air, relating to or arising out of the use, handling, storage, treatment, recycling, generation, transportation, release, spilling, leaking, pumping, pouring, emptying, discharging, injecting, escaping, leaching, disposal, dumping or threatened release of Hazardous Substances by the Companies or any of their respective predecessors or successors in interest, or by its respective agents, representatives, employees or independent contractors when acting in such capacity on behalf of any of the Companies. With respect to Environmental Claims by third parties, Environmental Conditions also include the exposure of persons to Hazardous Substances at the work place or the exposure of persons or property to Hazardous Substances migrating from or otherwise emanating from or located on the Facilities or the Former Facilities.

         "ENVIRONMENTAL LAWS" means all applicable Laws, all rules or regulations promulgated thereunder, and all orders, consent orders, judgments, notices, permits or demand letters issued, promulgated or entered pursuant thereto, relating to pollution or protection of the environment (including ambient air, surface water, ground water, land surface, or subsurface strata), including (i) Laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, industrial materials, wastes or other substances into the environment and (ii) Laws relating to the identification, generation, manufacture, processing, distribution, use, treatment, storage, disposal, recovery, transport or other handling of pollutants, contaminants, chemicals, industrial materials, wastes or other substances. Environmental Laws shall include the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Toxic Substances Control Act, as amended, the Hazardous Materials Transportation Act, as amended, the Resource Conservation and Recovery Act, as amended, the Clean Water Act, as amended, the Safe Drinking Water Act, as amended, the Clean Air Act, as amended, the Occupational Safety and Health Act, as amended, and all analogous laws promulgated or issued by any Governmental Authority.

         "ENVIRONMENTAL REPORTS" means any and all written analyses, summaries or explanations, in the possession or control of Seller or the Companies, prepared for the purpose of analyzing or assessing (a) any Environmental Conditions in, on or about the Facilities or the Former Properties or (b) compliance by the Companies with Environmental Laws.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

         "ESTIMATED CLOSING DATE BALANCE SHEET" shall mean the estimated unaudited, consolidated balance sheet of the New Group as of the Closing Date prepared in accordance with GAAP consistent with accounting principles and practices applied in preparation of the 2000 Audited Financial Statements (excluding the physical inventory contemplated thereby).

         "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "EXECUTION DATE" shall mean the date the Original Purchase Agreement was executed, June 17, 2001.

         "FACILITIES" shall means all plants, offices, manufacturing facilities, stores, warehouses, administration buildings and all real property and related facilities (i) owned or leased by the Companies and used by the Companies as of the Execution Date in the conduct of the Business or (ii) which are part of the Outside Assets or the Canadian Assets.

         "FOODSERVICE BUSINESS" shall mean (a) the Foodservice Assets and (b) the design, development, distribution, servicing, sale, manufacture and marketing of glass products in the Foodservice Channel.

         "FOODSERVICE CHANNEL" shall mean foodservice distributors, foodservice dealers, foodservice redistributors, foodservice importers, foodservice exporters, cash & carry outlets, hotels, restaurants, chain restaurants, bars, casinos, airlines, cruise lines, breweries, microbreweries, hospitals, health care facilities, penal institutions, all eating and drinking establishments, government agencies (federal, state and local), educational facilities (public and private), wholesale clubs, home centers, foodservice e-commerce distributors and foodservice buying groups.

         "FOODSERVICE INVENTORIES" shall mean (i) the finished goods inventories used in the Foodservice Business or sold in the Foodservice Channel, which were manufactured from the

Foodservice Molds, (ii) the work-in-process inventory that is used exclusively in the Foodservice Business or sold in the Foodservice Channel and was manufactured from the Foodservice Molds, (iii) with respect to the products set forth on EXHIBIT 10.1-FI-1, the finished goods inventories which are packaged as finished goods inventories for the Foodservice Business or reasonably designated as finished goods inventories for the Foodservice Business in the Books and Records of the Companies, (iv) the percentage of units of finished goods inventories for each of the products set forth on EXHIBIT 10.1-FI-1 (to the extent such finished goods inventories are not packaged as finished goods inventories for the Foodservice Business or not reasonably designated as finished goods inventories for the Foodservice Business), which percentage of units shall be calculated in accordance with the procedures set forth in EXHIBIT 10.1-FI-1, (v) all of the finished goods inventories packaged as finished goods inventories for the Foodservice Business or designated as finished goods inventories for the Foodservice Business in the Books and Records of the Companies, provided such finished goods inventories are sourced from a third-party manufacturer (whether such finished goods inventory is physically present at a Facility or in transit from the third-party manufacturer) and (vi) the percentage of units of finished goods inventory (which are not designated solely as finished goods inventories for the Foodservice Business) for each of the products set forth in EXHIBIT 10.1-FI-2, which percentage of units shall be calculated in accordance with the procedures set forth in EXHIBIT 10.1-FI-2, provided such products are sourced from a third-party manufacturer (whether such finished goods inventory is physically present at a Facility or in transit from the third-party manufacturer).


         "FORMER PROPERTIES" shall mean all plants, offices, manufacturing facilities, stores, warehouses, administration buildings and all real property and related facilities owned, leased or operated by the Companies or any of their respective predecessors prior to the Execution Date, but excluding the Facilities; PROVIDED, HOWEVER, when this term is used in SECTION 2.17 hereof, it shall only relate to all plants, offices, manufacturing facilities, stores, warehouses, administration buildings and all real property and related facilities owned, leased or operated by AHCGC prior to the Execution Date, but excluding the Facilities; PROVIDED FURTHER, when this term is used in SECTION
4.16 hereof, it shall only relate to all plants, offices, manufacturing facilities, stores, warehouses, administration buildings and all real property and related facilities owned, leased or operated by Seller or any of its predecessors, but excluding the Facilities.

         "GAAP" shall mean United States generally accepted accounting principles and practices as in effect from time to time.

         "GOVERNMENTAL AUTHORITY" shall mean any Canadian, United States federal, state, provincial, municipal, or local or any foreign government, any governmental or quasi-governmental regulatory or administrative authority, agency or commission or any court, tribunal or judicial body.

         "GOVERNMENTAL ORDER" shall mean any action, order, writ, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

         "HAZARDOUS SUBSTANCES" means all pollutants, contaminants, chemicals, wastes, and any carcinogenic, ignitable, corrosive, reactive, toxic or otherwise hazardous substances or materials (whether solids, liquids or gases) subject to regulation, control or remediation under Environmental Laws or otherwise. By way of example only, the term Hazardous Substances includes petroleum, flammable, explosive and radioactive materials, PCBs, pesticides, herbicides, asbestos or asbestos-containing materials, sludge, slag, acids, metals, solvents and waste waters.

         "HSR ACT" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

         "INTELLECTUAL PROPERTY" shall mean all patents, registered and unregistered copyrights, registered and unregistered trademarks and service marks, tradenames, all applications or registrations for any of the foregoing, and trade names, brandmarks, brand names, trade dress, logos, Internet domain names, trade secrets, know-how, show-how, third-party licenses, data, data paths or databases, software applications, HTML pages, file structures, artwork, drawings, illustrations, photographs, videos, slogans and related information and documentation and any similar type of proprietary intellectual property or technology right.

         "INVENTORY" shall mean (a) all of the Companies' inventories within the Facilities or wherever otherwise located held for resale to the Companies' customers or reflected as inventory on the Final Closing Date Balance Sheet and
(b) all of the raw materials, work in process, spare parts, finished products, wrapping, supply and packaging items and similar items of the Companies in the Facilities or wherever otherwise located.

         "KEY FACILITIES" shall mean (i) the facility and associated real and personal property commonly know as 400 Ninth Street in Monaca, Pennsylvania,
(ii) the facility and associated real and personal property commonly known as 1115 West Fifth Avenue/519 Pierce Avenue in Lancaster, Ohio and (iii) the facility and associated real and personal property commonly known as 2893 West Fair Avenue in Lancaster, Ohio.

         "KNOWLEDGE" shall mean (i) with respect to Purchaser, the actual knowledge of the executive officers of Purchaser and (ii) with respect to Seller, the actual knowledge of persons listed on EXHIBIT 10.1-K, as to those matters subject to the representation indicated for such persons on EXHIBIT 10.1-K (it being agreed that the phrase "general knowledge" on such exhibit means such persons knowledge shall be relevant to all representations and warranties qualified by "knowledge").

         "LAW" shall mean any statute, law, ordinance, regulation, decision or rule of any Governmental Authority, whether foreign, federal, state, provincial, municipal, local or otherwise.

         "LIABILITIES" shall mean, any and all direct or indirect liability, indebtedness, obligation, commitment, expense, loss, claim, damages, deficiency, guaranty or endorsement of or by any Person of any type, whether accrued, absolute, contingent, matured, unmatured, liquidated, unliquidated, known or unknown or otherwise, including Tax liabilities, liabilities in respect of products and liabilities arising under any Environmental Law.

         "LICENSE AGREEMENT" shall mean the License Agreement entered into by and among Rubbermaid Consumer Products LLC and Newco substantially in the form attached hereto as EXHIBIT 10.1-L.

         "MATERIAL ADVERSE CHANGE" shall mean any change, circumstance or event that, individually or in the aggregate with all other changes, circumstance or events, has had or is reasonably likely to have a Material Adverse Effect.

         "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect (a) on the business, properties, financial condition, assets, liabilities or results of operations of (i) the Companies, taken as a whole, or (ii) the Business, taken as a whole, or (b) on the ability of Parent or the Companies to consummate the transactions contemplated by this Agreement in a timely manner, other than any material adverse effect (x) resulting from conditions or circumstances generally affecting the glass tableware and specialty glassware industries but only to the extent the Companies or the Business are affected in a manner similar to such other industry participants or (y) resulting from loss of business existing as of the Execution Date with existing customers which loss is as a direct result of the identity of Purchaser as the acquiror of the Business; PROVIDED, HOWEVER, that solely for purposes of SECTION 2.9(a) hereof, the decline in the operating performance of the Business during the period from the Execution Date to December 31, 2001 which has been reflected in the Quarterly Period Financial Statements provided to Purchaser prior to the date hereof and in the fourth quarter 2001 forecast provided to Purchaser on December 17, 2001 in Lancaster, Ohio, shall not constitute a Material Adverse Effect, except that the limitation set forth in this proviso shall not in any manner limit Purchaser's rights under
SECTION 2.9(a) of this Agreement with respect to continued or similar or other declines in operating performance after December 31, 2001 (including its right to assert the existence of a Material Adverse Effect) or any other rights of Purchaser under this Agreement (including those under SECTION 7.2(l)) or those of any third party.

         "MATERIAL AHCGC PERMIT" means any Permit as to which the loss or absence of such Permit or an Adverse Event would be reasonably likely (i) to materially and adversely affect or limit the ownership, use or operation as presently conducted of (I) any AHCGC Facility or material portion thereof or
(II) any Asset which is material to the operation of the business of AHCGC or
(III) or any material aspect of the Business or (ii) to have a material adverse effect on AHCGC or (iii) to result in a fine in excess of $10,000 or (iv) to result in any criminal liability.

         "MATERIAL PERMIT" means any Permit as to which the loss or absence of such Permit or an Adverse Event would be reasonably likely (i) to materially and adversely affect or limit the ownership, use or operation as presently conducted of (I) any Key Facility or material portion thereof, (II) any Asset which is material to the operation of the Business or (III) any material aspect of the Business or (ii) to have a Material Adverse Effect or (iii) to result in a fine in excess of $10,000 or (iv) to result in any criminal liability.

         "MOLD" shall mean the mold equipment set forth on EXHIBIT 10.1-M of this Agreement.

         "NEW GROUP" shall mean Newco, AHCGC and the Canadian Assets and Canadian Liabilities.

         "1995 RESTRUCTURING" shall mean the transfer of certain assets and liabilities of Seller to AHCGC pursuant to the 1995 Transfer Agreement and the other agreements associated therewith.

         "ORDINARY COURSE OF BUSINESS" means the ordinary course of business consistent with past custom and practice.

         "PERMITS" shall mean all permits, authorizations, approvals, registrations, licenses or certificates granted by or obtained from any Governmental Authority.

         "PERMITTED ENCUMBRANCES" shall mean: (a) Encumbrances for Taxes, assessments or governmental charges or levies on property not yet due and delinquent or the validity of which are being contested in good faith by appropriate proceedings or (b) Encumbrances consisting of mechanics', carriers', workmens', repairmens' and other like Encumbrances arising or incurred in the Ordinary Course of Business, (c) any interest of lessors reflected on UCC financing statements filed in connection with equipment leases entered into in the Ordinary Course of Business, or (d) Encumbrances consisting of zoning or planning restrictions, easements, permits and other restrictions or limitations of record on the use of real property or title thereto which do not individually or in the aggregate materially detract from the occupancy, marketability or value of the subject Asset, or materially impair the use of such subject Asset by the Companies in the operation of the Business as presently conducted. No Encumbrances in the nature of a judgment lien, mortgage, deed of trust or UCC Financing Statement (other than those relating to Encumbrances described in subpart (c) above) shall be a Permitted Encumbrance.

         "PERSON" shall mean any individual, partnership, firm, corporation, association, trust, unincorporated organization, joint venture, limited liability company or other entity.

         "POST-CLOSING TAX PERIOD" shall mean any Tax Period beginning after the Closing Date and that portion of any Straddle Period beginning after the Closing Date.

         "PRE-CLOSING TAX PERIOD" shall mean any Tax Period ending on or before the Closing Date and that portion of any Straddle Period ending on the Closing Date.

         "PRESENTLY CONDUCTED" shall mean the Business as then conducted or the Business as conducted during, but without reference to any specific point in time, the twelve (12) month period prior to Closing.

         "RAILROAD AGREEMENT" shall mean the Service Agreement between Indiana and Ohio Central Railroad, Inc. and Anchor Hocking Corporation, effective April 1994 (including all amendments, extensions, renewals and replacements thereof).

         "REGULATION" shall mean the Treasury Regulations (including temporary regulations) promulgated by the United States Department of Treasury with respect to the Code or other federal Tax statutes.

         "REGULATION S-X" shall mean Regulation S-X of the Securities and Exchange Commission, as amended from to time.

         "REPRESENTATIVES" shall mean any officer, director, member, shareholder, principal, attorney, agent, employee, banker, accountant, consultant or other representative.

         "SALARIED EMPLOYEE" shall mean each Employee who is paid on a salaried basis.

         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "SELLER BANK ACCOUNT" shall mean one or more bank accounts to be designated by Seller in a written notice to Purchaser at least two (2) Business Days before the Closing.

         "SELLER-RETAINED LIABILITIES" shall mean any Liabilities arising from or relating to (i) any Former Properties, (ii) any assets, products, employees or operations of (A) any business other than the manufacturing, sale or distribution of consumer and specialty glass products at the Facilities or (B) any facilities, businesses or entities previously divested, sold or otherwise discontinued by the Companies or their predecessors, (iii) any waste materials, including but not limited to any waste water, Hazardous Substances or any product that was off-specification, damaged or otherwise unsold, that were generated or stored at and transported from any of the Facilities or Former Properties to any offsite location at any time on or before the Closing Date (but excluding, for the avoidance of doubt, any release, discharge or migration of Hazardous Substances subject to SECTION 8.2(a)(viii)), (iv) Parent's Welfare Plans, Parent's Hourly and Salaried Plans, Parent's 401(k) Plan or Parent's Retiree Plan or (v) any of the Contracts set forth in SECTION 4.16(b) of the Disclosure Schedule or the Foodservice Contracts; PROVIDED that notwithstanding clause (ii) of this definition, Seller-Retained Liabilities shall not include Liabilities for product liability claims arising out of post-Closing occurrences concerning machine-made soda lime or borosilicate bakeware or machine-made soda lime glassware (excluding, for the avoidance of doubt, handmade or lead crystal products) which (i) was manufactured at a Former Property owned or previously owned by Seller or any of its Subsidiaries or predecessors and (ii) was not sold in the Foodservice Channel.

         "STRADDLE PERIOD" shall mean any Taxable Period that includes (but does not end on) the Closing Date.

         "SUBSIDIARIES" and "SUBSIDIARY" shall mean any and all corporations, partnerships, limited liability companies and other entities with respect to which Seller, AHCGC or Newco, directly or indirectly, own securities having the power to elect a majority of the board of directors or similar body governing the affairs of such entity.

         "TARGET NET WORKING CAPITAL" shall mean the amount specified under the column "Target Amounts" in the table in Section D of SCHEDULE 1.3(b) hereof corresponding to the "Closing Period" on said schedule in which the Closing Date occurs.

         "TAX OR TAXES" shall mean, with respect to any Person, all taxes, assessments, charges, duties, fees, levies, imports or other governmental charges, including any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, stamp, occupation, customs duties, goods and services, capital stock, capital, business, franchise, profits, withholding, social security (including any social security charge or premium), unemployment, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum or estimated tax imposed by a Taxing Authority, including any interest, penalty, or addition thereto, whether disputed or not, for which such Person may be liable (including any such tax related to any other Person or entity for which such Person is liable, by contract, as transferee or successor, by law (including as a result of the application of Regulation Section 1.1502-6) or otherwise).

         "TAX AUTHORITY" and "TAXING AUTHORITY" shall mean with respect to any Tax, the government entity or "quasi governmental entity," or political subdivision thereof that imposes such Tax, and the agency (if any) charged with the collection of such Taxes for such entity or subdivision.

         "TAX PERIOD AND TAXABLE PERIOD" shall mean any period prescribed by any Taxing Authority for which a Tax Return is required to be filed or a Tax is required to be paid.

         "TAX RETURN" shall mean any return (including information return), report, notice, form, declaration, claim for refund, estimate, election, information statement or other document relating to any Tax, including any schedule or attachment thereto, and including any amendment thereof filed or to be filed with any Tax Authority.

         "TRADEMARK LICENSE AGREEMENTS" shall mean License Agreement dated May 1, 1999 between Coca-Cola Company and Anchor Hocking Consumer Glass Division, as amended pursuant to an addendum dated January 4, 2001 (including all amendments, extensions, renewals or replacements thereof) and the License Agreement dated November 9, 1999 between Disney Enterprises, Inc. and Anchor Hocking Corporation (including all amendments, extensions, renewals or replacements thereof).

         "TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT" or "TRANSACTIONS CONTEMPLATED BY THE AGREEMENT" shall include the Asset Transfers, the transactions contemplated by SECTION 4.33 hereof and the other matters contemplated by Ancillary Agreements.

         "TRANSITION EMPLOYEE" shall mean those Salaried Employees who are designated by Purchaser as Transition Employees pursuant to the provisions of
SECTION 5.10(a).

         "TRANSITION SERVICES AGREEMENT" shall mean that Transition Services Agreement entered into by and among Parent and Purchaser substantially in the form attached hereto as EXHIBIT 10.1-T.

         "WAREHOUSE AGREEMENT" shall mean the Lease Agreement between Beaver Valley Industrial Park and Anchor Hocking Glass Corporation, effective April 11, 1996 (including all amendments, extensions, renewals and replacements thereof).

         SECTION 10.2 OTHER DEFINED TERMS. The following terms shall have the meanings defined for such terms in the Sections set forth below:

       Term                                               Section
       ----                                               -------

       Accounting Expert                                  1.4
       Accounting Principles                              1.4
       Acquired Person                                    4.14
       Adjusted Division Final Stub Period
         Pro Forma Statements                             4.18(k)
       Adjusted Division 2000 and 1999 Pro
         Forma Statements                                 4.18(i)
       Adjusted Division 2001 Pro Forma
         Statements                                       4.18(j)
       Adjusted Division 2001 Quarterly Period
         Pro Forma Statements                             4.18(l)
       AH Products                                        4.14
       Antitrust Laws                                     4.4
       Appraisal                                          6.1
       Arthur Andersen                                    4.19
       Asset Drop-Down Documents                          4.26
       Asset Drop-Down Transfers                          Recitals
       Asset Transfer Documents                           4.16
       Asset Transfer Transactions                        Recitals
       Assumed Foodservice Liabilities                    4.33(c)
       Assumed Salaried Employees Liabilities             4.36
       Assumed Seller Liabilities                         4.16
       Audited Financial Statements                       2.7
       Balance Sheet                                      2.7
       Balance Sheet Date                                 2.7
       Business Internet Content                          4.9
       Canadian Asset Acquisition                         Recitals
       Canadian Purchase Price                            1.4
       Canadian Seller                                    Recitals
       Claim Notice                                       8.2
       Claiming Employee                                  8.2
       Claims                                             8.2
       Closing                                            1.5
       Closing Date                                       1.5
       Closing Date Balance Sheet                         1.4
       Closing Net Working Capital                        1.4
       Closing Payment                                    1.2
       COBRA                                              5.5
       Commitment                                         3.6
       Commitment Cure Period                             9.1
       Company or Companies                               Preamble
       Companies' Software                                2.16
       Company Benefit Plans                              2.14
       Company Pension Plan                               2.14

       Company Properties                                 2.15
       Compensation Claims                                8.2
       Competing Business                                 4.14
       Confidential Information                           4.24
       Coordinator                                        4.2
       Damages                                            8.2
       Desktop Software                                   2.16
       Direct Claim                                       8.2
       Disclosure Schedule                                2.3
       Elections                                          6.1
       ERISA Affiliate                                    2.14
       Estimated Closing Net Working Capital              1.3
       Estimated Working Capital Adjustment Amount        1.3
       Excluded Seller Assets                             4.16
       Excluded Seller Liabilities                        4.16
       Exempt Facilities                                  Exhibit 4.14(d)(i)
       Evaluation Period                                  9.1
       Final Closing Date Balance Sheet                   1.4
       Final Closing Net Working Capital                  1.4
       Final Stub Period Financial Statements             2.7
       Financing                                          3.6
       First Party                                        8.4
       Foodservice Annual Pro Forma Statements            4.18(f)
       Foodservice Assets                                 4.33(a)
       Foodservice Assets Transfer Documents              4.33
       Foodservice Contracts                              4.33(a)
       Foodservice Employees                              4.33(a)
       Foodservice Final Stub Period Pro Forma
         Statements                                       4.18(g)
       Foodservice IP Assets                              4.33(a)
       Foodservice Molds                                  4.33(a)
       Foodservice 2001 Quarterly Period Pro
         Forma Statements                                 4.18(h)
       Hourly Pension Assets                              5.2
       Hourly Pension Liabilities                         5.2
       Indemnified Party                                  8.2
       Indemnifying Party                                 8.2
       Initial Financial Statements                       2.7
       Initial Transfers                                  Recitals
       Interim Financial Statements                       2.7
       Leased Properties                                  2.15
       Licensed Software                                  2.16
       Limitation of Indemnification Notice               4.29
       Material Contracts                                 2.10
       Material Contract Notice                           4.30
       Monaca Furnace Expenses                            4.35

       Multiemployer Plan                                 2.14
       Net Working Capital                                1.3
       New Hourly and Salaried Plans                      5.2
       New Hourly Plan                                    5.2
       New Salaried Plan                                  5.2
       New 401(k) Plan                                    5.3
       Newco                                              Preamble
       1995 Transfer Agreement                            4.23
       Non-Compete Period                                 4.14
       Objection Period                                   1.4
       Off The Shelf Software                             2.16
       Operating Company                                  Preamble
       Original Purchase Agreement                        Recitals
       Outside Assets                                     2.18
       Owned Properties                                   2.15
       Owned Software                                     2.16
       Packaging                                          4.8
       Parent                                             Preamble
       Parent's Hourly and Salaried Plans                 5.2
       Parent's Hourly Plan                               5.2
       Parent's IP                                        4.8
       Parent Liabilities Notice                          4.29
       Parent's Retiree Plan                              5.4
       Parent's Salaried Plan                             5.2
       Parent's Welfare Plans                             5.5
       Parent's 401(k) Plan                               5.3
       PBGC                                               2.14
       Participate                                        4.14
       Pre-closing Material Contract                      4.30
       Property Taxes                                     8.4
       Proposed Acquisition                               4.15
       Purchase Price                                     1.2
       Purchaser                                          Preamble
       Purchaser Indemnified Parties                      8.2
       Purchaser Required Consent Notice                  4.30
       Purchaser's Welfare Plans                          5.7
       Referenced Reports                                 10.1
       Retention                                          Recitals
       Quarterly Period Financial Statements              4.18
       Reimbursement                                      8.2
       Required Consent                                   7.2
       Salaried Pension Assets                            5.2
       Salaried Pension Liabilities                       5.2
       Satisfaction Date                                  1.5
       Second Party                                       8.4
       SEC                                                4.19

       SEC Filings                                        4.19
       Section 338 Acts                                   6.1
       Section 338 Allocation                             6.1
       Section 338 Forms                                  6.1
       Section 4.33(b) Assets                             4.33(b)
       Seller                                             Preamble
       Seller Assets                                      4.16
       Seller Indemnified Parties                         8.2
       Shared Assets                                      2.18
       Shares                                             Recitals
       Share Purchase                                     Recitals
       Special Procedures Report                          4.18(f)
       Specified Seller Assets                            4.16
       Statement Notice                                   9.1
       Statement of Objections                            1.4
       Straddle Period Tax Offset                         8.4
       Subsequent Financial Statements                    2.7
       Survey                                             4.7
       Tax Benefit                                        8.2
       Tax Claim                                          8.4
       Third Party Claim                                  8.2
       Transfer Date                                      5.2
       Transfer Taxes                                     6.7
       Transition Period                                  5.10
       Untransferred Assets                               4.26
       Using Person                                       4.14
       Western Hemisphere                                 4.14
       2001 Audited Financial Statements                  2.7
       2001 Capital Budget Plan                           2.23
       2002 Capital Budget Plan                           4.27

         SECTION 10.3 OTHER INTERPRETIVE PROVISIONS. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation", such that the matters or terms that follow are by way of example and not by way of limitation. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                                  ARTICLE XI.
                               GENERAL PROVISIONS

         SECTION 11.1 EXPENSES. Except as otherwise specified in this Agreement, all out-of-pocket costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement, the Ancillary Agreements and the transactions contemplated by this Agreement and thereby shall be paid by Seller, Parent or Purchaser, as the case may be, incurring such costs and expenses, whether or not the Closing shall have occurred, it being understood that Seller and/or Parent will pay all such costs and expenses incurred by the Companies prior to the Closing Date.

         SECTION 11.2 NOTICES. Any notices or other communications required or permitted under, or otherwise in connection with this Agreement shall be in writing and shall only be effective if deemed to have been duly given when delivered in person or upon confirmation of receipt when transmitted by facsimile transmission (but only if followed by transmittal by national overnight courier or hand delivery on the next Business Day) or on receipt after dispatch by registered or certified mail, postage prepaid, addressed, or on the next Business Day if transmitted by national overnight courier, in each case as follows:

                  (a)      if to Seller or Parent:

                           Newell Rubbermaid Inc.
                           6833 Stalter Drive, Suite 101
                           Rockford, IL 61108
                           Telecopy: (815) 381-8160
                           Attention: Dale L. Matschullat
                           Vice President - General Counsel

                           with copies to:

                           Newell Rubbermaid Inc.
                           6833 Stalter Drive, Suite 101
                           Rockford, IL 61108
                           Telecopy: (815) 381-8134
                           Attention: Andrea L. Horne; and
                           Vice President - Corporate Development

                           Schiff Hardin & Waite
                           6600 Sears Tower
                           Chicago, IL  60606
                           Telecopy: (312) 258-5700
                           Attention: Frederick L. Hartmann, Jr.

                  (b)      if to Purchaser:

                           Libbey Inc.
                           300 Madison Avenue
                           P.O. Box 10060
                           Toledo, OH 43604-1561
                           Telecopy:  (419) 325-2585
                           Attention:  Mark E. Songer, Director of Corporate
                                       Development
                           with copies to:

                           Libbey Inc.
                           300 Madison Avenue
                           PO Box 10060
                           Toledo, OH 43604-1561
                           Telecopy: (419) 325-2585
                           Arthur H. Smith, Vice President and General Counsel

                           Latham & Watkins
                           233 S. Wacker Drive
                           Sears Tower, Suite 5800
                           Chicago, Illinois  60606
                           Telecopy:(312) 993-9767
                           Attention: Mark D. Gerstein

or such other address as the person to whom notice is to be given has furnished in writing to the other parties. A notice of change in address shall not be deemed to have been given until received by the addressee.

         SECTION 11.3 PUBLIC ANNOUNCEMENTS. No party to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated by this Agreement without the prior written consent of the other parties, and the parties shall cooperate as to the timing and contents of any such press release or public announcement; PROVIDED, HOWEVER, that a party may, without the prior consent of the other parties, make such press release or public announcement as may be required by Law or any listing agreement with a securities exchange if it has used all commercially reasonable efforts to consult with the other parties and to obtain such parties' consent but has been unable to do so in a timely manner. SECTION
11.4 HEADINGS; TABLE OF CONTENTS. The descriptive headings contained in this Agreement and table of contents of this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 11.5 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the greatest extent possible.

         SECTION 11.6 ENTIRE AGREEMENT. This Agreement (including all schedules, exhibits, documents, and materials hereunder referred to, as amended) and the Ancillary Agreements constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties hereto with respect to the subject matter hereof.

         SECTION 11.7 ASSIGNMENT. This Agreement may not be assigned by operation of law or otherwise by Seller, Operating Company, Parent, Newco or AHCGC without the prior written consent of Purchaser (which consent may be granted or withheld in the sole discretion of Purchaser). This Agreement may not be assigned by operation of law or otherwise by Purchaser without the prior written consent of Seller (which consent may be granted or withheld in the sole discretion of the other parties hereto), EXCEPT, Purchaser may, without prior consent of any other party hereto, transfer or assign by operation of law or otherwise this Agreement to any Affiliate or subsidiary of Purchaser, provided that in the event Purchaser assigns all or a portion of its rights and obligations under this Agreement, Purchaser hereby unconditionally and irrevocably guarantees to the other parties hereto the prompt and full discharge by such subsidiary or Affiliate of all of Purchaser's obligations under this Agreement in accordance with the terms hereof. Purchaser also hereby agrees that, if such subsidiary or Affiliate fails to perform and discharge promptly all such obligations and liabilities in accordance with such terms, Purchaser will, forthwith, perform and discharge the same. The unconditional obligation of Purchaser hereunder will not be affected, impaired or released by any termination or expiration hereof or by any extension, waiver, amendment or other circumstance whatsoever that would release a guarantor. Any attempted assignment in violation of this SECTION 11.7 shall be null and void.

         SECTION 11.8 NO THIRD PARTY BENEFICIARIES. Except as provided in
ARTICLE VIII as to indemnified parties, this Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

         SECTION 11.9 AMENDMENT. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

         SECTION 11.10 WAIVER. Any party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of any other party, (b) waive any inaccuracies in the representations and warranties of another party contained herein or in any document delivered by another party pursuant hereto or (c) waive compliance with any of the agreements or conditions of another party contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

         SECTION 11.11 GOVERNING LAW; JURISDICTION. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Illinois. All actions, proceedings, claims, counterclaims or cross-complaints in any action or other proceeding brought by any party hereto against any other party or parties hereto with respect to any matter arising out of, or in any way connected with or related to, this Agreement or any portion thereof, whether based upon contractual, statutory, tortious or other theories of liability arising out of or relating to this


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Agreement, shall be heard and determined in any federal court sitting in
Chicago, Illinois, unless there is no federal court jurisdiction, in which case the action or proceeding shall be heard and determined in any state court sitting in Chicago, Illinois, and the parties hereto hereby irrevocably submit to the jurisdiction of such courts in any such action or proceeding, IRREVOCABLY AGREE THAT ANY SUCH COURT IS A PROPER VENUE FOR ANY SUCH ACTION, and irrevocably waive the defense of an inconvenient forum. Each party irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to such party at its address specified in
SECTION 11.2. Nothing in this SECTION 11.11 shall affect the right of any party hereto to serve legal process in any other manner permitted by law. The consents to jurisdiction set forth in this Section shall not constitute general consents to service of process in the State of Illinois and shall have no effect for any purpose except as provided in this SECTION 11.11 and shall not be deemed to confer rights on any person other than the parties hereto.

         SECTION 11.12 WAIVER OF JURY TRIAL. The parties hereto hereby irrevocably waive their respective rights to trial by jury of any cause of action, claim, counterclaim or cross-complaint in any action or other proceeding brought by any party hereto against any other party or parties hereto with respect to any matter arising out of, or in any way connected with or related to, this Agreement or any portion thereof, whether based upon contractual, statutory, tortious or other theories of liability. Each party represents that it has consulted with counsel regarding the meaning and effect of the foregoing waiver of its right to a jury trial.

         SECTION 11.13 DISCLOSURE SCHEDULE. Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty (referenced by subsection) made herein unless such exception is identified in the applicable Section of the Disclosure Schedule. Any information, item or other disclosure set forth in any section, of the Disclosure Schedule shall be deemed to have been set forth in all other applicable portions thereof pertaining to ARTICLE II, if the relevance of such disclosure to such other portion is reasonably apparent from the facts specified in such disclosure. Except as provided in SECTION 8.3(G) hereof, the right to indemnification, payment of Damages or other remedy based on any of the representations, warranties, covenants and agreements herein will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation, and the waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or agreement, will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants and agreements.

         SECTION 11.14 SPECIFIC PERFORMANCE. Each of the parties acknowledges and agrees that the other party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties agrees that the other party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court having jurisdiction over the parties and the matter (subject to the provisions set forth in


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SECTION 11.11 above), in addition to any other remedy to which they may be entitled, at law or in equity.

         SECTION 11.15 COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         SECTION 11.16 CURRENCY. Except for values expressly provided otherwise, all currency amounts set forth herein are United States Dollars.

         SECTION 11.17 EFFECT ON REPRESENTATION AND WARRANTIES AND DISCLOSURE SCHEDULES. The representations and warranties of the parties as modified by this Agreement, including modifications to the associated provisions of the Disclosure Schedule, shall be deemed to have been made as of the Execution Date as if they had been set forth in the Original Purchase Agreement on the Execution Date, in lieu of the representations and warranties made under the Original Purchase Agreement on such date.




                                     E-119
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         IN WITNESS WHEREOF, Seller, Parent, Operating Company, Seller and
Purchaser have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.



                                    NEWELL HOLDINGS DELAWARE
                                    (f/k/a Anchor Hocking Corporation)


                                    By:      /s/   Andrea L. Horne
                                             -----------------------------------
                                             Name:  Andrea L. Horne
                                             Title:    VP Corporate Development

                                    NEWELL RUBBERMAID INC.


                                    By:      /s/   Andrea L. Horne
                                             -----------------------------------
                                             Name:  Andrea L. Horne
                                             Title:    VP Corporate Development


                                    NEWELL OPERATING COMPANY


                                    By:      /s/   Andrea L. Horne
                                             -----------------------------------
                                             Name:  Andrea L. Horne
                                             Title:    VP Corporate Development


                                    ANCHOR HOCKING INC.
                                    (f/k/a Menagerie Corporation)


                                    By:      /s/   Andrea L. Horne
                                             -----------------------------------
                                             Name:  Andrea L. Horne
                                             Title:    VP Corporate Development


                                    LIBBEY INC.


                                    By:      /s/  Arthur H. Smith
                                             -----------------------------------
                                             Name:  Arthur H. Smith
                                             Title:    VP General Counsel


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